Exhibit 10.2

Execution Version
SIXTH AMENDMENT AND WAIVER TO TERM LOAN AND
SECURITY AGREEMENT
This Sixth Amendment and Waiver to Term Loan and Security Agreement (“Agreement”), dated as of December 27, 2024 (the “Effective Date”), is entered into by and between Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Colossus, and HM, “Guarantors” and each individually a “Guarantor” and together with the Borrower, collectively, the “Credit Parties”, and each a “Credit Party”), Lafayette Square Loan Servicing, LLC, as agent for the Lenders (“Agent”), and the Lenders party hereto.
RECITALS:
WHEREAS, the Borrower, the Guarantors, Lenders and Agent entered into that certain Term Loan and Security Agreement dated as of December 3, 2021, as amended by the First Amendment to Term Loan and Security Agreement dated as of February 3, 2022, the Second Amendment to Term Loan and Security Agreement dated as of July 28, 2022, the Third Amendment to Term Loan and Security Agreement dated as of January 9, 2023, the Fourth Amendment to Term Loan and Security Agreement dated as of October 3, 2023, and the Fifth Amendment to Term Loan and Security Agreement dated as of October 15, 2024 and effective as of June 30, 2024 (the “Existing Loan Agreement”; the Existing Loan Agreement as may be further amended, supplemented, or otherwise modified from time to time, including by this Agreement, the “Loan Agreement”);
WHEREAS, certain Events of Default have occurred and are continuing under (a) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to maintained minimum Consolidated EBITDA of not less than $5,000,000 for the four (4) Fiscal Quarters ended September 30, 2024 as required under Section 6.5(d) (Minimum Consolidated EBITDA) of the Existing Loan Agreement, (b) Section 10.11 (Cross Default to other Indebtedness) of the Existing Loan Agreement as a result of the occurrence of Events of Default under (1) Section 10.01(b) of the ABL Credit Agreement due to the failure of the Credit Parties to maintain minimum EBITDA of not less than $5,000,000 for the twelve-month period ended September 30, 2024 as required under Section 9.04 (Minimum EBITDA) of the ABL Credit Agreement and (2) Section 10.01(o) of the ABL Credit Agreement due the Events of Default under the Loan Agreement set forth herein, and (c) the breach of the representation and warranty in Section 5.7(b) (Material Adverse Effect; No Default) of the Existing Loan Agreement as a result of the foregoing (such Events of Default, the “Existing Events of Default”);

WHEREAS, the Credit Parties have requested that Agent and Lenders waive the Existing Events of Default and amend the Existing Loan Agreement as set forth herein;

WHEREAS, the Borrower has requested that the Sixth Amendment Term Loan Lender (as defined below) provide the Sixth Amendment Term Loan (as defined below) with the proceeds of such Sixth Amendment Term Loan to be used to (i) fund the Interest Reserve in an amount equal to $2,000,000 and (ii) make prepayments on the Notes (as defined in the ABL Credit Agreement) under the ABL Credit Agreement in an amount equal to $4,000,000 on Sixth Amendment Date;

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WHEREAS, Agent and Lenders are willing to waive the Existing Events of Default and amend the Existing Loan Agreement and the Sixth Amendment Term Loan Lender has agreed to provide the Sixth Amendment Term Loan, subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Agent, and the Lender party hereto hereby agree as follows:
1.Same Terms. The capitalized terms used in this Agreement and not defined herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.
2.Acknowledgement and Sixth Amendment Term Loan. The Credit Parties agree that, on the date hereof and immediately prior to the effectiveness of this Amendment, the Credit Parties are indebted to Lenders and Agent under the Existing Loan Agreement in the aggregate principal amount of $28,371,235.57 with respect to the Term Loans (collectively, the “Existing Term Loans”), plus continually accruing interest and all fees, costs, and expenses, including reasonable and documented attorneys’ fees, incurred through the date hereof, required to be paid by the Credit Parties under the Loan Agreement and the Other Documents. The Lender party hereto (the “Sixth Amendment Term Loan Lender”) agrees, on the terms and subject to the conditions set forth herein, to lend to the Borrower on the Effective Date, an amount equal to its Sixth Amendment Term Loan Commitment Percentage of the Sixth Amendment Term Loan Amount (the Term Loans extended thereunder, the “Sixth Amendment Term Loan”). The Sixth Amendment Term Loan shall be deemed to be made in addition to the Existing Term Loans and not in repayment thereof. After giving effect to the extension and incurrence of the Sixth Amendment Term Loan, the Credit Parties hereby acknowledge and agree that the principal amount of the Term Loans outstanding under the Loan Agreement on the Effective Date shall be $34,371,235.57, in the aggregate, and shall be held, as of the Effective Date, by each Lender in the applicable percentages set forth on Schedule 1.2(b) to the Loan Agreement.
3.Fees and Expenses. The Credit Parties agree to pay or reimburse Agent for all fees owing to Agent and all fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with the preparation, negotiation and execution of this Agreement.
4.Waiver. Subject to the terms and conditions set forth herein, Agent and the Lender party hereto hereby waive (i) the Existing Events of Default, (ii) the payment of interest at the Default Rate in connection with the Existing Events of Default, and (iii) any increase in the Applicable Margin in connection with the Existing Events of Default. The waiver pursuant to this Section 4 is limited to its express terms. The execution, delivery and effectiveness of the waiver set forth herein shall not operate as a waiver of any other right, power or remedy of the parties to the Loan Agreement or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The execution, delivery and effectiveness of this waiver shall not imply in any manner that a similar waiver would be agreed to by Agent with respect to any future Default, Event of Default, breach or default under the Loan Agreement, and Agent expressly reserves the right to exercise all of its rights, powers, privileges and remedies authorized or permitted under the Loan Agreement or any Other Document, or available at law, equity or otherwise, in connection with any such future Default, Event of Default, breach or default. No consent described herein shall be construed as establishing a course of conduct on the part of Agent and Lenders upon which the Credit Parties may rely at any time in the future. Each Credit Party expressly waives any right to assert any claim to such effect at any time.
5.Amendments to Existing Loan Agreement. The Borrower, each Guarantor, Agent, and Lenders hereby agree that, upon the satisfaction or waiver of the conditions to effectiveness set forth in Section 9, (a) the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-
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underlined text) as set forth in the Loan Agreement attached as Annex A hereto and (b) Schedule 1.2(b) to the Existing Loan Agreement is hereby amended and restated with Schedule 1.2(b) attached to this Amendment.
6.Ratification. Except as expressly provided herein, each Credit Party hereby (a) ratifies the Obligations and each of the Loan Agreement and the Other Documents to which it is a party, and agrees and acknowledges that the Loan Agreement and each of the Other Documents to which it is a party shall continue in full force and effect after giving effect to this Agreement; (b) ratifies and confirms that the security instruments executed by each Credit Party, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Loan Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (after giving effect to this Agreement). Except as expressly provided herein, nothing in this Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or Lenders created by or contained in any of such documents nor is any Credit Party released from any covenant, warranty or obligation created by or contained therein.
7.Representations and Warranties. Each Credit Party hereby represents and warrants to Agent that; (a) this Agreement has been duly authorized, executed, and delivered by each Credit Party; (b) no action of, or filing with, any Governmental Body is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each Credit Party of this Agreement; (c) the Loan Agreement and the Other Documents, as amended by this Agreement, are valid and binding upon each Credit Party and are enforceable against each such Credit Party, in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Credit Party of this Agreement does not require the consent of any other Person, except for any consent that has been duly obtained, and do not and will not constitute a violation of any laws, agreements, or understandings to which each such Credit Party is a party or by which each such Credit Party is bound; (e) after giving effect to this Agreement, all representations and warranties in the Loan Agreement and the Other Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Agreement, no Default or Event of Default exists.
8.Release. In consideration of Agent and Lenders’ agreements herein, each Credit Party hereby (a) releases, acquits and forever discharges Agent, each Lender and each of their respective agents, employees, officers, directors, partners, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that such Credit Party may have or claim to have now against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Advances, the Loan Agreement or the Other Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Agreement (the “Released Claims”) and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.
9.Conditions to Effectiveness. The transactions contemplated by this Agreement shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Agent:
(a)Agreement. Agent receives a fully executed copy of this Agreement;
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(b)ABL Fourth Amendment. Agent receives a fully executed copy of the ABL Fourth Amendment (as defined below);
(c)Prepayment of Revolving Credit Advances. The Credit Parties shall have made a principal payment on the Notes (as defined in the ABL Credit Agreement) in an amount not less than $1,000,000 on the date hereof, provided that the Credit Parties shall not use proceeds of the Term Loan to make such payment.
(d)Fees and Expenses. Agent receives all fees payable to Agent and Lenders on or prior to the Effective Date, including under Section 3 hereof;
(e)Representations and Warranties. All representations and warranties set forth in this Agreement are true and correct in all material respects as set forth in Section 7 above; and
(f)Certificates of each Credit Party. Agent receives certificate from the Secretary or Assistant Secretary of each Credit Party, in form and substance reasonably satisfactory to Agent: (i) attesting to the resolutions of such Credit Party’s Board of Directors or similar governing body authorizing its execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and such other items and documents as Agent shall reasonably request, (ii) authorizing specific officers of such Credit Party to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of such Credit Party.
10.Consent to the ABL Fourth Amendment.  Pursuant to Section 6.1 of the Intercreditor Agreement, Agent consents to the entry by the Credit Parties into that certain Fourth Amendment to Credit Agreement (the “ABL Fourth Amendment”) dated the date hereof by and among the Credit Parties and East West Bank pursuant to which, among other things, the Credit Parties and East West Bank agree (1) that the Credit Parties shall make prepayments on the Notes (as defined in the ABL Credit Agreement) under the ABL Credit Agreement equal to $5,000,000, consisting of (a) $4,000,000 from the proceeds of Sixth Amendment Term Loan and (b) $1,000,000 as the Credit Parties’ out-of-pocket prepayment, on the date hereof, (2) such prepayment shall permanently reduce the Commitment (as defined in the ABL Credit Agreement) to $5,000,000, and (3) to amend certain financial covenants set forth in Article IX of the ABL Credit Agreement. The prepayment requirements set forth in this Section 10 supersede and replaces the prepayment requirements set forth in Section 8 of that certain Fifth Amendment to Term Loan and Security Agreement dated as of the Fifth Amendment Closing Date among the Credit Parties, Agent and Lenders (the “Existing Prepayment Provisions”) and the Existing Prepayment Provisions shall no longer be in effect.
11.Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.
12.References to the Loan Agreement. Upon the effectiveness of this Agreement, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein, and (b) each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein.
13.Effect. The Agreement is one of the Other Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Loan Agreement, or (b) to prejudice any right or rights which Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, as amended hereby, or any of the other documents referred to herein or therein.
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14.ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
15.Governing Law. This Agreement, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the Effective Date.
BORROWER:
DIRECT DIGITAL HOLDINGS, LLC

By:    /s/ Keith Smith
Name: Keith Smith
Title: President
GUARANTORS:
DIRECT DIGITAL HOLDINGS, INC.

By:    /s/ Keith Smith
Name: Keith Smith
Title: President
COLOSSUS MEDIA, LLC

By:    /s/ Keith Smith
Name: Keith Smith
Title: President
HUDDLED MASSES LLC

By:    /s/ Keith Smith
Name: Keith Smith
Title: President
ORANGE142, LLC

By:    /s/ Keith Smith
Name: Keith Smith
Title: President

Signature Page to
Sixth Amendment and Waiver to Term Loan and Security Agreement

AGENT:

LAFAYETTE SQUARE LOAN SERVICING, LLC
By:    /s/ Damien Dwin
Name: Damien Dwin
Title: Chief Executive Officer

Signature Page to
Sixth Amendment and Waiver to Term Loan and Security Agreement

LENDER: LAFAYETTE SQUARE USA, INC., as a Lender By: /s/ Damien Dwin Name: Damien Dwin Title: Chief Executive Officer

Signature Page to
Sixth Amendment and Waiver to Term Loan and Security Agreement

ANNEX A
[SEE ATTACHED]

Annex A to ~~Fifth~~Sixth Amendment to Term Loan and Security Agreement
dated as of ~~October 15~~December 27, 2024

TERM LOAN AND SECURITY AGREEMENT
LAFAYETTE SQUARE LOAN SERVICING, LLC
(AS AGENT)
THE LENDERS PARTY HERETO
(AS LENDERS)
WITH
DIRECT DIGITAL HOLDINGS, LLC
(AS A BORROWER),
ANY PERSON JOINED HERETO AS A BORROWER FROM TIME TO TIME
AND
CERTAIN SUBSIDIARIES OF BORROWERS PARTY HERETO
(AS GUARANTORS)
December 3, 2021

Page
Page
I.    DEFINITIONS.    1
1.1    Accounting Terms    1
1.2    Defined Terms    2
1.3    Uniform Commercial Code Terms    47
1.4    Certain Matters of Construction    ~~47~~48
1.5    Early Opt-In Election    48
II.    ADVANCES, PAYMENTS.    49
2.1    Term Loans    49
2.2    Repayment of Advances    ~~51~~52
2.3    [Reserved]    ~~51~~52
2.4    Statement of Account    52
2.5    Additional Payments    ~~52~~53
2.6    Manner of Borrowing and Payment    ~~52~~53
2.7    Mandatory Prepayments    53
2.8    Use of Proceeds    ~~54~~55
2.9    Defaulting Lender    ~~55~~56
2.10    Joint and Several Liability, Waivers, etc    ~~56~~57
III.    INTEREST AND FEES.    ~~58~~59
3.1    Interest    ~~58~~59
3.2    [Reserved]    59
3.3    ~~[Reserved]~~Exit Fee    ~~59~~60
3.4    Fee Letter    ~~59~~60
3.5    Computation of Interest and Fees    ~~59~~60
3.6    Maximum Charges    ~~59~~60
3.7    Increased Costs    ~~59~~60
3.8    Benchmark Replacement Setting    ~~60~~61
3.9    Capital Adequacy    ~~61~~63
3.10    Taxes    ~~62~~63
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3.11    Replacement of Lenders    ~~66~~67
IV.    COLLATERAL: GENERAL TERMS.    ~~67~~68
4.1    Security Interest in the Collateral    ~~67~~68
4.2    Creation and Perfection of Security Interest    ~~67~~68
4.3    [Reserved]    ~~68~~70
4.4    Preservation of Collateral    ~~68~~70
4.5    Ownership of Collateral    ~~69~~70
4.6    Defense of Agent’s and Lenders’ Interests    ~~69~~71
4.7    Books and Records    ~~70~~71
4.8    Financial Disclosure    ~~70~~71
4.9    Compliance with Laws    ~~70~~72
4.10    Inspection of Premises    ~~70~~72
4.11    Insurance    ~~71~~72
4.12    Failure to Pay Insurance    ~~72~~73
4.13    Payment of Taxes    ~~72~~73
4.14    Payment of Leasehold Obligations    ~~72~~73
4.15    Receivables    ~~72~~74
4.16    Pledge of Personal Property Assets    ~~75~~76
4.17    Maintenance of Equipment    ~~75~~77
4.18    Exculpation of Liability    ~~76~~77
4.19    Environmental Matters    ~~76~~77
4.20    Financing Statements    ~~77~~78
4.21    Key Executive Policy    ~~77~~78
V.    REPRESENTATIONS AND WARRANTIES.    ~~77~~79
5.1    Organization; Requisite Power and Authority; Qualification    ~~78~~79
5.2    Equity Interests and Ownership    ~~78~~79
5.3    Due Authorization    ~~78~~79
5.4    No Conflict    ~~78~~79
5.5    Governmental Consents    ~~79~~80
5.6    Binding Obligations    ~~79~~80
5.7    No Material Adverse Effect; No Default    ~~79~~80
5.8    Tax Returns    ~~79~~80
5.9    Financial Statements    ~~79~~80
5.10    Information Regarding the Credit Parties and their Subsidiaries    ~~80~~81

(continued)
Page

5.11    Environmental Matters; O.S.H.A    ~~80~~82
5.12    Solvency; No Litigation, Violation, Indebtedness or Default    ~~81~~82
5.13    Patents, Trademarks, Copyrights and Licenses    ~~82~~83
5.14    Licenses, Permits and Other Approvals    ~~82~~84
5.15    Default of Indebtedness    ~~83~~84
5.16    No Default    ~~83~~84
5.17    No Burdensome Restrictions    ~~83~~84
5.18    No Labor Disputes    ~~83~~84
5.19    Margin Regulations    ~~83~~84
5.20    Investment Company Act    ~~84~~85
5.21    Disclosure    ~~84~~85
5.22    Delivery of Certain Documents    ~~84~~85
5.23    Swaps    ~~84~~85
5.24    Immaterial Subsidiaries    ~~84~~85
5.25    [Reserved]    ~~84~~85
5.26    Business and Property of Credit Parties    ~~84~~86
5.27    Insurance    ~~85~~86
5.28    [Reserved]    ~~85~~86
5.29    Anti-Terrorism Laws; Anti-Corruption Laws    ~~85~~86
5.30    Trading with the Enemy    ~~86~~87
5.31    [Reserved]    ~~86~~87
5.32    [Reserved]    ~~86~~87
5.33    Eligible Worker Solutions    ~~86~~87
5.34    Data Privacy and Security    ~~86~~87
5.35    Small Business Administration Documents    ~~87~~88
5.36    Small Business Concern    ~~87~~88
5.37    Canadian Subsidiary    ~~87~~88
5.38    Survival of Representations and Warranties    ~~87~~88
VI.    AFFIRMATIVE COVENANTS.    ~~88~~89
6.1    Lender Meetings    ~~88~~89
6.2    Conduct of Business and Maintenance of Existence and Assets    ~~88~~89
6.3    Violations    ~~88~~89
6.4    Government Receivables    ~~88~~89
6.5    Financial Covenants    ~~88~~89
6.6    Execution of Supplemental Instruments    ~~89~~90

(continued)
Page

6.7    Payment of Indebtedness    ~~89~~90
6.8    Real Property Collateral    90
6.9    Federal Securities Laws    ~~91~~92
6.10    Exercise of Rights    ~~91~~92
6.11    [Reserved]    ~~91~~92
6.12    Additional Subsidiaries    ~~91~~92
6.13    [Reserved]    ~~92~~93
6.14    Sanctions and Anti-Corruption Matters    ~~92~~93
6.16    Post-Closing Deliveries    ~~93~~94
VII.    NEGATIVE COVENANTS.    ~~94~~95
7.1    Merger, Consolidation, Acquisition and Sale of Assets    ~~94~~95
7.2    Creation of Liens    ~~95~~96
7.3    No Further Negative Pledges    97
7.4    Investments    ~~97~~98
7.5    Sale and Lease-Backs    ~~98~~99
7.6    [Reserved]    ~~98~~99
7.7    Restricted Payments    ~~98~~99
7.8    Indebtedness    ~~99~~100
7.9    Nature of Business    ~~99~~100
7.10    Transactions with Affiliates    ~~99~~100
7.11    Burdensome Agreements    ~~100~~101
7.12    [Reserved]    ~~100~~101
7.13    Fiscal Year and Accounting Changes    ~~100~~101
7.14    [Reserved]    ~~100~~101
7.15    Amendment of Governing Documents    ~~100~~101
7.16    Compliance with ERISA    101
7.17    Prepayment of Indebtedness    ~~101~~102
7.18    Anti-Terrorism Laws    ~~101~~102
7.19    Membership/Partnership Interests    102
7.20    Trading with the Enemy Act    ~~102~~103
7.21    Management Agreement; Management Fees    ~~102~~103
7.22    Other Agreements    ~~102~~103
7.23    Canadian Subsidiary    ~~102~~103
7.24    [Reserved]    103

(continued)
Page

VIII.    CONDITIONS PRECEDENT.    103
8.1    Conditions to Initial Advances    103
8.2    Conditions to Delayed Draw Term Loans    ~~106~~107
IX.    INFORMATION AS TO CREDIT PARTIES.    ~~107~~108
9.1    Information Regarding Credit Parties    ~~107~~108
9.2    ~~[Reserved]    107~~Cash Flow Forecasts    108
9.3    [Reserved]    ~~107~~108
9.4    Litigation, etc    ~~107~~108
9.5    Material Occurrences    ~~107~~108
9.6    Management Discussion and Analysis    ~~108~~109
9.7    Annual Financial Statements    ~~108~~109
9.8    Quarterly Financial Statements    ~~108~~109
9.9    Monthly Financial Statements    ~~109~~110
9.10    Acquired Intellectual Property    ~~109~~110
9.11    Additional Information    ~~109~~110
9.12    Projections    ~~110~~111
9.13    Small Business Administration    ~~110~~111
9.14    Notice of Suits, Adverse Events    ~~110~~111
9.15    ERISA Notices and Requests    ~~110~~111
9.16    [Reserved]    ~~111~~112
9.17    Board Observation Rights    ~~111~~112
X.    EVENTS OF DEFAULT.    ~~111~~112
10.1    Nonpayment    ~~111~~112
10.2    Breach of Representation    ~~111~~112
10.3    Noncompliance    ~~112~~113
10.4    Reserved    ~~112~~113
10.5    Judgments and Attachments    ~~112~~113
10.6    Criminal Proceeding    ~~112~~113
10.7    Bankruptcy    ~~112~~113
10.8    Inability to Pay    ~~113~~114
10.9    Government Settlement    ~~113~~114
10.10    Material Adverse Change    ~~113~~114
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Page

10.11    Cross Default to other Indebtedness    ~~113~~114
10.12    Breach of Guarantee    ~~114~~115
10.13    Change of Control    ~~114~~115
10.14    Invalidity    ~~114~~115
10.15    Seizures    ~~114~~115
10.16    Operations    ~~114~~115
10.17    Pension Benefit Plans    ~~114~~115
10.18    Anti-Terrorism Laws    ~~114~~115
10.19    Invalidity of Intercreditor Agreement or Subordination Provisions    ~~115~~116
XI.    LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT, ETC.    ~~116~~117
11.1    Rights and Remedies    ~~116~~117
11.2    Agent’s Discretion    ~~118~~119
11.3    Setoff    ~~118~~119
11.4    Rights and Remedies not Exclusive    119
11.5    Allocation of Payments After Event of Default    ~~119~~120
XII.    WAIVERS AND JUDICIAL PROCEEDINGS.    120
12.1    Waiver of Notice    120
12.2    Delay    ~~120~~121
12.3    Jury Waiver    ~~120~~121
XIII.    EFFECTIVE DATE AND TERMINATION.    ~~120~~121
13.1    Term    ~~120~~121
13.2    Termination    ~~120~~121
13.3    Revival and Reinstatement of Obligations    ~~121~~122
XIV.    REGARDING AGENT.    ~~121~~122
14.1    Appointment    ~~121~~122
14.2    Nature of Duties    ~~122~~123
14.3    Lack of Reliance on Agent and Resignation    ~~122~~123
14.4    Certain Rights of Agent    ~~123~~124
14.5    Reliance    ~~123~~124
14.6    Notice of Default    124
14.7    Indemnification    ~~124~~125

(continued)
Page

14.8    Agent in its Individual Capacity    ~~124~~125
14.9    Delivery of Documents    ~~124~~125
14.10    Borrowers’ Undertaking to Agent    ~~124~~125
14.11    No Reliance on Agent’s Customer Identification Program    125
14.12    Other Agreements    ~~125~~126
14.13    Erroneous Payment    ~~125~~126
XV.    MISCELLANEOUS.    ~~126~~127
15.1    Governing Law    ~~126~~127
15.2    Entire Understanding    ~~127~~128
15.3    Successors and Assigns; Participations; New Lenders    ~~128~~129
15.4    Application of Payments    ~~131~~132
15.5    Indemnity    ~~131~~132
15.6    Notice    ~~132~~133
15.7    Survival    ~~134~~135
15.8    Severability    ~~134~~135
15.9    Expenses    ~~134~~135
15.10    Injunctive Relief    ~~135~~136
15.11    Damages    ~~135~~136
15.12    Captions    ~~135~~136
15.13    Counterparts, etc    ~~135~~136
15.14    Construction    ~~135~~136
15.15    Confidentiality; Sharing Information    ~~135~~136
15.16    PUBLICITY    ~~137~~138
15.17    Certifications From Banks and Participants; USA PATRIOT Act    ~~137~~138
15.18    Borrowing Agency Provisions    ~~138~~139
XVI.    GUARANTY AND SURETYSHIP AGREEMENT.    ~~138~~139
16.1    Guaranty and Suretyship Agreement    ~~138~~139
16.2    Guaranty of Payment and Not Merely Collection    139
16.3    Guarantor and Suretyship Waivers    ~~139~~140
16.4    Repayments or Recovery from Agent or Lenders    ~~140~~141
16.5    Enforceability of Obligations    ~~140~~141
16.6    Guaranty Payable upon Event of Default; Remedies    141
16.7    Waiver of Subrogation    ~~141~~142
16.8    Continuing Guaranty and Suretyship Agreement    ~~141~~142

(continued)
Page

16.9    General Limitation on Guarantee Obligations    142
16.10    Right of Contribution    ~~142~~143
16.11    Intercreditor Agreement    ~~142~~143

(continued)
Page

List of Exhibits and Schedules
Exhibits
Exhibit A    Eligible Worker Solutions
Exhibit B    Form of Transfer Supplement
Exhibit C    Form of Compliance Certificate
Exhibit D    Worker Solutions Certificate
Exhibit E    Key Performance Indicators
Exhibit F-1    Form of Closing Date Term Note
Exhibit F-2    Form of Delayed Draw Term Loan Note
Exhibit G    Form of Joinder
Exhibit H    Form of Financial Condition Certificate

Schedules
Schedule 1.2(b)    Term Loan Commitment Percentages
Schedule 1.2(c)    Commercial Tort Claims
Schedule 4.5    Chief Executive Office; Equipment and Inventory Locations
Schedule 4.15(h)    Deposit and Investment Accounts
Schedule 5.1    Jurisdictions of Organization and Good Standing
Schedule 5.2(a)    Equity Interests and Ownership
Schedule 5.2(b)    Subsidiaries
Schedule 5.8(d)    Pension Benefit Plan
Schedule 5.10    Information Regarding the Credit Parties and their Subsidiaries
Schedule 5.13    Intellectual Property
Schedule 5.26    Liabilities, Assets and Activities
Schedule 5.27    Insurance
Schedule 7.2    Existing Liens
Schedule 7.4    Existing Investments
Schedule 7.8    Existing Indebtedness
Schedule 7.10    Transactions with Affiliates

(continued)
Page

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TERM LOAN AND SECURITY AGREEMENT
Term Loan and Security Agreement dated as of December 3, 2021 among DIRECT DIGITAL HOLDINGS, LLC, a Texas limited liability company (“DDH”, together with any Person joined as a party to this Agreement as a “Borrower” in accordance with Section 6.12 hereof, and all of their respective permitted successors and assigns, the “Borrowers”), the Guarantors party hereto (together with the Borrowers, the “Credit Parties” and each a “Credit Party”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually, a “Lender”) and LAFAYETTE SQUARE LOAN SERVICING, LLC (“Lafayette Square”), as agent for Lenders (Lafayette Square, in such capacity, “Agent”).
IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Credit Parties, Lenders and Agent hereby agree as follows:
I.    DEFINITIONS.
1.1    Accounting Terms.
(a)    Except as otherwise expressly provided herein, all accounting terms used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Agent and Lenders pursuant to Sections 9.7, 9.8 and 9.9 shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth in this Agreement or any Other Document, and Borrowing Agent shall object in writing to determining compliance based on such change or Agent shall otherwise require, then Agent and Borrowing Agent shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP, provided that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Sections 9.7, 9.8 and 9.9 as to which no such objection has been made and the Credit Parties shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to the Credit Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.
(b)    Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 6.5 shall be made on a Pro Forma Basis.
(c)    Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein,

Indebtedness of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(d)    [Reserved].
(e)    To the extent a Fiscal Year or Fiscal Quarter of DDH (or DDH Holdings if applicable) ends on a date that is not a calendar year or calendar quarter end, references herein to a Fiscal Year or Fiscal Quarter ending on March 31, June 30, September 30 or December 31 shall be deemed to refer to the Fiscal Year or Fiscal Quarter most recently ending on or about such date.
1.2    Defined Terms. For purposes of this Agreement the following terms shall have the following meanings:
“ABL Amendment” shall have the meaning set forth in Section 6.16(e) hereof.
“ABL Credit Agreement” shall mean (a) that certain Credit Agreement dated as of July 7, 2023 among DDH, certain Subsidiaries thereof, and ABL Lender, as such agreement has been amended and may hereafter be amended, restated or otherwise modified in accordance with the Intercreditor Agreement, and (b) any Replacement ABL Credit Agreement entered into subsequent to the Fifth Amendment Closing Date.
“ABL Lender” shall mean (a) East West Bank, a California bank, and any successors and assigns to the extent permitted pursuant to the Intercreditor Agreement, or (b) any lender under a Replacement ABL Credit Agreement.
“ABL Loan Documents” shall mean any and all notes, agreements, documents, instruments now or at anytime evidencing, securing, guarantying or otherwise executed and delivered in connection with the ABL Credit Agreement, as the same may be amended, restated, supplemented or modified in accordance with the Intercreditor Agreement, including all “Loan Documents” as defined in the ABL Credit Agreement.
“ABL Obligations” shall mean the liabilities and Indebtedness of the Credit Parties outstanding under the ABL Credit Agreement from time to time, including the “Obligations” under and as defined in the ABL Credit Agreement in effect on the date hereof.
“Accountants” shall have the meaning set forth in Section 9.7 hereof.
“Acquisition” shall mean, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquisition Documents” shall mean, with respect to any Acquisition, the purchase agreement and all material other agreements related to such Acquisition, in each case as amended in conformity with the terms of this Agreement.
“Adjusted Term SOFR” shall mean for purposes of any calculation, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) equal to Term SOFR for such calculation plus the Term SOFR Adjustment; provided, that if Term SOFR is less than one percent (1%) per annum at any time, Adjusted Term SOFR at such time shall be equal to the Floor.
“Advances” shall mean and include each advance of the Term Loans.
“Adverse Proceeding” shall mean any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Body, whether pending, threatened in writing against any Credit Party or any of its Subsidiaries or any material property of any Credit Party or any of its Subsidiaries.
“Affiliate” of any Person shall mean any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such the Person specified.
“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and permitted assigns.
“Agreement” shall mean this Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“ALTA” shall mean American Land Title Association.
“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery and any regulation, order or directive promulgated, issued or enforced pursuant to such Applicable Laws, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by OFAC (as any of the foregoing Applicable Laws may from time to time be amended, modified, supplemented, renewed, extended, or replaced).
“Applicable Laws” shall mean all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Bodies and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” shall mean (a) as of the Second Amendment Date and through and including the date on which the quarterly financial statements of the Credit Parties on a Consolidated Basis required under Section 9.8 hereof for the fiscal quarter ending June 30, 2022 are delivered, the margin corresponding to Level V below (the date of such delivery, the “Initial Adjustment Date”), and (b) effective on the first day of the month following receipt by Agent of the quarterly financial statements of the Credit Parties on a Consolidated Basis and related Compliance Certificate required under Section 9.8 hereof for the fiscal quarter ending subsequent to the Initial Adjustment Date (such first day of the applicable month, an “Adjustment Date”), the Applicable Margin for the Term Loans shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Consolidated Total Leverage Ratio for the trailing four quarter period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date:

Level	Consolidated Total Leverage Ratio	Applicable Margin
I	Less than or equal to 1.00 to 1.00	7.00%
II	Greater than 1.00 to 1.00 and less than or equal to 1.50 to 1.00	7.50%
III	Greater than 1.50 to 1.00 and less than or equal to 2.00 to 1.00	8.00%
IV	Greater than 2.00 to 1.00 and less than or equal to 2.50 to 1.00	8.50%
V	Greater than 2.50 to 1.00 and less than or equal to 3.00 to 1.00	9.00%
VI	Greater than 3.00 to 1.00 and less than or equal to 3.50 to 1.00	9.50%
VII	Greater than 3.50 to 1.00	10.00%

If the Credit Parties shall fail to deliver the financial statements, certificates and/or other information required under Sections 9.7 or 9.8 hereof by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the Consolidated Total Leverage Ratio reflected in such statements. Notwithstanding anything to the contrary set forth herein, immediately and automatically upon the occurrence and continuation of any Event of Default, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Consolidated Total Leverage Ratio reflected on the most recently delivered financial statements and Compliance Certificate delivered by the Credit Parties to Agent pursuant to Section 9.7 or 9.8 hereof (as applicable). Any increase in interest rates payable by the Credit Parties under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Sections 9.7 or 9.8 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof.
If, as a result of any restatement of, or other adjustment to, the financial statements of the Credit Parties or for any other reason, Agent determines in its Permitted Discretion that (a) the Consolidated Total Leverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Consolidated Total Leverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Consolidated Total Leverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and the Credit Parties shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the Consolidated Total Leverage Ratio would have resulted in a lower interest rate for such period, then Agent shall, upon such determination, notify DDH of the amount of interest over-paid and the Borrowers shall be entitled to a credit (which shall be applied to future accrued interest) from the Lenders who were Lenders that held the Loans during the relevant period and continue to hold Loans on the date Agent made such determination in an amount equal to any such excess interest paid to such Lender; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Consolidated Total Leverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by the Credit Parties pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.
“Asset Sale” shall mean a sale, lease, Sale and Leaseback Transaction, assignment, conveyance, exclusive license (as licensor), Securitization Transaction, transfer or other disposition to, or any exchange of property with, any non-Credit Party Person, in one transaction or a series of transactions, of all or any part of any Credit Party or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of DDH or any Subsidiary of DDH, provided that “Asset Sales” shall not include any (a) dispositions of surplus, obsolete or worn out property or property in the ordinary course of business; (b) dispositions of inventory sold, and Intellectual Property licensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (d) dispositions of Cash Equivalents in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to any third parties in the ordinary course of business that do not interfere in any material respect with the business of Borrower or any of its Subsidiaries; (f) any Redemption/Exchange Transactions; and (g) any transactions consummated pursuant to the Warrant Tender Offer.
“Attributable Principal Amount” shall mean (a) in the case of Capital Leases, the amount of Capital Lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.
“Authority” shall have the meaning set forth in Section 4.19(c).
“Authorized Officer” shall mean, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Sections 8.1(c) and (d), any secretary or assistant secretary.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Section 3.8 hereof from the Interest Period options available to the Borrowers.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8(a) hereof.

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:
(a)    Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by Agent and the Borrowing Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all the purposes of this Agreement and the Other Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrowing Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8 hereof and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8 hereof.
“Borrower” and “Borrowers” shall mean DDH and each other Person joined as a party to this Agreement as a “Borrower” in accordance with Sections 6.12 hereof, and all of their respective permitted successors and assigns.
“Borrowers’ Account” shall have the meaning set forth in Section 2.4.
“Borrowing Agent” shall mean DDH.
“Business Day” shall mean any day other than Saturday or Sunday, a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York or legal holiday on which Agent is not open for business in its main office in New York.
“Capital Expenditures” shall mean, for any period of determination, expenditures made or liabilities incurred during such period for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year (including, for the purpose of clarity, the total principal portion of Capitalized Lease Obligations paid in such period), which, in accordance with GAAP, would be classified as capital expenditures, but excluding (a) any such expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition or (b) Permitted Acquisitions; provided that, for purposes hereof, Capital Expenditures shall be calculated net of the value of any property traded-in or exchanged in connection with any such expenditure.
“Capital Lease” shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any property by such Person as a lessee that, in conformity with GAAP (subject to Section 1.1), is or should be accounted for as a capital lease on the balance sheet of such Person.

“Capitalized Lease Obligation” shall mean any obligation under a Capital Lease.
“Cash Equivalents” shall mean, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank that is organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
“Change of Control” shall mean:
(a)    with respect to DDH Holdings, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of DDH Holdings (determined on a fully diluted basis) other than (i) by the sale of the Borrower’s equity securities in a public offering, a private placement or to venture capital or private equity investors so long as the Borrower identifies to Agent the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Agent a description of the material terms of the transaction and (ii) by increases or decreases in the beneficial ownership of DDH Holdings securities by Direct Digital Management, LLC or its Control Affiliates; or (y) during any period of 12 consecutive months, a majority of the members of the board of directors of DDH Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination for election to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination for election at least a majority of that board or equivalent governing body or (iii) whose election or nomination for election to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(b)     with respect to the Borrower, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than DDH Holdings, Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of the Borrower (determined on a fully diluted basis); or (y) except as permitted by Section 7.1, at any time, DDH Holdings and Direct Digital Management, LLC or its Control Affiliates shall collectively cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of the Borrower free and clear of all Liens (except Permitted Encumbrances); or
    (c)    with respect to each Subsidiary of the Borrower, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than DDH Holdings, the Borrower and/or Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of such Subsidiary (determined on a fully diluted basis); or (y) except as permitted by Section 7.1, at any time, DDH Holdings, the Borrower and/or Direct Digital Management, LLC or its Control Affiliates shall together cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of such Subsidiary free and clear of all Liens (except Permitted Encumbrances).
“Closing Date” shall mean December 3, 2021.
“Closing Date Term Loan” shall mean the Advances made pursuant to Section 2.1(a) hereof.
“Closing Date Term Loan Amount” shall mean $22,000,000.
“Closing Date Term Note” shall mean, collectively, the promissory notes described in Section 2.1(a) hereof.
“Closing Date Transactions” shall mean, collectively, (a) the consummation of the transactions contemplated by and this Agreement, (b) the Preferred A Redemption, (c) the repayment of Indebtedness of the Borrowers with the proceeds of the Closing Date Term Loan, in each case, which have been, or are contemplated to be, consummated on or prior to the Closing Date and (d) the payment of fees and expenses in connection therewith.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” shall mean and include, all right, title and interest of each Credit Party in all of the following property and assets of such Credit Party, in each case, whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:
(a)    all Receivables;
(b)    all cash and currency;
(c)    all Certificates of Title;
(d)    all Chattel Paper;
(e)    those certain Commercial Tort Claims set forth on Schedule 1.2(c) hereto;
(f)    all Intellectual Property (other than any United States intent to use applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use”);
(g)    all Deposit Accounts;
(h)    all Documents;
(i)    all Equipment;
(j)    all Fixtures;
(k)    all General Intangibles (including, without limitation, the Key Executive Policy);
(l)    all Goods;
(m)    all Instruments;
(n)     all Inventory;
(o)    all Investment Property;
(p)    all Letter-of-Credit Rights;
(q)    all Payment Intangibles;
(r)    all Subsidiary Stock;
(s)    all Software;

(t)    all Supporting Obligations;
(u)    all books and records pertaining to any of the foregoing; and
(v)    all Accessions and Proceeds of any and all of the foregoing.
Notwithstanding the foregoing, Collateral shall not include, and no Credit Party shall be deemed to have granted a security interest in the following (each of the following, “Excluded Property”): (a) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (b) any interest of any Credit Party as a lessee or sublessee under a real property lease under a real property lease or an Equipment lease if such Credit Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the UCC); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Credit Party or Agent; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); or (d) any interest of any Credit Party as a lessee under an Equipment lease if such Credit PARTY is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Credit Party or Agent.
“Commitment Percentage” of any Lender shall mean, as applicable, its Term Loan Commitment Percentage and/or its Delayed Draw Term Loan Commitment Percentage, as applicable.
“Common Units Redemption” shall mean the contemplated redemption of all of the common units held in DDH by USDM Holdings, Inc. pursuant to the Redemption Agreement.
“Company Agreement” shall mean the amended and restated limited liability company agreement of DDH entered into in connection with a Qualified IPO.
“Compliance Certificate” shall mean a compliance certificate in substantially the form attached hereto as Exhibit C to be signed by an Authorized Officer of DDH.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, “Interest Rate Reset Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).
“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on the Credit Parties’ business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Acquisition Documents and all related documents and agreements, including any Consents required under the ABL Loan Documents and all applicable federal, state or other Applicable Law.
“Consolidated Basis” shall mean, (a) prior to a Qualified IPO, with respect to DDH and its Subsidiaries, as the context may require, the consolidation in accordance with GAAP of the accounts and other items of DDH and its Subsidiaries, and (b) subsequent to a Qualified IPO, with respect to DDH Holdings and its Subsidiaries as the context may require, the consolidation in accordance with GAAP of the accounts and other items of DDH Holdings and its Subsidiaries.
“Consolidated Capital Expenditures” shall mean, for any period, for DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, the sum of all Capital Expenditures of such entity for such period.
“Consolidated Current Assets” shall mean, as of any date of determination, the total assets of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis that may properly be classified as current assets in accordance with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” shall mean, as of any date of determination, the total liabilities of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis that may properly be classified as current liabilities in accordance with GAAP and shall be calculated by excluding the current portion of the Obligations.
“Consolidated EBITDA” shall mean, for any period, for DDH Holdings and its Subsidiaries on a Consolidated Basis, an amount equal to (a) Consolidated Net Income for such period plus, (b) to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) Consolidated Interest Charges during such period, (ii) all federal, state, local and/or foreign income taxes payable by DDH Holdings and its Subsidiaries during such period, (iii) depreciation expenses of DDH Holdings and its Subsidiaries during such period, (iv) amortization expenses of DDH Holdings and its Subsidiaries during such period, (v) any non-

cash loss or expense resulting from any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets that occurs during such period, (vi) one-time loss associated with debt refinancing, (vii) without duplication, non-recurring actual, documented legal or consulting expenses or retention bonuses paid in an amount up to $750,000 during any 12 month period, (viii) any cash payments (including all premiums) made with respect to the Key Executive Policies required pursuant to Section 4.21, (ix) reasonable and documented one-time, non-recurring severance and retention expenses in an aggregate amount not to exceed $750,000 for employees and management of the Credit Parties, in each case to the extent paid on or before June 30, 2024, (x) with respect to the fiscal year ended on December 31, 2023, accounting, audit, auditor and/or legal costs and expenses associated with any audits, regulatory compliance, investigations, remediation of audit financings, and the implementation of required changes as a result of audit outcomes or the change in auditor due to the resignation and replacement of the Borrowers’ Accountants, provided that such add-backs shall not exceed $1,500,000 with respect to such fiscal year, (xi) any amounts paid out to employees in stock, including the 2023 bonus accrual which the compensation committee of the board of directors of DDH Holdings approved to pay out in stock in February 2024, (xii) the gross amount of the profit on the disputed short pay which impacted December 2023 income in the amount up to a total of $1,781,000, and (xiii) any amounts paid to publishers associated with the disputed short pay when recorded as expense in the financial statements up to a total of $8,800,000 minus (c) any extraordinary, non-recurring and/or non-cash gains or income during such period as reported in the monthly, quarterly, and annual financials of DDH Holdings and its Subsidiaries.
“Consolidated Excess Cash Flow” shall mean, for any period for DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) on a Consolidated Basis, an amount equal to the sum, without duplication, of (a) Consolidated EBITDA, minus (b) Unfinanced Capital Expenditures, minus (c) the cash portion of Consolidated Interest Charges, minus (d) Consolidated Taxes paid in cash minus (e) Consolidated Scheduled Funded Debt Payments, minus (f) the Consolidated Working Capital Adjustment, minus (g) the aggregate amount of all voluntary prepayments of any Indebtedness permitted hereunder of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) made during such Fiscal Year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), minus (h) all cash expenses added back in computing Consolidated EBITDA. For the avoidance of doubt, payments with respect to Preferred Equity and obligations owing pursuant to the Redemption Agreement, in each case, made with proceeds of the Delayed Draw Term Loan advanced on the Second Amendment Date shall not be deducted in calculating Consolidated Excess Cash Flow; provided, that it is understood that the principal with respect to the Delayed Draw Term Loan shall constitute Funded Debt and the interest with respect to the Delayed Draw Term Loan shall constitute Consolidated Interest Charges.
“Consolidated Fixed Charge Coverage Ratio” shall mean for DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) on a Consolidated Basis, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended, minus Taxes paid in cash or permitted Tax Distributions during such period, minus without duplication, Unfinanced Capital Expenditures made during such period, minus Restricted Payments (other than the Preferred A Redemption) for such period paid in cash (without limiting any restrictions in respect thereof under Section 7.7) to (b) the sum of (i) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” shall mean, for any period, for DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period, all as determined in accordance with GAAP.
“Consolidated Funded Debt” shall mean Funded Debt of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis determined in accordance with GAAP excluding any obligations under an operating lease.
“Consolidated Interest Charges” shall mean, for any period, the interest expense of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis for the period in question, determined on a consolidated basis and in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, for DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, the net income (or loss) of DDH (or DDH Holdings if applicable) and its Subsidiaries for that period, as determined in accordance with GAAP.
“Consolidated Scheduled Funded Debt Payments” shall mean for any period for DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, the sum of all scheduled payments of principal on Consolidated Funded Debt, as determined in accordance with GAAP. For purposes of this definition, “scheduled payments of principal” (a) shall be deemed to include, without duplication, scheduled principal payments with respect to the Attributable Principal Amount of Capital Leases (other than in respect of any Securitization Transactions, Sale and Leaseback Transactions and Synthetic Leases) and (b) shall not include any voluntary prepayments or mandatory prepayments required pursuant to the ABL Credit Agreement except to the extent such prepayments are accompanied by a permanent reduction of the commitments thereunder.
“Consolidated Senior Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the result of (i) the Funded Debt of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, but excluding any Subordinated Debt and any obligations under an operating lease, minus (ii) the Unrestricted Cash of DDH and the Credit Parties in excess of $1,000,000; provided that the amount of Unrestricted Cash included in the calculation pursuant to this clause (ii) shall not exceed $15,000,000 to (b) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended.
“Consolidated Taxes” shall mean, for any period, for DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) on a Consolidated Basis, the aggregate of all taxes, as determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the Funded Debt of DDH (or DDH Holdings if applicable) and its Subsidiaries on a Consolidated Basis, excluding any obligations under an operating lease to (b) Consolidated EBITDA for the period of the four (4) Fiscal Quarters most recently ended.
“Consolidated Working Capital” shall mean, as of any date of determination, the excess of Consolidated Current Assets less Consolidated Current Liabilities.
“Consolidated Working Capital Adjustment” shall mean, for any period on a Consolidated Basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.
“Contractual Obligation” shall mean, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Affiliate” shall mean, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Control Agreement(s)” shall have the meaning set forth in Section 6.16(c) hereof.
“Covered Entity” shall mean (a) each Credit Party, each Subsidiary of each Credit Party, and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Credit Parties” shall mean the Borrowers and the Guarantors, and “Credit Party” shall mean any of them.
“Customer” shall mean and include the account debtor with respect to any Receivable of a Person and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with such Person, pursuant to which such Person is to deliver any personal property or perform any services.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.
“DDH” shall have the meaning ascribed to such term in the preamble to this Agreement.
“DDH Holdings” shall mean Direct Digital Holdings, Inc., a Delaware corporation, which entity has been incorporated to enter into a Qualified IPO and shall, upon consummation of the Qualified IPO, be the managing member of DDH at all times while the umbrella partnership corporation structure is in effect.
“Debt Transaction” shall mean, with respect to DDH or any of its Subsidiaries, any sale, issuance, placement, assumption or guaranty of Funded Debt, whether or not evidenced by a promissory note or other written evidence of Indebtedness, except for Funded Debt permitted to be incurred pursuant to Section 7.8.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
“Default Rate” shall have the meaning set forth in Section 3.1 hereof.
“Defaulting Lender” shall have the meaning set forth in Section 2.9(a) hereof.
“Delayed Draw Term Loan” shall have the meaning set forth in Section 2.1(b)(i).
“Delayed Draw Term Loan Commitment Percentage” of any Lender shall mean the percentage set forth on Schedule 1.2(b) as its “Delayed Draw Term Loan Commitment Percentage,” as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) or 15.3(d).
“Delayed Draw Term Loan Funding Date” shall mean, with respect to the Second Amendment Delayed Draw Term Loan, the Second Amendment Date and with respect to the Fourth Amendment Delayed Draw Term Loan, the Fourth Amendment Date.

“Delayed Draw Term Loan Note” shall mean, collectively, the promissory notes described in Section 2.1(b).
“Depository Accounts” shall have the meaning set forth in Section 4.15(h)(i) hereof.
“Disqualified Assignee” shall mean any Person with respect to which (a) a voluntary or involuntary case (or comparable proceeding) has been commenced under any applicable state or federal bankruptcy, insolvency, receivership, reorganization or other debtor relief laws, (b) a custodian, conservator, receiver or similar official has been appointed for such Person or for any substantial part of such Person’s assets (or any motion or request therefor has been filed with any Governmental Body), (c) such Person has made or agreed to make a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Body having regulatory authority over such Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of such Governmental Body, (d) such Person is a Defaulting Lender, or otherwise is unable to fulfill its obligations as a lender, under any credit facility to which it is a party (or has publicly announced that it believes that it will be any of the foregoing), or (e) which is a competitor of any Credit Party or its Subsidiaries.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of this Agreement), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Term; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Credit Party or any Subsidiary of a Credit Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Credit Party or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollar” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of DDH that is not a Foreign Subsidiary.
“EBITDA Shortfall Amount” shall have the meaning set forth in Article X hereof.
“Eligible Assignee” shall mean (a)(i) a commercial bank, commercial lender, financial institution, or Affiliate of such entity that represents and warrants that it is not a Disqualified

Assignee; provided that so long as no Event of Default has occurred and is continuing, such Person shall be approved by Borrowing Agent (which approval of Borrowing Agent shall not be unreasonably withheld, conditioned or delayed), or (ii) any other Person approved by Borrowing Agent (which approval of Borrowing Agent shall not be unreasonably withheld, conditioned or delayed) provided that, in each case, Borrowing Agent will be deemed to have consented to any such assignment in this clause (a) unless it objects thereto by written notice to Agent within ten (10) days after having received notice thereof, (b) any Lender or Affiliate (other than a natural Person) of a Lender or a Related Fund (other than a natural Person) of a Lender and (c) during the continuation of an Event of Default under Sections 10.1, 10.3 (solely as a result of a failure to comply with Section 6.5) or 10.7, any other Person (other than a natural person).
“Eligible Worker Solutions” shall mean Worker Solutions and/or Worker Solutions Providers, as applicable, acceptable to Agent in its Permitted Discretion as part of its mission and identified on Exhibit A attached hereto and incorporated herein, as such Exhibit may be amended or supplemented in writing from time to time by written notice from Agent to Borrowers or otherwise as requested by Borrowers and approved by Agent in Agent’s sole discretion.
“Environmental Claim” shall mean any known investigation, written notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to human health, safety, natural resources or the environment.
“Environmental Complaint” shall have the meaning set forth in Section 4.19(c) hereof.
“Environmental Laws” shall mean any and all current or future federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other written requirements of Governmental Bodies relating to (a) any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) protection of human health and the environment from pollution, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or their respective Real Property.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of DDH, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which DDH or any Subsidiary of DDH assumed liability with respect to any of the foregoing.

“Equipment” shall mean and include, with respect to any Person, all of such Person’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
“Equity Cure” shall have the meaning set forth in Article X hereof.
“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Governing Documents of the Person issuing such Equity Interests (the “Equity Issuer”) or under the Applicable Laws of such Equity Issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular actions by the applicable Equity Issuer; (iii) all management rights with respect to such Equity Issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Equity Issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Equity Issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, managers, general partners or managing members of such Equity Issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable Equity Issuer under its Governing Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Governing Documents of such Equity Issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Governing Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
“Equity Transaction” shall mean, with respect to DDH or any of its Subsidiaries, any issuance or sale by DDH or any such Subsidiary of shares of its Equity Interests, to include, without limitation, any capital contribution by such Person’s existing members, partners or shareholders, as applicable, other than an issuance (a) to DDH Holdings or Permitted Holders, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (d) which occurred on or prior to the Closing Date, (e) as consideration for an Acquisition permitted by Section 7.1(a), or (f) the proceeds of which are used to fund the purchase price consideration for a contemporaneous Acquisition permitted by Section 7.1(a) or capital expenditure permitted hereunder. For the avoidance of doubt, the equity line of credit established in connection with the registration statement filed on or before October 31, 2024 by DDH Holdings with the Securities and Exchange Commission shall not constitute Equity Transaction.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.
“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation) that is reasonably likely to result in material liability to any Credit Party; (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan in either case if such failure is reasonably likely to result in liability to any Credit Party in excess of $250,000 (net of third party indemnification); (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, in each case, that is reasonably likely to result in material liability to any Credit Party; (g) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in liability in excess of $250,000 (net of third party indemnification), or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in critical status or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such critical status, insolvency or termination is reasonably likely to result in liability to any Credit Party in excess of $250,000 (net of third party indemnification); (h) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability to any Credit Party; (i) the assertion of a claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains which is reasonably likely to result in material liability to any Credit Party; (j) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA in each case that is reasonably likely to result in material liability to any Credit Party.
“Erroneous Payment” shall have the meaning given to such term in Section 14.13(a) hereof.
“Erroneous Payment Notice” shall have the meaning given to such term in Section 14.13(b) hereof.
“Event of Default” shall have the meaning set forth in Article X hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Deposit Accounts” means any deposit account (including, for the avoidance of doubt, any cash, cash equivalents or other property contained therein): (i) solely to the extent, and for so long as, such deposit account is pledged to secure obligations arising under Section 7.02(o) of the defined term “Permitted Encumbrances”, and whether such pledge is by escrow or otherwise, in all cases with a balance no greater than such obligations under Section 7.02(o) of the defined term “Permitted Encumbrances”; (ii) used exclusively for payroll, payroll taxes and other employee wage and benefit payments with a balance no greater than such payroll, payroll taxes and other employee wage and benefit payments obligations that are to be paid within any two-week period; (iii) constituting a “zero balance” deposit account; or (iv) consisting of a disbursement account established with a payment processor to process vendor payments so long as the average monthly balance in such account (and in all such accounts in the aggregate) does not exceed $250,000 at any one time.
“Excluded Perfection Action” shall mean any action with respect to assets otherwise constituting Collateral with respect to which Agent and Borrowing Agent shall have determined in their reasonable discretion and agree in writing that the costs or other consequences of such perfection action are excessive in relation to the benefit to the Lenders of the security intended to be afforded thereby.
“Excluded Property” shall have the meaning set forth in the definition of “Collateral” above.
“Excluded Taxes” shall mean any of the following Taxes on or with respect to a Payee, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Payee, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) in the case of a Payee, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Payee with respect to an applicable interest in an Advance or commitment pursuant to any Applicable Law in effect on the date on which (i) such Lender acquired such interest in the Advance or commitment (other than an assignee pursuant to a request by Borrowing Agent under Section 3.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 3.10(g)(i), or (d) any withholding Taxes imposed under FATCA.
“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Exit Fee” shall have the meaning set forth in Section 3.3.
“Extraordinary Receipts” shall mean any cash in excess of $250,000 received by or paid to or for the account of DDH or any of its Subsidiaries not in the ordinary course of business (net of taxes paid or payable in connection with such receipts, including any applicable permitted Tax Distributions, if applicable), including, without limitation, under any indemnification provisions, all proceeds from releases of any escrowed amounts, any proceeds from insurance policies, all payments received in respect of any indemnification obligation and any applicable purchase price adjustments and in connection with income Tax refunds.
“Family” shall mean, with respect to any Person (a) such Person’s spouse, (b) any immediate family member of such Persons, and (c) any other natural person who has been adopted by such Person.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Fee Letter” shall mean, collectively, (a) the fee letter dated the date hereof among the Borrowers and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, (b) the fee letter dated as of the Second Amendment Date among the Borrowers and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, ~~and~~ (c) the fee letter dated as of the Fourth Amendment Date among the Borrowers and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (d) the fee letter dated as of the Fifth Amendment Closing Date among the Borrowers and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Fifth Amendment Closing Date” shall mean October 15, 2024.
“Financial Covenant Default” shall have the meaning set forth in Article X hereof.
“Financial Officer Certification” shall mean, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of DDH that such financial statements fairly present, in all material respects, the financial condition of DDH and its Subsidiaries as of the dates indicated on a Consolidated Basis and the results of their operations and their cash flows for the periods indicated on a Consolidated Basis, subject to changes resulting from audit and normal year-end adjustments.
“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.
“Fiscal Year” shall mean the fiscal year of DDH and its Subsidiaries, as such end date may be adjusted in accordance with Section 7.13.
“Flood Hazard Property” shall mean any Real Property Collateral located in an area designated by the Federal Emergency Management Agency (and any successor Governmental Body performing a similar function) as having special flood or mud slide hazards.
“Floor” shall mean one percent (1.00%) per annum.
“Foreign Subsidiary” shall mean any Subsidiary of DDH that is not organized or incorporated in the United States, any State thereof or the District of Columbia.
“Fourth Amendment” shall mean that certain Fourth Amendment to Term Loan and Security Agreement dated as of the Fourth Amendment Date among the Credit Parties, Agent and Lenders.
“Fourth Amendment Date” shall mean October 3, 2023.
“Fourth Amendment Delayed Draw Term Loan” shall have the meaning set forth in Section 2.1(b)(i).

“Fourth Amendment Delayed Draw Term Loan Amount” shall mean $3,587,274.03.
“Funded Debt” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations for borrowed money, whether current or long-term (including the Obligations hereunder, the ABL Obligations, any Subordinated Debt (other than the Preferred Equity) and all Capitalized Lease Obligations), all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable is due), including, without limitation, any earn-out obligations recognized as a liability on the balance sheet of such Person and its Subsidiaries in accordance with GAAP;
(c)    all non-contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);
(d)    the Attributable Principal Amount of Capital Leases, Synthetic Leases, Securitization Transactions and Sale and Leaseback Transactions;
(e)    [reserved];
(f)    all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
(g)    all Guarantees in respect of Funded Debt of another Person; and
(h)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.
For purposes hereof, the amount of Funded Debt shall (I) be determined (x) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (y) without duplication for any letter of credit sublimit within a loan facility commitment amount, based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (z) based on the amount of Funded Debt that is the subject of the Guarantees and for which there is recourse to such Person in the case of Guarantees under clause (g) and (II) not be reduced by any origination fees related thereto.
“Funding Account” shall have the meaning set forth in Section 4.15(h)(iii).

“Funds Flow Statement” shall mean the funds flow statement delivered to Agent as of the Closing Date with respect to the Closing Date Transactions.
“GAAP” shall mean, subject to the limitations on the application thereof set forth in Section 1.1, generally accepted accounting principles in the United States of America in effect from time to time.
“General Intangibles” shall mean and include, with respect to any Person, all of such Person’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Receivables (other than to the extent covered by Receivables), all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
“Governing Documents” shall mean, for a corporation, its articles of incorporation or certificate of incorporation and its bylaws, for a limited liability company, its articles of organization or certificate of formation and its operating agreement, and for a partnership, its certificate of formation and its partnership agreement.
“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Body.
“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” shall mean, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner (including as a result of joint and several liability with such primary obligor), whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” shall have the meaning set forth in Section 16.1 hereof.
“Guarantor” shall mean (i) Orange142, LLC, (ii) Huddled Masses LLC, (iii) Colossus Media, LLC, (iv) subject to Section 6.16 hereof, DDH Holdings, (v) each Person who subsequent to the Closing Date becomes a party to this Agreement as a Guarantor, and (vi) each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” shall mean collectively all such Persons.
“Guarantor Security Agreement” shall mean, individually and collectively, any Security Agreement, or joinder thereto, executed by any Guarantor in favor of Agent securing the Guarantee of such Guarantor or otherwise securing the Obligations, in form and substance satisfactory to Agent.
“Hazardous Discharge” shall have the meaning set forth in Section 4.19(c) hereof.
“Hazardous Materials” shall mean any hazardous substances defined by CERCLA, including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or petroleum (including crude oil or any fraction thereof), asbestos or polychlorinated biphenyls.
“Hazardous Materials Activity” shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Immaterial Subsidiary” shall mean any direct or indirect Subsidiary of DDH Holdings which (a) is not actively engaged in any business activities, and (b) maintains assets of not more $250,000 in the aggregate at any time. In no event shall the aggregate amount of Consolidated EBITDA of all Immaterial Subsidiaries for any fiscal quarter and consolidated assets of all

Immaterial Subsidiaries exceed 5.0% of Consolidated EBITDA for such fiscal quarter or the consolidated total assets of DDH Holdings and its Subsidiaries, respectively.
“Inchoate Obligations” shall mean contingent indemnification or expense reimbursement Obligations other than those related to claims, causes of action, or liabilities that have been asserted or threatened in writing or that otherwise can be reasonably identified by Agent or any Lender based on the then-known facts and circumstances.
“Indebtedness” shall mean, as to any Person, at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (without duplication):
(a)    all Funded Debt;
(b)    net obligations under any Swap Agreement;
(c)    all Guarantees in respect of Indebtedness of another Person; and
(d)    all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to such Borrower or Subsidiary and excluded as Indebtedness of such Borrower or Subsidiary for purposes of GAAP.
For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under any Swap Agreement under clause (b).
“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligations of any Credit Party under this Agreement or any Other Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Intellectual Property” shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of July 7, 2023 by and between Agent and ABL Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Period” shall mean the period provided for any SOFR Loan, which shall be one (1) month or three (3) months, as applicable.

“Interest Rate Reset Period” shall mean (a) with respect to the interest period(s) in effect immediately prior to the Fifth Amendment Closing Date, November 29, 2024, and (b) thereafter, (1) with respect to a one (1) month Interest Period, the period commencing on the first calendar day of the month during which an Advance or any portion thereof is continued and ending on the last Business Day of such month and (2) with respect to a three (3) month Interest Period, the period commencing on the first calendar day of the month during which an Advance or any portion thereof is continued and ending on the last Business Day of the third month during such three-month Interest Period; provided, that if any Interest Rate Reset Period would end on a day other than a Business Day, such Interest Rate Reset Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Rate Reset Period shall end on the immediately preceding Business Day. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 3:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Term SOFR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected a one (1) month Interest Period.
“Interest Reserve” shall have the meaning set forth in Section 2.1(c).
“Intermediate Holdco” shall have the meaning set forth in Section 6.12 hereof.
“Inventory” shall mean and include, with respect to any Person, all of such Person’s now owned or hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Property” shall mean and include, with respect to any Person, all of such Person’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Involuntary Disposition” shall mean the receipt by DDH or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property in excess of $100,000.
“Key Executive Policy” shall have the meaning set forth in Section 4.21.
“Key Performance Indicators” shall mean the key performance indicators set forth on Exhibit E attached hereto and such other key performance indicators as Borrowers and Agent shall agree from time to time in replacement of (provided that such replacement shall provide a reasonably similar metric) or in addition to any of the foregoing; provided, however, that any foregoing key performance indicators may be removed or modified by Borrowers with the consent of Agent (such approval not to be unreasonably withheld, delayed or conditioned); provided, further, that all foregoing key performance indicators shall be developed and disclosed to Agent within three months of the Closing Date.
“Lafayette Square” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and permitted assigns.
“Leasehold Interests” shall mean each Credit Party’s right, title and interest in and to the leased Real Property.
“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a permitted transferee, successor or permitted assign of any Lender.
“Lien” shall mean (a) any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent, in form and content satisfactory to Agent in its Permitted Discretion, by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive or subordinate any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

~~“Liquidity” shall mean, as of any date of determination, the sum of (a) Unrestricted Cash plus (b) Revolving Credit Availability (as defined in the ABL Credit Agreement as in effect on the Fifth Amendment Closing Date).~~
~~“Liquidity Shortfall Amount” shall have the meaning set forth in Article X hereof.~~
“LLC Division” shall mean, in the event a Credit Party is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.
“Management Fee Subordination Agreement” shall mean that certain Management Fee Subordination Agreement, dated as of the date hereof, by and among Mark Walker, Keith Smith, the Credit Parties, and Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, which agreement shall terminate upon the occurrence of a Qualified IPO.
“Management Fees” shall mean management fees or advisory fees required to be paid to the Keith Smith or Mark Walker pursuant to those certain Board Services and Consulting Agreements each dated as of September 30, 2020, by and between DDH, on the one hand, and Keith Smith and Mark Walker on the other hand, together with any other similar fees pursuant to any management agreement or management services agreement entered into now or hereafter by and between Keith Smith or Mark Walker and a Credit Party.
“Margin Stock” shall have the meaning as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Effect” shall mean any effect, event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect with respect to (a) the business operations, properties, assets, or financial condition of DDH and its Subsidiaries; (b) the ability of the Credit Parties to fully and timely perform the Obligations; (c) the legality, validity, binding effect, or enforceability against an Credit Party of this Agreement or any Other Document to which it is a party; (d) the priority of Liens in the whole of the Collateral in favor of Agent; or (e) the material rights, remedies and benefits available to, or conferred upon Agent under this Agreement or any Other Document.
“Material Contract” shall mean any contract or other arrangement (other than the Other Documents) to which any Credit Party or any Subsidiary of any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Modified Transfer Supplement” shall have the meaning set forth in Section 15.3(d).
“Moody’s” shall mean Moody’s Investor Services, Inc., together with its successors.
“Mortgage” shall mean, with respect to any Real Property Collateral, any mortgage, deed of trust or deed to secure debt that purports to grant to Agent a Lien on such Real Property or any interest (including with respect to any improvements and fixtures) of any Credit Party in such Real Property.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contribute to, and still has liability.
“Net Cash Proceeds” shall mean the aggregate proceeds paid in cash or Cash Equivalents received by DDH or any of its Subsidiaries in connection with any Asset Sale, Debt Transaction, Involuntary Disposition, Equity Transaction or Extraordinary Receipts, net of (a) direct costs incurred or estimated costs for which reserves are maintained, in connection therewith (including reasonable legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts); (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) directly, or indirectly, by DDH or any of its Subsidiaries, including any such estimated taxes paid or payable by any holder of the Equity Interest issued by DDH (including, DDH Holdings), in each case as a result thereof; and (c) the amount required to retire any Indebtedness secured by a Permitted Encumbrance (excluding any Permitted Encumbrance that is pari passu or junior to the Agent’s Lien on or security interest in the Collateral) on the related property (in all cases paid to Persons other than Affiliates of a Credit Party). For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by DDH or any of its Subsidiaries in any Asset Sale, Debt Transaction, Involuntary Disposition, Equity Transaction or Extraordinary Receipts.
“Non-Defaulting Lender” shall have the meaning set forth in Section 2.9(a).
“Notes” shall mean Term Notes.
“Obligations” shall mean and include, in each case to the extent arising under or in connection with this Agreement and/or the Other Documents: any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Credit Parties (or any of them) to Lenders or Agent of any kind or nature, present or future (including any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Credit Party, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including this Agreement and the Other

Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Credit Parties’ Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Credit Party and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable, documented (to the extent readily available) attorneys’ fees, allocated costs of internal counsel and out-of-pocket expenses and all obligations of the Credit Parties (or any of them) to Agent or Lenders to perform acts or refrain from taking any action.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Orange142 Canada” shall mean Orange142 Advertising Canada, Inc., a corporation organized under the laws of British Columbia.
“Other Connection Taxes” shall mean, with respect to any Payee, Taxes imposed as a result of a present or former connection between such Payee and the jurisdiction imposing such Tax (other than connections arising from such Payee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Other Document, or sold or assigned an interest in any Obligation or Other Document).
“Other Documents” shall mean the Notes, the Fee Letter, all related Guarantees, all Security Agreements, all Guarantor Security Agreements, all Pledge Agreements, the Intercreditor Agreement, the Management Fee Subordination Agreement, any subordination agreement relating to Subordinated Debt, if applicable, any Swap Agreement with any Lender or Affiliate thereof, any Lien Waiver Agreements, Mortgages (if any), environmental indemnities with respect to Real Property, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement; provided that “Other Documents” shall not include any document evidencing any rights of any Lender as a holder of Equity Interests of DDH or DDH Holdings.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing, other excise or property Taxes or similar Taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.11).
“Participant” shall have the meaning set forth in Section 15.3(b) hereof.
“Payee” shall mean Agent, any Lender, assignee of any Lender or Participant.
~~“Payment Conditions” shall mean that prior to and after giving effect to the relevant dividend, distribution, acquisition, investment or applicable transaction as to which the satisfaction of the Payment Conditions is being determined, each of the following conditions is satisfied: (i) no Default or Event of Default is continuing or would occur after giving Pro Forma effect to such action, (ii) DDH and its Subsidiaries shall, on a Pro Forma Basis, have a Consolidated Senior Net Leverage Ratio of not greater than 1.5 to 1.00, and (iii) DDH and its Subsidiaries shall, on a Pro Forma Basis, have Liquidity of not less than $15,000,000.~~
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.
“Pension Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.
“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.
“Permitted Acquisition” shall mean any Acquisition by a Credit Party that satisfies the following conditions:
(a)    the Property acquired (or the Property of the Person acquired) in such Acquisition is a business or is used or useful in a business permitted under Section 7.9 and constitutes all or substantially all of the assets (or all or substantially all of the assets constituting a business unit, division, product line, or line of business of any Person);
(b)    with respect to the acquisition of Equity Interests, the target shall have a positive EBITDA, calculated in accordance with GAAP for the trailing twelve month period immediately prior to such acquisition,

(c)    in the case of an Acquisition of Equity Interests, (i) the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition, (ii) such Person shall be organized and existing under the laws of any state of the United States or the District of Columbia and (iii) all of the Equity Interests of such Person are being acquired;
(d)    the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) each such acquisition consummated during the Term do not exceed, as of the date of determination, 40% of the Credit Parties’ Consolidated EBITDA calculated on a Pro Forma Basis;
(e)    after giving effect to such Acquisition (including the incurrence of any Indebtedness and Delayed Draw Term Loans incurred in connection therewith), DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO) shall, on a Pro Forma Basis, have a Consolidated Senior Net Leverage Ratio of not greater than 1.5 to 1.00;
(f)    (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto, (ii) the representations and warranties made by each of the Credit Parties in this Agreement and each Other Document shall be true and correct in all material respects as if made on the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (or, in each case, in all respects with respect to any representation or warranty which, by its terms is expressly qualified by materiality, Material Adverse Effect or dollar amount thresholds), and (iii) the Borrowers shall have given Agent written notice of such Acquisition with reasonable detail thereof, and all business, financial/accounting and legal due diligence and documentation with respect thereto (including any quality of earnings reports obtained by the Credit Parties with respect thereto), in each case, no later than thirty (30) days prior to the consummation thereof (or such shorter notice as may be acceptable to Agent in its sole discretion); and
(g)    the Property acquired in such Acquisition shall constitute Collateral, and the Person acquired in such Acquisition shall be a Credit Party.
“Permitted Discretion” shall mean a determination made in the exercise of reasonable (from the perspective of a secured creditor) business judgment.
“Permitted Dividends” shall mean (a) dividends and/or distributions required to be paid to the holders of the Preferred Equity (as set forth in the Governing Documents of DDH in effect on the date hereof) so long as (i) the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, would not be less than 1.5 to 1.00 after giving effect thereto, (ii) no Default or Event of Default is continuing or would occur after giving Pro Forma effect to such dividend, and (iii) expressly permitted under the terms of the Preferred Equity Subordination Agreement and (b) after consummation of a Qualified IPO, dividends and distributions to DDH Holdings and any shareholders of DDH Holdings so long as ~~the Payment Conditions are~~

~~satisfied~~Borrowing Agent receives the prior written consent of Agent in Agent’s sole discretion to such dividends and distributions.
“Permitted Encumbrances” shall mean each of the Liens permitted pursuant to Section 7.2.
“Permitted Holders” shall mean Keith Smith, Mark Walker, Leah Woolford and/or their respective Related Persons.
“Permitted Lines of Business” shall mean any business engaged in by any Credit Party or its Subsidiaries as of the Closing Date and businesses that are substantially similar, related or incidental thereto, and, the offering of products and services that are complementary or ancillary thereto, as may be adjusted from time to time.
“Permitted Management Fee Payments” shall mean at any time prior to the consummation of a Qualified IPO, the payment of regularly scheduled Management Fees in accordance with the Board Services and Consulting Agreements each dated as of September 30, 2020 (as in effect on the date hereof) so long as at the time of and after giving pro forma effect thereto (calculated with respect to the financial covenants set forth in Section 6.5 as of the last day of the fiscal quarter for which Borrowers were required to deliver financial statements pursuant to Section 9.8 hereof as if such payment was made on the last day of such fiscal quarter and without giving effect to the addback set forth in clause (v) of the definition Consolidated EBITDA) no Default or Event of Default has occurred or would occur.
“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
“Personal Information” shall mean, in addition to any definition for any similar term (e.g., “personal data,” “personally identifiable information,” or “PII”) provided by applicable law or by a Credit Party or Subsidiary in any of its privacy policies, notices or contracts, all information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including (a) name, physical address, telephone number, email address, financial information, financial account number or government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (b) any data regarding an individual’s activities online or on a mobile device or application, and (c) Internet Protocol addresses and unique device identifiers. Personal Information may relate to any individual, including a current, prospective or former customer, end user or employee of any Person and includes information in any form or media, whether paper, electronic, or otherwise.

“Pledge Agreements” shall mean that certain Pledge Agreement, dated as of the Closing Date, by DDH pursuant to which DDH pledges all of the Equity Interests owned by DDH in its Subsidiaries and any other pledge agreement executed and delivered by any other Person subsequent to the Closing Date to secure the Obligations.
“Preferred A Redemption” shall mean the redemption of the preferred A units held in DDH pursuant to the Redemption Agreement.
“Preferred B Redemption” shall mean the contemplated redemption of the preferred B units held in DDH pursuant to the Redemption Agreement.
“Preferred Equity” shall mean the preferred B units issued to USDM Holdings, Inc., a Texas corporation and other “Preferred Unit Holders” pursuant to the Amended and Restated Limited Liability Company Agreement of DDH dated September 30, 2020.
“Preferred Equity Subordination Agreement” shall mean that certain Preferred Equity Subordination Agreement of even date herewith, by and among DDH, the holder(s) of the Preferred Equity and Agent, as amended, restated, supplemented or otherwise modified from time to time, which agreement shall terminate upon the occurrence of a Qualified IPO and shall expressly permit the transactions contemplated by a Qualified IPO.
“Privacy and Security Laws” shall mean any and all applicable laws, legal requirements, executive orders, regulations and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information, including the Federal Trade Commission Act, the California Consumer Privacy Act (CCPA), the California Privacy Rights Act (CPRA), Virginia’s Consumer Data Protection Act (CDPA), the Colorado Privacy Act (CPA), Massachusetts General Law Chapter 93H and its implementing regulations 201 CMR 17.00, New York’s Stop Hacks and Improve Electronic Data Security Act (SHIELD Act), the Payment Card Industry Data Security Standard (PCI-DSS), the CAN-SPAM Act, the Telephone Consumer Protection Act (TCPA), the EU General Data Protection Regulation, Regulation 2016/679/EU (GDPR), and any and all applicable federal, state or global laws relating to the privacy and security of Personal Information, and any laws relating to the use of biometric identifiers.
“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.9(c) hereof.
“Pro Forma Basis” shall mean, for purposes of calculating any financial covenants set forth in Section 6.5 or set forth in any other provision hereof (including for purposes of calculating compliance with clause (d) of the definition of Permitted Acquisition), that any Asset Sale, Involuntary Disposition, Acquisition, incurrence of Indebtedness (including the incurrence of any Delayed Draw Term Loan) or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four (4) Fiscal Quarter period ended prior to the date of such transaction for which Borrowers were required to deliver financial statements pursuant to

Sections 9.7 or 9.8. In connection with the foregoing, (a) (i) with respect to any Asset Sale or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) with respect to any Acquisition, income statement items attributable to the Person or property that is the subject of such transaction shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for DDH (or DDH Holdings, if applicable) and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.2 and (B) such items are supported by financial statements or other information reasonably satisfactory to Agent, (b) any Indebtedness (including any Delayed Draw Term Loan) incurred or assumed by any Credit Party or any Subsidiary of a Credit Party (including the Person or property acquired) in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination, and (c) any Restricted Payment shall be deemed to have been paid as of the first day of the applicable period.
“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.9(d) hereof.
“Projections” shall have the meaning set forth in Section 5.9(d) hereof.
“Property” shall mean an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Company Costs” shall mean actual documented costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other actual documented expenses arising out of or incidental to DDH Holdings’ status as a reporting company, including actual documented costs, fees and expenses (including reasonable legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, registration and reporting obligations, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Purchasing CLO” shall have the meaning set forth in Section 15.3(d) hereof.
“Purchasing Lender” shall have the meaning set forth in Section 15.3(c) hereof.
“Qualified IPO” shall mean the issuance of Equity Interests by DDH Holdings in an underwritten primary public offering which had an effective date of February 10, 2022 and closed on February 15, 2022 pursuant to a registration statement filed with the Securities and

Exchange Commission in accordance with the Securities Act and pursuant to which the Reorganization Transactions occurred.
“Quality of Earnings Report” shall mean that certain Quality of Earnings Report prepared by DoerenMayhew dated November 15, 2021 (with quality of earnings diligence analysis through August 31, 2021).
“Real Property” shall mean all of each Credit Party’s right, title and interest in and to owned and leased premises now owned or hereafter acquired by any Credit Party.
“Real Property Collateral” shall mean all Real Property (including any Leasehold Interests) subject to the Liens of Agent.
“Receivables” shall mean and include, as to any Person, all of such Person’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
“Redemption Agreement” shall mean that certain redemption agreement dated as of November 14, 2021, by and between DDH and USDM Holdings, Inc., as amended by that certain Amendment to Redemption Agreement dated as of February 15, 2022, as further amended by that certain Second Amendment to Redemption Agreement dated as of July 28, 2022.
“Redemption/Exchange Transactions” shall mean at any time following the consummation of a Qualified IPO, the transactions pursuant to which DDH redeems Class A Common Units for either (A)(1) a stock exchange payment or (2) a cash exchange payment, in each case in accordance with the Company Agreement or (B) the direct purchase by DDH Holdings of vested Class A Common Units and paired voting stock pursuant any call right, in accordance with the Company Agreement.
“Register” shall have the meaning set forth in Section 15.3(e) hereof.
“Related Fund” shall mean, with respect to any Person that is an investment fund, any other investment fund that is managed or advised by the same investment advisor as such Person or by an Affiliate of such investment advisor.
“Related Person” shall mean, with respect to a particular Person: (a) each other member of such Person’s Family; (b) any Person that is directly or indirectly Controlled by such Person and/or any one or more members of such Person’s Family; (c) any Person with respect to which such Person and/or one or more members of such Person’s Family constitute all of the executors or trustees thereof (or in a similar capacity); and (d) any estate planning trust or limited partnership formed or organized for the benefit of such Person or such Person’s Family so long as during his/her lifetime, such Person remains in Control of the voting rights with respect to any actions to be taken by such trust or limited partnership.
“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reorganization Transactions” shall mean the transactions contemplated pursuant to which DDH will effect an initial public offering, including, (i) the preferred equity units held in DDH will be redeemed, including pursuant to the Preferred A Redemption and the Preferred B Redemption, (ii) the Common Units Redemption shall be consummated with proceeds from a Qualified IPO, (iii) the Equity Interests held in DDH will be reclassified into two classes of units, (iv) the holders of Class A common units will contribute all of their Class A common units to DDH Holdings in exchange for Class A common stock, (v) immediately after which the holders of Class B voting units will contribute all of their Class B voting units to DDH Holdings in exchange for Class B common stock, (vi) immediately following such exchanges, DDH Holdings will be designated as the managing member of DDH, and (vii) DDH Holdings shall use the net proceeds received from an initial public offering to purchase Class A common units from DDH.
“Replacement ABL Credit Agreement” shall mean any loan or credit agreement entered into subsequent to the date hereof which (a) makes available to Borrower a revolving credit facility in an amount equal to $7,500,000 (or such other amount reasonably acceptable to Agent and the Required Lenders), (b) has terms which are not in any material respect less favorable to the Borrower than the terms in effect under the ABL Credit Agreement in effect on the Fifth Amendment Closing Date, (c) is subject to an intercreditor agreement granting Agent the same priority collateral and substantially the same rights with respect to the Collateral as those set forth in the Intercreditor Agreement, and (d) is otherwise satisfactory to Agent and the Required Lenders in its reasonable discretion exercised in good faith.
“Replacement Lender” shall have the meaning set forth in Section 3.11.
“Replacement Notice” shall have the meaning set forth in Section 3.11.
“Required Lenders” shall mean Lenders holding more than fifty percent (50%) of the sum of (a) the aggregate unused Term Loan Commitment Percentages and Delayed Draw Term Loan

Commitment Percentages, and (b) the aggregate outstanding principal amount of the Closing Date Term Loan and Delayed Draw Term Loans; provided, however, that (x) so long as Agent is also a Lender hereunder, Required Lenders shall include Agent, and (y) any portion of unused Term Loan Commitment Percentages and Delayed Draw Term Loan Commitment Percentages (or portion of outstanding Closing Date Term Loans or Delayed Draw Term Loans) held, or deemed held by, a Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of DDH Holdings, DDH or any Subsidiary thereof, or any payment (whether in cash, securities or other property and including, any cash payments to any holders of DDH’s Preferred Equity), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.
“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., together with its successors.
“Sale and Leaseback Transaction” shall mean, with respect to DDH or any Subsidiary of DDH, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby DDH or such Subsidiary shall sell or transfer to a third party any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Country” shall mean (a) a country, region, territory or a government of a country or territory, (b) an agency of the government of a country, region or territory, or (c) an organization directly or indirectly owned or controlled by a country, region, territory or its government, that is subject to Sanctions.
“Sanctioned Person” shall mean (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“SBA Forms” shall mean, collectively, (i) Portfolio Financing Report (SBA Form 1031), (ii) Size Status Declaration (SBA Form 480), (iii) Assurance of Compliance for Nondiscrimination (SBA Form 652), and (iv) the SBIC Regulatory Side Letter.
“SBIC” shall mean a small business investment company licensed under the SBIC Act.
“SBIC Act” shall mean the Small Business Investment Act of 1958, as amended.
“SBIC Lender” shall mean a Lender that is an SBIC and is subject to the SBIC Act and the regulations promulgated thereunder by the SBA relating to the small business investment company program.
“SBIC Regulatory Side Letter” shall mean a letter agreement, dated on or after the Closing Date, made by certain of the Credit Parties in favor of the SBIC Lender.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean that certain Second Amendment and Joinder to Term Loan and Security Agreement dated as of the Second Amendment Date among the Credit Parties, Agent and Lenders.
“Second Amendment Date” shall mean July 28, 2022.
“Second Amendment Delayed Draw Term Loan” shall have the meaning set forth in Section 2.1(b)(i).
“Securities” shall mean any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization Transaction” shall mean any financing or factoring or similar transaction (or series of such transactions) entered by DDH or any of its Subsidiaries pursuant to which DDH or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person.
“Security Agreement” shall mean any security agreement or pledge agreement executed and delivered in favor of Agent pursuant to this Agreement or any Other Document, including, without limitation, the Pledge Agreements and any other security agreement or pledge agreement delivered in connection with the Other Documents, including any intellectual property assignments or security agreements required to be delivered by this Agreement or any Other Document, in each case, as amended, amended and restated, modified and supplemented from time to time.
“Security Incident” shall mean any unauthorized access, acquisition, use, disclosure, modification, deletion or destruction of Personal Information or interference with the operation of computer systems, including software, hardware, servers, networks and interfaces used by any Credit Party or Subsidiary, both for internal purposes and for the customers of any Credit Party or Subsidiary.
“Senior Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president, chief financial officer or treasurer of such Person.
“Sixth Amendment” shall mean that certain Sixth Amendment and Waiver to Term Loan and Security Agreement dated as of the Sixth Amendment Date among the Credit Parties, Agent and Lenders.
“Sixth Amendment Date” shall mean December 27, 2024.
“Sixth Amendment Term Loan” shall have the meaning set forth in Section 2.1(a).
“Sixth Amendment Term Loan Amount” shall mean $6,000,000.
“Sixth Amendment Term Loan Commitment Percentage” of any Lender shall mean the Sixth Amendment Term Loan Commitment Percentage set forth on Schedule 1.2(b) as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) or 15.3(d).
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR.
“Solvent” or “Solvency” shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subordinated Debt” shall mean any Indebtedness of any Credit Party to any Person (including any shareholder, officer, director, employee, consultant, or Affiliate of any Borrower) which Indebtedness shall be subordinated to any Term Loan on terms and conditions satisfactory to Agent in its Permitted Discretion, including but not limited to the Preferred Equity.
“Subordination Agreement” shall mean, collectively, those certain subordination agreements with respect to Subordinated Debt, including but not limited to the Preferred Equity Subordination Agreement, which shall be executed and delivered in connection therewith and as a condition thereto, each of which must be acceptable to Agent in its sole and absolute discretion.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of a Credit Party; provided, that so long as Orange142 Canada does not conduct any business operations, have any material assets (other than holding a bank account with a de minimis account balance), incur any material liabilities or engage in any transactions with the Credit Parties, such entity shall not constitute a Subsidiary.
“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by a Credit Party.
“Swap Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include Agent, any Lender or any Affiliate of Agent or any Lender).
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Tax” or “Taxes” (and, with correlative meaning, “Taxable” or “Taxing”) shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.
“Tax Distribution” shall mean the Taxes assumed to be payable by a direct or indirect shareholder or member of any Credit Party as a result of the allocation of income of such Credit Party to such shareholder or member due to such Credit Party’s status for federal, state or local Tax purposes as a partnership, subchapter S corporation or any other entity that is a pass-through entity or disregarded entity for federal, state and local Tax purposes (as applicable) but only for so long as such Credit Party continues to be so treated as a pass-through entity or disregarded entity for federal, state and local tax purposes, as evidenced and substantiated by the tax returns filed by such Credit Party (as applicable), with such Taxes assumed to be payable by such shareholder or member of any Credit Party being calculated for all members or shareholders, as applicable, at the highest combined marginal federal, state and local Tax rate applicable to any Credit Party that is allocated to such member or shareholder of the Credit Party, taking into consideration (A) the character and nature of such income or gain (i.e., whether such income is subject to Tax at capital gains rates, ordinary income rates or any special rates), (B) losses previously allocated to each such member or shareholder, as applicable, by such Credit Party to the extent such losses have not previously been applied to reduce the Tax Distribution hereunder, provided that capital losses and capital loss carry forwards shall be taken into account only to the extent they are currently usable to offset income or gain allocated by such Credit Party to a member or shareholder, as applicable; and provided, further, that to the extent that any losses allocated by such Credit Party result in a payback by a member to such Credit Party of previous Tax Distributions pursuant to Section 7.7 hereof, then such losses shall not be taken into account for purposes of determining the Tax Distribution hereunder, and (C) the deduction under Section 199A of the Internal Revenue Code in respect of the taxable income of the Credit Parties, to the extent such deduction may be currently utilized by such shareholder or member.
“Tax Receivable Agreement” shall mean that certain tax receivable agreement to be entered into by and among DDH Holdings, DDH, and Direct Digital Management, LLC.
“Term” shall have the meaning set forth in Section 13.1 hereof.
“Term Loan Commitment Percentage” of any Lender shall mean the percentage set forth on Schedule 1.2(b) as its “Term Loan Commitment Percentage,” as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) or 15.3(d).
“Term Loan Rate” shall mean an interest rate per annum equal to the sum of the Applicable Margin plus Adjusted Term SOFR for the then-current Interest Rate Reset Period less any Worker Solutions Performance Incentive.
“Term Loans” shall mean, collectively, the Closing Date Term Loan, the Sixth Amendment Term Loan, and the Delayed Draw Term Loan.
“Term Notes” shall mean, collectively, the Closing Date Term Note and the Delayed Draw Term Loan Notes.
“Term SOFR” shall mean, for any calculation with respect to a SOFR Loan for any Interest Rate Reset Period, the Term SOFR Reference Rate for a tenor comparable to the Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Rate Reset Period, as such rate is published by the Term SOFR Administrator; provided, however that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Adjustment” shall mean 0.10% (10 basis points) for an Interest Period of one-month’s duration and 0.15% (15 basis points) for an Interest Period of three-months’ duration.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Title Policy” shall have the meaning set forth in Section 6.8(b)(iii) hereof.
“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.
“Transfer Supplement” shall mean a document in the form of Exhibit B hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of (i) the obligation of Lenders to make Advances under this Agreement or (ii) the right and option of Lenders to make Delayed Draw Term Loans under this Agreement.
“Transferee” shall have the meaning set forth in Section 15.3(d) hereof.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” shall mean, for any specified Persons, all Consolidated Capital Expenditures of such Persons other than those made utilizing financing provided by the applicable seller or third party lenders (including (x) by any Lender to the extent that the Indebtedness arising with respect to such financing does not constitute Advances or Obligations, and (y) expenditures made with advance under the ABL Credit Agreement).
“Uniform Commercial Code” or “UCC” shall have the meaning set forth in Section 1.3 hereof.
“United States” and “U.S.” shall mean the United States of America.
“Unrestricted Cash” shall mean that portion of the Credit Parties’ cash that is (a) free and clear of all Liens, other than Liens in favor of Agent and ABL Lender pursuant to the ABL Credit Agreement, (b) maintained by the Credit Parties in one or more deposit accounts that are located in the United States and are subject to Control Agreements and (c) not listed as “restricted” on the Credit Parties’ balance sheet.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets

Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Stock” shall mean, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Warrant Tender Offer” shall mean DDH Holdings offer to purchase for cash any and all of its outstanding warrants at a price of $1.20 per warrant as set forth in the combined Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO, including the Second Amended and Restated Offer to Purchase and Consent Solicitation dated September 21, 2023, originally filed with the Securities and Exchange Commission on August 29, 2023, as amended on September 14, 2023, September 21, 2023 and September 29, 2023.
“Worker Solutions” shall mean programs or services intended to provide to companies and their employees, as applicable, long-term, sustainable impact in financial inclusion and empowerment, housing, jobs, wellness, diversity and inclusion or such other core values acceptable to Agent in its sole discretion.
“Worker Solutions Certificate” shall mean a certificate in substantially the form attached hereto as Exhibit D to be signed by an Authorized Officer of Borrowers.
“Worker Solutions Performance Incentive” shall mean (a) as of the Closing Date and through and including the date immediately prior to the first Worker Solutions Performance Incentive Reset Date, a rate per annum equal to 0.00 % and (b) on and after each Worker Solutions Performance Incentive Reset Date, (i) a rate per annum as set forth in the table below based upon the Worker Solutions Subscription to each of the Eligible Worker Solutions by Borrowers:

No Eligible Worker Solutions	0.00%
One or more Eligible Worker Solutions	0.05%

plus (ii) solely to the extent Borrowers received a B Corp Certification by Standards Analysts at the non-profit B Lab (or any successor certification or administrator identified by Agent in its sole discretion), as listed in https://bcorporation.net/directory (or any successor directory identified by Agent in its sole discretion) or such other comparable certification from a nationally recognized and reputable third party assessment and validation of social and environmental performance identified to and approved by Agent in writing, a rate per annum equal to 0.05% so long as Borrowers maintain such certification.
The component of the Worker Solutions Performance Incentive set forth in clause (b)(i) above shall (i) remain in effect for the period of the applicable Worker Solutions Subscription to any applicable Eligible Worker Solution(s) notwithstanding removal of such provider, program or service from Exhibit A (unless Agent has notified Borrowers in writing that such provider, program or service is removed or to be removed from Exhibit A prior to the commencement of the period of any such Worker Solutions Subscription) and (ii) be adjusted, to the extent applicable, (x) as of each Worker Solutions Performance Incentive Reset Date based upon and to the extent that Borrowers have certified in the applicable Worker Solutions Certificate as to the Worker Solutions Subscription to any such applicable Eligible Worker Solution or (y) otherwise at such time agreed by Agent and Borrowers as a result of a mutual determination to (1) cease or otherwise terminate any applicable Eligible Worker Solution (thereby reducing the Worker Solutions Performance Incentive) or (2) Worker Solutions Subscribe to a Worker Solution which had not been the subject of a Worker Solutions Subscription immediately prior to such determination (thereby increasing the Worker Solutions Performance Incentive to the extent applicable).
If Agent determines that Borrowers did not successfully make a Worker Solutions Subscription to any such Eligible Worker Solution during an earlier period in which the Worker Solutions Performance Incentive applied (or were otherwise not certified as a B Corporation under clause (b)(ii) above during any such earlier period), without limiting any other rights or remedies arising as a result of any certification in a Worker Solutions Certificate which may prove to have been false or misleading, Borrowers shall automatically and retroactively be obligated to pay to Agent, for the benefit of the applicable Lenders, promptly on demand by Agent, an amount equal to the excess of the amount of interest that should have been paid for such period without the Worker Solutions Performance Incentive over the amount of interest actually paid for such period.
“Worker Solutions Performance Incentive Reset Date” shall mean the first day of the month following the date on which financial statements, Compliance Certificate and Worker Solutions Certificate are required to be delivered pursuant to Section 9.8 after the end of each related Fiscal Quarter.
“Worker Solutions Provider” shall mean any third-party provider or other third party vendor providing Worker Solutions.
“Worker Solutions Subscription” shall mean the subscription to, participation in or other purchase or acquisition of one or more (as applicable) Worker Solutions by Borrowers (or any of them, as applicable) for any period identified and offered by a Worker Solutions Provider to Borrowers. “Worker Solutions Subscribe” and “Worker Solutions Subscribed” shall have the corollary meaning thereto.
1.3    Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accessions”, “accounts”, “certificates of title”, “chattel paper”, “commercial tort claims”, “commodities accounts”, “commodities contracts”, “documents”, “deposit accounts”, “electronic chattel paper”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “securities”, “securities accounts”, “securities entitlements”, “supporting obligations” and “software”, as and when used in the description of Collateral (and related underlying definitions) have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4    Certain Matters of Construction.
(a)    The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions, renewals or restatements thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be determined on a first-in-first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is remedied within any grace period expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of each Credit Party’s knowledge” or words of similar import relating to the knowledge or the awareness of a Credit Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of a Credit Party or (ii) the knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of a Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.
1.5    Early Opt-In Election. Agent notified Borrower on June 1, 2023 that pursuant to Section 3.8 hereof, Agent and the Credit Parties have jointly elected to trigger a fallback from USD LIBOR to Term SOFR. Pursuant thereto, effective May 31, 2023 (the “Replacement Date”), Term SOFR replaced LIBOR for all purposes under this Agreement and the Other Documents in respect of such Benchmark setting without any amendment to, or further action or consent of any other party to, the Loan Agreement or any Other Document. On the Replacement Date, the Benchmark Replacement shall mean the sum of (x) Term SOFR and (y) 0.15% (15 basis points) for an Available Tenor of three-months’ duration. In connection with the implementation and administration of Term SOFR, Agent reserves the right to make Benchmark Replacement Conforming Changes from time to time in accordance with this Agreement.
1.6    Disclaimer
1.7    . Agent neither warrants nor accepts responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Neither Agent nor its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Credit Parties. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Credit Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
II.    ADVANCES, PAYMENTS.
2.1    Term Loans.

(a)    Closing Date Term Loan and Sixth Amendment Term Loan.
(i)    Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers (A) in the amount equal to such Lender’s Term Loan Commitment Percentage of the Closing Date Term Loan Amount (collectively, the “Closing Date Term Loan”)~~.~~  and (B) on the Sixth Amendment Date in an amount equal to such Lender’s Sixth Amendment Term Loan Commitment Percentage of the Sixth Amendment Term Loan Amount (collectively, the “Sixth Amendment Term Loan”).
~~(i)~~ Subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement, and subject to the application of any prepayments in accordance with the terms hereof, the Closing Date Term Loan shall be, with respect to principal, due and payable in quarterly installments on the last Business Day of each fiscal quarter: (x) commencing January 1, 2022 (with the first payment due March 31, 2022) through and including December 31, 2023, in an amount equal to $137,500.00 each, ~~and~~ (y) commencing January 1, 2024 (with the first payment due March 31, 2024) through and including March 31, 2024, in an amount equal to $275,000.00 each, and (z) (1) with respect to the Existing Term Loans (as defined in the Sixth Amendment), commencing January 1, 2026 (with the first payment due March 31, 2026) and at all times thereafter, in an amount equal to $275,000.00 each and (2) with respect to the Sixth Amendment Term Loan, commencing January 1, 2025 (with the first payment due March 31, 2025) and at all times thereafter, in an amount equal to $75,000.00 each, which $75,000.00 shall be paid in kind and added to the principal balance of the Term Loan with respect to the payments due on and before December 31, 2025 and paid in cash thereafter, with a final installment of the Term Loans due at the end of the Term in an amount equal to the entire unpaid principal balance thereof; provided that, for the avoidance of doubt, during the period commencing with the fiscal quarter ended June 30, 2024, and each fiscal quarter thereafter and ending on, but including, the fiscal quarter ending December 31, 2025, there shall be no payments of principal due and payable under this Section 2.1(a) with respect to the Existing Term Loans (as defined in the Sixth Amendment). The Closing Date Term Loan ~~shall~~may be evidenced by one or more secured promissory notes if requested by a Lender (collectively, the “Closing Date Term Note”) in substantially the form attached hereto as Exhibit F-1.
(ii)    Borrowing Agent may, from time to time, prepay the principal amount owing under the Closing Date Term Loan, so long as: (A) Borrowing Agent shall have provided at least three (3) Business Days prior written notice not later than 1:00 p.m. (New York City time) to Agent of such prepayment, specifying the amount of such prepayment (which notice, once given, shall be irrevocable); (B) each such prepayment is in a minimum amount of $500,000, or an increment of $250,000 in excess thereof and (C) such prepayment shall be accompanied by the payment of any prepayment fee set forth in the Fee Letter. Such prepayments shall be applied to the principal installments due on the Closing Date Term Loan on a pro rata basis; provided that any such prepayments shall be applied on a pro rata basis to the Closing Date Term Loan and the then outstanding portion of the Delayed Draw Term Loans.
(b)    Delayed Draw Term Loans.

(i)    Pursuant to the Second Amendment, Lenders made a term loan to Borrower on the Second Amendment Date in an aggregate amount equal to $4,260,000 (the “Second Amendment Delayed Draw Term Loan”) in accordance with each Lender’s Delayed Draw Term Loan Commitment Percentage, the proceeds of which were applied in accordance with the Second Amendment. On the Fourth Amendment Date and pursuant to the Fourth Amendment, each Lender will make a term loan to Borrower equal to such Lender’s Delayed Draw Term Loan Commitment Percentage of $3,587,274.03 (the “Fourth Amendment Delayed Draw Term Loan”, together with the Second Amendment Delayed Draw Term Loan, the “Delayed Draw Term Loans”). Notwithstanding anything to the contrary contained herein, after giving effect to the Fourth Amendment Delayed Draw Term Loan made on the Fourth Amendment Date, Borrower shall not be permitted to request, and no Lender shall be obligated to make, any additional term loans or Delayed Draw Term Loan.
(ii)    [Reserved].
(iii)    Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 8.2 hereof, each Lender severally and not jointly, shall make, on the Fourth Amendment Date, the Fourth Amendment Delayed Draw Term Loan in the sum equal to such Lender’s Delayed Draw Term Loan Commitment Percentage of the Fourth Amendment Delayed Draw Term Loan Amount.
(iv)    Subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement, and subject to the application of any prepayments in accordance with the terms hereof, each Delayed Draw Term Loan shall be, with respect to principal, payable in quarterly installments in an amount equal to (x) commencing January 1, 2022 through and including December 31, 2023, six hundred twenty-five thousandths of one percent (0.625%) of the amounts of the applicable Delayed Draw Term Loan, and (y) at all times thereafter, one and one quarter of one percent (1.25%) of the amounts of the applicable Delayed Draw Term Loan, commencing on the last day of the first full Fiscal Quarter ending after the applicable Delayed Draw Term Loan Funding Date of such Delayed Draw Term Loan, with a final installment due at the end of the Term in an amount equal to the entire unpaid principal balance thereof; provided that during the period commencing with the fiscal quarter ended June 30, 2024, and each fiscal quarter thereafter and ending on, but including, the fiscal quarter ending December 31, 2025, there shall be no payments of principal due and payable under this Section 2.1(b)(iv). Notwithstanding anything to the contrary set forth above, the Second Amendment Delayed Draw Term Loan shall be, with respect to principal, paid in accordance with the Second Amendment and with respect to the Fourth Amendment Delayed Draw Term Loan, the first installment of principal shall be due on December 31, 2023. Each Delayed Draw Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Delayed Draw Term Loan Note”) in substantially the form attached hereto as Exhibit F-2.
(v)    Borrowing Agent may, from time to time, prepay the principal amount owing under each Delayed Draw Term Loan, so long as: (A) Borrowing Agent shall have provided at least three (3) Business Days prior written notice not later than 11:00 a.m. (New

York City time) to Agent of such prepayment, specifying the amount of such prepayment (which notice, once given, shall be irrevocable); (B) each such prepayment is in a minimum amount of $500,000, or an increment of $250,000 in excess thereof and (C) such prepayment shall be accompanied by the payment of any prepayment fee set forth in the Fee Letter. Such prepayments shall be applied to the principal installments due on such Delayed Draw Term Loan on a pro rata basis; provided that any such prepayments shall be applied on a pro rata basis to the Closing Date Term Loan and the then outstanding portion of the Delayed Draw Term Loans.
(c)    Interest Reserve. The Sixth Amendment Term Loan shall be funded to the Borrower net of $2,000,000 (the “Interest Reserve”); provided that for the avoidance of doubt, the Interest Reserve shall constitute an Advance of the Sixth Amendment Term Loan on the Sixth Amendment Date, be included in the outstanding principal balance of the Term Loans (before and after any interest payments are made after the Sixth Amendment Date), and accrue interest in accordance with Section 3.1. The Borrower hereby irrevocably authorizes the Agent to, on the last Business Day of each month, withdraw from the Interest Reserve, the amount of interest payable in cash owing to Lenders pursuant to Section 3.1 hereof unless Borrowing Agent shall have provided written notice to Agent at least three (3) Business Days prior to the last Business Day of the applicable month that Borrower will make such interest payment in cash, provided that if the Borrower does not make such interest payment on or before the last Business Day of the applicable month Agent shall withdraw from the Interest Reserve, the amount of interest payable in cash owing to Lenders pursuant to Section 3.1 hereof. Agent shall not be required to establish or maintain a separate fund or deposit account for the Interest Reserve. Nothing contained in this Section 2.1(c) is intended to alter or limit the obligation of the Borrower to pay from its own funds interest accruing on the Term Loan, when due, if the Interest Reserve is inadequate. To the extent the Obligations are accelerated pursuant to Section 11.1 hereof, Agent may apply any amounts in the Interest Reserve to repayment of the Obligations in such order as it determines in its sole discretion.
2.2    Repayment of Advances.
(a)    The Term Loans shall be due and payable as provided in Section 2.1 and in the Term Notes, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (i) acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or (ii) termination of this Agreement.
(b)    Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the next Business Day following Agent’s receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations (i) on the Business Day following Agent’s receipt of such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account. Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent in its Permitted Discretion and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.
(c)    All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent via wire transfer or electronic depository check not later than 1:00 p.m. (New York City time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent.
(d)    Borrowers shall, jointly and severally, pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.
(e)    Any amount prepaid or repaid in respect of Term Loans may not be reborrowed.
2.3    [Reserved].
2.4    Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of the Borrowers in which shall be recorded the date and amount of each Advance made by Lenders, the Lender(s) making such Advance and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. The records of Agent with respect to the loan account shall be prima facie evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.5    Additional Payments. Any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including the Borrowers’ obligations under Sections 4.2, 4.4, 4.12, 4.13 and 4.14 hereof, may be charged to Borrowers’ Account and added to the Obligations.
2.6    Manner of Borrowing and Payment.
(a)    Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Loans shall be applied to the Term Loans pro rata according to the Term Loan Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders, in each case, via wire transfer or electronic depository check on or prior to 1:00 p.m. (New York City time) in Dollars and in immediately available funds.
(b)    Except as otherwise expressly provided in this Agreement with respect to any such specified payment required to be made by Borrowers hereunder or with respect to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant as contemplated under Section 15.3 of this Agreement, if any Lender or Participant (a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or, if consented to by Agent, by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, if consented to by Agent, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
2.7    Mandatory Prepayments.
(a)    Asset Dispositions and Involuntary Dispositions. The Credit Parties shall prepay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale (other than Asset Sales permitted pursuant to Section 7.1(b)) or Involuntary Disposition by DDH or any of its Subsidiaries on the Business Day following receipt of Net Cash Proceeds required to be prepaid pursuant to the provisions hereof; provided that such prepayment shall not be required to be made to the extent Borrowing Agent delivers to Agent a certificate stating that the applicable Credit Party intends to reinvest such Net Cash Proceeds in replacement assets (excluding Consolidated Current Assets) that are useful in the business of DDH or any of its Subsidiaries within 180 days after the date of such Asset Sale or Involuntary Disposition and such Net Cash Proceeds are so reinvested during such period, provided, further that in the case of an Involuntary Disposition, if a definitive agreement to so reinvest has been executed within such 180-day period, then such reinvestment shall have been consummated within 180 days after the date such definitive agreement was executed; it being understood that any such Net Cash Proceeds not so reinvested during such periods, shall be used to prepay the Obligations immediately following the expiration of such respective period. Until the date of payment, such Net Cash Proceeds required to be prepaid shall be held in trust for Agent and, upon such prepayment, shall be applied to the Term Loans in the inverse order of maturities thereof (x) in respect of the Closing Date Term Loan and the Delayed Draw Term Loans, and (y) to all remaining principal installments thereof until paid in full. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.
(b)    [Reserved].

(c)    Equity Proceeds. The Credit Parties shall prepay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Equity Transactions (other than a Qualified IPO and Equity Transactions used solely to consummate Permitted Acquisitions and completed substantially contemporaneously therewith), including any Equity Cure, on the Business Day following receipt thereof unless waived by Agent in its sole and absolute discretion. Until the date of payment, such Net Cash Proceeds required to be prepaid shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding principal installments of the Term Loans in the inverse order of maturities thereof (x) in respect of the Closing Date Term Loan and the Delayed Draw Term Loans, and (y) to all remaining principal installments thereof until paid in full.
(d)    Indebtedness Proceeds. The Credit Parties shall prepay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof. Until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding principal installments of the Term Loans in the inverse order of maturities thereof (x) in respect of the Closing Date Term Loan and the Delayed Draw Term Loans, and (y) to all remaining principal installments thereof until paid in full.
(e)    Consolidated Excess Cash Flow. The Credit Parties shall prepay the Obligations, within thirty (30) days of delivery of each annual Compliance Certificate delivered under Section 9.7, commencing with the Compliance Certificate delivered for the Fiscal Year ending December 31, 2022, in an amount equal to (i) so long as no Event of Default has occurred and is continuing, 50% of Consolidated Excess Cash Flow and (ii) following the occurrence and during the continuance of an Event of Default, 100% of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year unless waived in writing by Agent. The prepayments specified in this Section 2.7(e) shall be applied to the outstanding principal installments of the Term Loans in the inverse order of maturities thereof (x) in respect of the Closing Date Term Loan and the Delayed Draw Term Loans, and (y) to all remaining principal installments thereof until paid in full. In the event that the Compliance Certificate required by Section 9.7 is not delivered on or before the due date, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayments required by this Section 2.7(e), subject to adjustment when the applicable financial statements and Compliance Certificate are delivered to Agent as required hereby. Such calculations made by Agent and/or acceptance of any related estimated prepayments shall not be deemed a waiver of any rights Agent or Lenders may have, whether as a result of the failure by Borrowers to timely deliver such financial statements or otherwise.
(f)    Extraordinary Receipts. When any Credit Party or Subsidiary thereof receives the cash proceeds of any Extraordinary Receipt, unless such Credit Party or Subsidiary reinvests such proceeds in the same manner that it would be entitled to under Section 2.7(a), the Credit Parties shall repay the Term Loans in an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipts, such prepayments to be made promptly but in no event more than five (5) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. Such repayments shall be applied to the outstanding principal installments of the Term Loans in the inverse order of maturities thereof (x) in respect of the Closing Date Term Loan and the Delayed Draw Term Loans, and (y) to all remaining principal installments thereof until paid in full.
(g)    ABL Loan Documents. The terms of this Section 2.7 are subject to the terms and conditions of the Intercreditor Agreement. To the extent that any mandatory prepayment pursuant to the ABL Loan Documents is, contemporaneously with the event giving rise to such prepayment, required and permitted to be paid to the ABL Obligations pursuant to the Intercreditor Agreement, then the amount of such payment required pursuant to the ABL Loan Documents at such time shall reduce the amount of any mandatory prepayment owing pursuant to this Section 2.7 on a dollar for dollar basis or as otherwise required pursuant to the Intercreditor Agreement.
2.8    Use of Proceeds.
(a)    Borrowers shall use the proceeds of (i) the Closing Date Term Loans to (A) fund the Preferred A Redemption, (B) refinance certain Indebtedness of the Borrowers existing immediately prior to the Closing Date, (C) pay fees and expenses associated with the Closing Date Transactions and (D) provide for their general corporate needs and working capital requirements, including, funding for creation and retention of direct and indirect jobs and/or opening of new revenue-generating locations, ~~and~~ (ii) the Second Amendment Delayed Draw Term Loans as set forth in the Second Amendment and Fourth Amendment Delayed Draw Term Loan to make payments due in connection with the consummation of the Warrant Tender Offer in accordance with its terms (not to exceed approximately $3,021,103.55) and fees and expenses incurred in connection therewith~~.~~, and (iii) the Sixth Amendment Term Loan to (A) fund the Interest Reserve in an amount equal to $2,000,000 and (B) make a prepayment on the Notes (as defined in the ABL Credit Agreement) under the ABL Credit Agreement in an amount equal to $4,000,000 on Sixth Amendment Date.
(b)    Without limiting the generality of Section 2.8(a) above, neither any Borrower, any other Credit Party, nor any other Person which may in the future become a Credit Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act or to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.
2.9    Defaulting Lender.
(a)    Notwithstanding anything to the contrary contained herein, in the event any Lender (i) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (ii) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance and such actual refusal would constitute a breach by such Lender of its obligations under this Agreement (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.9 while such Lender Default remains in effect.
(b)    Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective applicable Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent and, if so paid or retained, shall be deemed to have been paid by Borrowers for all purposes hereunder. Agent may hold and, in its discretion, re-lend to Borrowers the amount of such payments received or retained by it for the account of such Defaulting Lender.
(c)    A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, solely for purposes of any determination of “Required Lenders” in accordance with the definition thereof, a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.
(d)    Other than as expressly set forth in this Section 2.9, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.9 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)    In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.
2.10    Joint and Several Liability, Waivers, etc. Each Borrower hereby agrees as follows.

(a)    Each Borrower is accepting joint and several liability hereunder and under the Other Documents in consideration of the financial accommodations to be provided by Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.10), it being the intention of each Borrower and the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.
(d)    The Obligations of each Borrower under the provisions of this Section 2.10 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by Applicable Law, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives, to the fullest extent permitted by Applicable Law, notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with

Applicable Laws or regulations thereunder, which might, but for the provisions of this Section 2.10 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.10, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.10 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Agent or any Lender.
(f)    Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of this Agreement and the Other Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)    Each Borrower waives, to the maximum extent permitted by law, all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent’s or such Lender’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580(d) of the California Code of Civil Procedure, any comparable statute, or otherwise.
(h)    [Reserved].
(i)    The provisions of this Section 2.10 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of Agent, any Lender, any of their respective successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.10 shall remain in effect until all of the Obligations shall have been paid in full in accordance with the terms of this Agreement. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.10 will forthwith be reinstated in effect, as though such payment had not been made.
(j)    Until the Obligations (other than Inchoate Obligations) have been paid in full in cash in accordance with the terms hereof, all of the commitments of the Lenders hereunder have been terminated and this Agreement has been terminated, each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the Other Documents, any payments made by it to Agent or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations (other than Inchoate Obligations) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Agent or any Lender hereunder or under any Other Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations (other than Inchoate Obligations) and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(k)    Each Borrower hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness or other obligations owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations (other than Inchoate Obligations) in accordance with the terms of this Agreement. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations (other than Inchoate Obligations) shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with the terms of this Agreement.
III.    INTEREST AND FEES.
3.1    Interest. Interest on Advances shall be payable in arrears on the last Business Day of each month. Interest charges shall be computed on the actual principal amount of Advances outstanding during the monthly period, at a rate per annum equal to the applicable Term Loan Rate. Whenever, subsequent to the date of this Agreement, Adjusted Term SOFR is increased or decreased, the Term Loan Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in Adjusted Term SOFR during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the Term Loan Rate plus two (2%) percent per annum (the “Default Rate”).
3.2    [Reserved].

~~3.3 [Reserved].~~
3.3    Exit Fee. In addition to any fees or other amounts payable to the Agent and/or the Lenders under the terms of this Agreement and any Other Document, in consideration of the agreement by Agent and Lenders to enter into the Sixth Amendment and the transactions contemplated therein, the Borrowers agree to pay to the Agent for the benefit of Lafayette Square USA, Inc., as Lender, an exit fee (the “Exit Fee”) in an amount equal to $3,000,000, which fee is fully earned on the Sixth Amendment Date and shall be due and payable on the earliest of (a) the date that the outstanding principal balance of the Term Loans have been paid in full, (b) the date of acceleration of all or any portion of the Term Loans pursuant to the terms of this Agreement, including without limitation, acceleration as a result of an Event of Default under to Section 10.7 or 10.8, and (c) the end of the Term. Without limiting the foregoing, the Exit Fee shall not be refundable under any circumstances. The Exit Fee shall be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. In addition, payment of the Exit Fee shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or provincial taxing authority, in each case except as required by Applicable Law.
3.4    Fee Letter. Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
3.5    Computation of Interest and Fees. Interest hereunder shall be computed on the basis of a 360 day year and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Term Loan Rate during such extension, unless such next succeeding Business Day would fall in the next calendar month, in which case the due date shall be on the immediately preceding Business Day.
3.6    Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowing Agent and the provisions hereof shall be deemed amended to provide for such permissible rate.
3.7    Increased Costs. In the event that any Applicable Law or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Advances with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)    subject Agent or any Lender to any Tax of any kind whatsoever (other than (A) Indemnified Taxes and (B) Excluded Taxes) on the Advances, this Agreement, any Other Document, any commitments or other obligations or participations therein, or its deposits, reserves, other liabilities or capital attributable thereto;
(b)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)    impose on Agent or any Lender or the interbank market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender or participation therein;
and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall within 30 days of the events or conditions giving rise thereto pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in Adjusted Term SOFR, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent (in writing and providing in reasonable detail the reasons for and calculations of such amounts), and such certification shall be conclusive evidence absent manifest error.
Failure or delay on the part of Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.7 shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation, provided that no Credit Party shall be required to compensate Agent or any Lender pursuant to the foregoing provisions of this Section 3.7 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Agent or such Lender notifies Borrowing Agent of the circumstance giving rise to such increased costs or reductions and of Agent’s or such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions involves a change in law that is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.8    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of

“Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document, and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.
(c)    Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrowing Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrowing Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.8. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document, except, in each case, as expressly required pursuant to this Section 3.8.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” and the related provisions hereof (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing Agent may revoke any pending request for an Advance of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period.
3.9    Capital Adequacy.
(a)    In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law or condition.
(b)    A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive evidence absent manifest error.
(c)    Failure or delay on the part of Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.9 shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation, provided that no Credit Party shall be required to compensate Agent or any Lender pursuant to the foregoing provisions of this Section 3.9 for any reductions suffered more than six months prior to the date that Agent or such Lender notifies Borrowing Agent of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions involves a change in law that is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.10    Taxes.
(a)    [Reserved].
(b)    Payment Free of Taxes. Any and all payments by or on account of any Obligations of any Credit Party under this Agreement or any Other Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrowing Agent or a Payee) requires the deduction or withholding of any Tax from any such payment by a Payee, then Borrowing Agent or such Payee, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Payee, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made. For clarity, notwithstanding the submission of documentation by a Payee under Section 3.10(g)(i) claiming a reduced rate of or exemption from U.S. withholding Tax, Agent shall be entitled to withhold United States federal income Taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon Agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law.
(c)    Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Body in accordance with Applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Credit Parties. Each Credit Party shall jointly and severally indemnify Agent and each Payee, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Agent or any Payee or required to be withheld or deducted from a payment to such Agent or Payee, as the case may be, and any penalties, interest and out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Payee (with a copy to Agent), or by Agent on its own behalf or on behalf of a Payee shall be conclusive absent demonstrable error.

(e)    Indemnification by the Payees. Each Payee shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Payee (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), and (ii) any Excluded Taxes attributable to such Payee, in each case, that are payable or paid by Agent in connection with this Agreement or any Other Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. In addition, and for clarity, Agent is hereby indemnified severally by the Lenders under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Payee for the amount of any Tax it deducts and withholds in accordance with regulations under § 1441 of the Code. A certificate as to the amount of such payment or liability delivered to any Payee by Agent shall be conclusive absent manifest error. Each Payee hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Payee under any Other Document or otherwise payable by Agent to the Payee from any other source against any amount due to Agent under this clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Body pursuant to this Section 3.10, such Credit Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(g)    Status of Payees. (i) Any Payee that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any Other Document shall deliver to Borrowers and Agent, at the time or times reasonably requested by Borrowing Agent or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Payee, if reasonably requested by Borrowing Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent as will enable Borrowing Agent or Agent to determine whether or not such Payee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 1.1(g)(ii)(A), 1.1(g)(ii)(B) and 3.10(g)(ii)(D) below) shall not be required if in Payee’s reasonable judgment such completion, execution or submission would subject such Payee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Payee, and Payee hereby acknowledges and agrees that in such circumstance Borrowers and Agent shall withhold against all payments to be made by Borrowers or Agent to such Payee in accordance with Applicable Law.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”),
(A)    any Payee that is a U.S. Person shall deliver to Borrowing Agent and Agent on or prior to the date on which such Payee becomes a Payee under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Agent), two (2) duly completed and executed copies of IRS Form W-9 certifying that such Payee is exempt from U.S. federal backup withholding Tax;
(B)    any Payee that is organized under the laws of a jurisdiction other than that in which the Credit Parties are resident for income Tax purposes (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Payee under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or Agent), whichever of the following is applicable:
a.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Other Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Other Document, two (2) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.    two (2) duly completed and executed copies of IRS Form W-8ECI;
c.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two (2) duly completed and executed copies of a certificate in form and substance satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
d.    to the extent a Foreign Lender is not the beneficial owner, two (2) duly completed and executed copies of IRS Form W-8IMY, accompanied by two (2) duly completed and executed copies of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate in form and substance satisfactory to Agent, two (2) duly completed and executed copies of IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide two (2) duly completed and executed copies of a U.S. Tax Compliance Certificate in form and substance satisfactory to Agent on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Payee under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowing Agent or Agent to determine the withholding or deduction required to be made;
(D)    if a payment to a Payee under this Agreement or any Other Document would be subject to U.S. Federal withholding Taxes imposed by FATCA if such Payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Payee shall deliver to Borrowing Agent and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowing Agent or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowing Agent or Agent as may be necessary for Credit Parties and Agent to comply with their obligations under FATCA and to determine that such Payee has complied with such Payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(E)    Any Agent that is not a U.S. Person shall, at the time such Agent becomes a party to this Agreement, provide to the Borrowing Agent two duly-signed properly completed copies of (1) IRS Form W-8ECI, or any successor thereto with respect to payments, if any, received by the Agent for its own account, and (2) with respect to payments received on account of any Payee, executed copies of IRS Form W-8IMY (or any successor form) certifying that the Agent is either (a) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others or (b) a “U.S. branch” and that payment it receives for others are not effectively connected with the conduct of a trade or business in the United States and that is using the form as evidence of its agreement to be treated as a U.S. Person with respect to payments associated with the IRS Form W-8IMY.
Each Payee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowing Agent and Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Payee, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Other Document.
3.11    Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon any Credit Party for (or if any Credit Party is otherwise required to pay) amounts pursuant to Sections 3.7, 3.9 or 3.10 or (b) is a Defaulting Lender, then such Lender shall use reasonable efforts to mitigate such losses, including in the case of clause (a), by designating a different lending office or Affiliate of such Lender for the funding or booking the Loans hereunder and Borrowing Agent may, within ninety (90) days of receipt of such demand (or the occurrence of such other event causing any Credit Party to be required to pay such compensation) or Lender Default, as the case may be, by notice (a “Replacement Notice”) in writing to Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowing Agent in obtaining a replacement Lender who is an Eligible Assignee and is satisfactory to Agent and Borrowing Agent in their sole discretion (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and Commitment Percentage as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender who is an Eligible Assignee and is satisfactory to Agent and Borrowing Agent in their sole discretion. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 15.3, all of its Advances and Commitment Percentage and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected

Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Sections 3.7 and 3.9. Upon the effective date of such assignment, the Borrowers shall, if requested, issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution(s) shall become a “Lender” for all purposes under this Agreement and the other Documents.
IV.    COLLATERAL: GENERAL TERMS.
4.1    Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender (and each other holder of any Obligations) of the Obligations, each Credit Party hereby collaterally assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wherever located. Each Credit Party shall mark its books and records as may be necessary or appropriate to evidence and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Credit Party shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Credit Party shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.
4.2    Creation and Perfection of Security Interest.
(a)    This Agreement and the Other Documents are effective to create in favor of Agent, for the ratable benefit of Lenders and the other holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and this Agreement and the Other Documents shall create a fully perfected Lien on, and security interest in, all right, title and interest of the obligors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances) (i) with respect to any such Collateral that is a “security” (as such term is defined in the Uniform Commercial Code) and is evidenced by a certificate, when such Collateral is delivered to Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the Uniform Commercial Code) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor or when “control” (as such term is defined in the Uniform Commercial Code) is established by Agent over such interests in accordance with the provision of Section 8-106 of the Uniform Commercial Code, or any successor provision, (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the Uniform Commercial Code), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor (to the extent such security interest can be perfected by filing under the Uniform Commercial Code) and (iv) with respect to any such Collateral that is Intellectual Property, when intellectual property security agreements are recorded with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements set forth in clause (iii).
(b)    Each Credit Party shall take all action that may be necessary or that Agent may request in its Permitted Discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements to the extent required under Section 4.5(c), (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments (other than those deposited for collection), letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, in each case with a face value in excess of $250,000, individually and in the aggregate, (iv) reserved, and (v) executing and delivering financing statements, Control Agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent in its Permitted Discretion, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Credit Party hereby authorizes Agent to file against such Credit Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Credit Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local filing, recording, documentary or similar taxes relating thereto, shall be charged to Borrowers’ Account as an Advance and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand. Notwithstanding the foregoing, no Credit Party shall be required to undertake any Excluded Perfection Action.
4.3    [Reserved].
4.4    Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems reasonably necessary to protect Agent’s interest in and to preserve the Collateral and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located to take possession of all or any part of the Collateral and to remove all or any part of the Collateral. Each Credit Party shall cooperate all of Agent’s reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent’s expenses of preserving the Collateral shall be charged to Borrowers’ Account as an Advance and added to the Obligations.
4.5    Ownership of Collateral.
(a)    Each of the Credit Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their financial statements and other information referred to in Section 5.9 and in the most recent financial statements delivered pursuant to Sections 9.7, 9.8 and 9.9, in each case except for assets disposed of since the date of such financial statements as permitted under Section 7.1(b). All such properties and assets are free and clear of Liens other than Permitted Encumbrances. With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) a Credit Party shall have rights in or be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority (subject only to Permitted Encumbrances) security interest in each and every item of its Collateral to Agent; (ii) each document and agreement executed by each Credit Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Credit Party that appear on such documents and agreements shall be genuine and such Credit Party shall have full capacity to execute same; and (iv) each Credit Party’s Equipment with a value in excess of $100,000 shall be located as of the Closing Date (and as updated pursuant to Sections 4.5 and 9.11(b)) as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent; except (A) with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 7.1 hereof; and (B) for items in transit between Credit Parties’ locations, items out for repair, items provided to employees in the ordinary course of business and samples for customers.
(b)    [Reserved].
(c)    Notwithstanding anything contained herein to the contrary and without limiting anything contained herein, Borrower shall use commercially reasonable efforts to deliver or cause to be delivered to Agent duly executed Lien Waiver Agreements in form and substance reasonably satisfactory to Agent with respect to (w) 1177 West Loop South, Suite 1170, Houston, Texas 77027, (x) 716 Congress Avenue, Suite 100, Austin, Texas 78701, (y) each other Real Property that has Collateral with a book or fair market value (whichever is greater) in excess of $250,000 stored or located therein and (z) upon the reasonable request of Agent, any other leased locations where corporate records are maintained.
4.6    Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations (other than Inchoate Obligations) and (b) termination of all obligations of Agent and the Lenders to make any Advances hereunder and termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Credit Party shall, without Agent’s prior written consent, pledge, sell (except Inventory in the ordinary course of business and other Collateral to the extent not constituting an

Asset Sale), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances and except as permitted by Section 7.1, any part of the Collateral. Each Borrower shall use commercially reasonable efforts to defend Agent’s interests in any material portion of the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations after the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, each Borrower shall, upon demand, assemble it in the manner requested by Agent, to the extent commercially reasonable, and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, at all times following the occurrence and during the continuance of an Event of Default, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Following the occurrence and during the continuance of an Event of Default, Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into such Credit Party’s possession, they, and each of them, shall be held by such Credit Party in trust as Agent’s trustee, and such Credit Party will promptly deliver them to Agent in their original form together with any necessary endorsement.
4.7    Books and Records. Each Credit Party shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities to the extent necessary to prepare the financial statements of DDH and its Subsidiaries, on a Consolidated Basis, in conformity with GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by DDH.
4.8    Financial Disclosure. Subject to applicable federal and state securities laws, each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to deliver to Agent copies of any Credit Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent any information such accountants may have concerning any Credit Party’s financial status and business operations; provided however, Agent will attempt to obtain such information or materials directly from Credit Parties prior to obtaining such information or materials from such accountants. Subject to applicable federal and state securities laws, each Credit Party hereby authorizes all Governmental Bodies to furnish to Agent copies of reports or examinations relating to any Credit Party, whether made by such Credit Party or otherwise; provided however, Agent will attempt to obtain such information or materials directly from Credit Parties prior to obtaining such information or materials from such Governmental Bodies.

4.9    Compliance with Laws. Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, with (a) all Anti-Terrorism Laws, and (b) all other Applicable Laws which noncompliance with, with respect to this clause (b) only, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.10    Inspection of Premises. Each Credit Party will, and will cause each of its Subsidiaries to, permit Agent and each Lender and their respective representatives and independent contractors to visit and inspect any of its properties, to conduct field audits and examinations, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowing Agent (and such Persons shall use commercially reasonable efforts to conduct such visits and inspections in a manner as to minimize interference in the applicable Credit Parties normal operations), provided, however, that so long as no Event of Default exists, without limiting the number of any such visits and/or inspections, Borrowers shall not be obligated to pay for more than two (2) such inspections per year.
4.11    Insurance. Subject to Section 6.16(f), the Credit Parties will maintain or cause to be maintained, with financially sound and licensed insurers, property insurance, public liability insurance, cybersecurity insurance, and third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each of Borrower and its Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is a part of the Collateral, if any, and that is located in a community that participates in the National Flood Insurance Program, in each case (to the extent required) in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) with respect to liability insurance and cybersecurity insurance, name Agent, on behalf of the holders of the Obligations, as an additional insured thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement with respect to the Collateral, reasonably satisfactory in form and substance to Agent, that names Agent, on behalf of the holders of the Obligations, as the lender’s loss payee thereunder and provides for at least thirty (30) days’ (or ten (10) days’ in the case of non-payment of premium) prior written notice to Agent of any modification or cancellation of such policy; and which, for the avoidance of doubt, in the case of being added as an additional insured with respect to such liability insurance, shall not limit the ability of the applicable insurance carrier to satisfy any claims that may be payable to a third party on behalf of any

Credit Party. Credit Parties shall furnish Agent with copies of all policies and evidence of the maintenance of such policies by the renewal thereof as soon as practicable prior to the expiration date thereof. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Following the occurrence and during the continuance of an Event of Default with respect to all claims for insurance proceeds in excess of $250,000, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clause (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its Permitted Discretion shall determine during the continuance of an Event of Default and, at all other times as set forth in Section 2.7(a). Any surplus shall be paid by Agent to Borrowing Agent or applied as may be otherwise required by law.
4.12    Failure to Pay Insurance. If Credit Parties fail to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Credit Parties, and charge Borrowers’ Account therefor as an Advance and such expenses so paid shall be part of the Obligations.
4.13    Payment of Taxes. Each Credit Party will, and will cause each of its Subsidiaries to, pay (a) all federal, state and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than DDH or any Subsidiary of DDH). Subject to the limitations of Section 3.10, if any Tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s Permitted Discretion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Credit Party pay the Taxes, assessments or other claims and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Taxes, assessments or claims to the extent being contested as set forth in the proviso in the first sentence in this Section 4.13. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.
4.14    Payment of Leasehold Obligations. Credit Parties shall at all times pay, when and as due, to the extent failure to pay such amount could result in the termination of such lease, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect (except for termination of a lease at its scheduled termination date or otherwise in accordance with the terms thereof), to the extent termination of such lease would reasonably result in a Material Adverse Effect.
4.15    Receivables.
(a)    Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided that immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to the sale or lease and delivery of goods upon stated terms of a Credit Party, or work, labor or services theretofore rendered by a Credit Party as of the date each Receivable is created. Same shall be due and owing in accordance with Credit Party’s standard terms of sale without known dispute, setoff or counterclaim except to the extent that such disputes, setoffs, or counterclaims have been disclosed to Agent to the extent involving an amount in excess of $250,000 individually or in the aggregate.
(b)    Solvency of Customers. Each Customer (other than Customers having Receivables not in excess of $250,000 in the aggregate at any time outstanding), to each Credit Party’s actual knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Credit Parties who are not, to any Credit Party’s actual knowledge, solvent, the applicable Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)    Location of Credit Party. Credit Parties’ chief executive office is set forth on Schedule 4.5; provided, that, Credit Parties may change the location of their chief executive office upon 10 days prior written notice to Agent. Until written notice is given to Agent by Credit Parties of any other office at which any Credit Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.
(d)    Collection of Receivables. Credit Parties shall deposit in a Depository Account or, upon request by Agent, deliver to Agent, in original form and within three (3) Business Days of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness paid in respect of Receivables.
(e)    Notification of Assignment of Receivables. At any time during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Agent shall use reasonable efforts to provide notice to Borrowing Agent of the sending of any such notice of assignment, but failure to do so shall not result in any liability to Agent. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.
(f)    Power of Agent to Act on Credit Parties’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Credit Party hereby constitutes Agent or Agent’s designee as such Credit Party’s attorney with power: (i) to endorse such Credit Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Credit Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Credit Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Credit Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Credit Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Credit Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided, however, Agent shall only exercise the rights described in clauses (i), (ii), (v), (vi), (vii), (viii), (ix) and (xi) upon the occurrence and during the continuance of an Event of Default. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations (other than Inchoate Obligations) remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Credit Party.
(g)    No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Following the occurrence and during the continuance of an Event of Default, Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, all without discharging or in any way affecting any Credit Party’s liability hereunder. Agent shall use reasonable efforts to notify the applicable Credit Party of any such acceptance of returned goods, but shall have no liability for any failure to do so.
(h)    Cash Management; Payment Mechanics.
(i)    The Credit Parties shall direct each of their Customers to remit all payments on Receivables to, and Credit Parties shall deposit all cash, checks, notes instruments and other funds or items of payment received by such Credit Party from time to time to, depository accounts (“Depository Accounts”) established at ABL Lender or such other depository approved by Agent in its reasonable discretion for the deposit of such amounts.
(ii)    As of the Closing Date, all deposit accounts and investment accounts of DDH and its Subsidiaries are set forth on Schedule 4.15(h). Each Credit Party will notify Agent in writing at least five (5) Business Days prior to the establishment of any deposit accounts or investment accounts not set forth on Schedule 4.15(h). Subject to Section 6.16 hereof, the Credit Parties shall deliver to Agent Control Agreements with respect to all deposit accounts of the Credit Parties (including without limitation, the Depository Accounts, but excluding any Excluded Deposit Accounts).
(iii)    On or before the Closing Date, Borrowing Agent shall have established a deposit account at a depository approved by Agent in its reasonable discretion for the purpose of receiving proceeds of the Advances (the “Funding Account”).
(i)    Adjustments. No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for compromises, adjustments, returns, discounts, credits and allowances in the ordinary course of business of Borrowers.
4.16    Pledge of Personal Property Assets.
(a)    Each Credit Party shall cause one hundred percent (100%) of the issued and outstanding Equity Interests of each Subsidiary of DDH to be subject at all times to a first priority lien (subject to any Permitted Encumbrance) in favor of Agent pursuant to the terms and conditions of this Agreement and the Other Documents, together with opinions of counsel and any filings and deliveries or other items reasonably requested by Agent necessary in connection therewith (to the extent not delivered on the Closing Date) to perfect the security interests therein, all in form and substance reasonably satisfactory to Agent.
(b)    Each Credit Party shall (i) cause all of its owned personal property (other than Excluded Property) to be subject at all times to first priority (subject to any Permitted Encumbrances), perfected Liens in favor of Agent to secure the Obligations pursuant to the terms and conditions of this Agreement and the Other Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as Agent shall reasonably request, subject in any case to Permitted Encumbrances and (ii) deliver such other documentation as Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate Control Agreements, UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of Agent’s Liens thereunder) and other items reasonably requested by Agent necessary in connection therewith to perfect the security interests therein, all in form, content and scope reasonably satisfactory to Agent.
4.17    Maintenance of Equipment. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof substantially in accordance with such Credit Party’s past business practices.
4.18    Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent, any Lender or any of their respective officers, directors, Affiliates, attorneys, employees or agents as any Borrower’s agent for any purpose whatsoever, nor shall Agent, any Lender or any of their respective officers, directors, Affiliates, attorneys, employees or agents be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent arising out of the gross negligence or willful misconduct of Agent or any Lender. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.
4.19    Environmental Matters.
(a)    Each Credit Party will deliver to Agent with reasonable promptness, such documents and information with respect to any material Environmental Claim as from time to time may be reasonably requested by Agent.
(b)    Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable

Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or other written notice with regard to any Hazardous Discharge or any other Environmental Claim (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such Person hereinafter the “Authority”), then Borrowers shall, within ten (10) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(d)    Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint, except where failure to do so could not reasonably be expected to result in material liability to any Borrower, and take all commercially reasonable action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien (other than Permitted Encumbrances). If Borrowers shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrowers shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable, documented out-of-pocket costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.
(e)    [Reserved].

(f)    For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Borrower’s right, title and interest in and to its owned and leased premises.
4.20    Financing Statements. To the knowledge of the Credit Parties, except for the financing statements filed by Agent and the financing statements evidencing Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.
4.21    Key Executive Policy. Promptly, but in any event within one hundred twenty (120) days after the Second Amendment Date, as further security for the payment of the Obligations and the satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the Other Documents, the Borrower shall use commercially reasonable efforts to deliver, for the benefit of Agent and Lenders, a collateral assignment of a key executive life insurance policy owned by Borrower insuring the life of Keith Smith and Mark Walker in the amount of not less than $5,000,000 for each such Person (and an aggregate amount of not less than $10,000,000) issued by an insurer acceptable to Agent in its sole discretion (such policy, the “Key Executive Policy”), and in connection therewith, within such period, Borrower shall deliver to Agent all forms and agreements required by the insurer issuing the Key Executive Policy in order to have such assignment of the Key Executive Policy in favor of Agent, for itself and for the benefit of Lenders, acknowledged and reflected on the records of such insurer (all of which such forms shall have been executed by Borrower and any other party necessary thereto); provided, that no Default or Event of Default shall occur if the Borrower is unable to obtain coverage in the amounts or on the terms described herein or if premiums on any such policy exceed a commercially reasonable amount. Nothing contained in the foregoing or in any such forms and agreements required by the insurer shall be construed in any way to contradict or limit (but only to expand and extend) the grant of a security interest and Lien by Borrower in all now existing and hereafter arising General Intangibles and insurance policies provided for in Section 4.1 above.
V.    REPRESENTATIONS AND WARRANTIES.
Each Credit Party represents and warrants as follows:
5.1    Organization; Requisite Power and Authority; Qualification. Each Credit Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the Other Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
5.2    Equity Interests and Ownership.

(a)    Schedule 5.2(a) correctly sets forth the ownership interest of each Credit Party and each Credit Party’s Subsidiaries, in each case as of the Closing Date. The Equity Interests of each Credit Party and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (except with respect to limited liability company interests). Except as set forth on Schedule 5.2(a) as of the Closing Date, there is no existing option, warrant, call, right, commitment, buy-sell, voting trust, contribution agreement or other shareholder agreement or other agreement with respect to any Credit Party or any Subsidiary, and there is no membership interest or other Equity Interests of any Credit Party or any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Credit Party, or any Subsidiary of any additional membership interests or other Equity Interests of any Credit Party or any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Credit Party or any Subsidiary.
(b)    The only Subsidiaries of each Credit Party are listed on Schedule 5.2(b).
5.3    Due Authorization. The execution, delivery and performance of this Agreement and the Other Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party hereto or thereto.
5.4    No Conflict. The execution, delivery and performance by Credit Parties of this Agreement and the Other Documents to which they are parties and the consummation of the transactions contemplated by this Agreement and the Other Documents do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Governing Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligations of any Credit Party (including the ABL Loan Documents); (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under this Agreement or any of the Other Documents in favor of Agent) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Governing Document or any other material Contractual Obligation of any Credit Party, in each case except for any such approval or consent that has been duly obtained.
5.5    Governmental Consents. The execution, delivery and performance by the Credit Parties of this Agreement and the Other Documents to which they are parties and the consummation of the transactions contemplated by this Agreement and the Other Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Body except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing and/or recordation, as of the Closing Date and other filings, recordings or consents which have been obtained or made, as applicable.

5.6    Binding Obligations. Each of this Agreement and each Other Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.
5.7    No Material Adverse Effect; No Default.
(a)    Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
(b)    No Default or Event of Default has occurred and is continuing.
5.8    Tax Returns. Each Credit Party and its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed or have obtained a valid extension of the deadline for any such returns or reports such that there are no delinquencies for filing, and have paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective properties, assets, income, businesses and franchises otherwise due and payable, except those being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.
5.9    Financial Statements.
(a)    The balance sheet of DDH and its Subsidiaries prepared on a Consolidated Basis for the most recent Fiscal Year ended and the related statements of income, equity and cash flows prepared on a Consolidated Basis for such Fiscal Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (except as otherwise noticed in the Quality of Earnings Report); (ii) fairly present the financial condition of DDH and its Subsidiaries in all material respects as of the date thereof and their results of operations for the period covered thereby, in each case, on a Consolidated Basis, in accordance with GAAP consistently applied throughout the period covered thereby (except as otherwise noticed in the Quality of Earnings Report); and (iii) show all material indebtedness and other liabilities, direct or contingent, of DDH and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required to be included thereon in accordance with GAAP.
(b)    The audited balance sheet of DDH and its Subsidiaries prepared on a Consolidated Basis as of December 31, 2020, and the related statements of income, equity and cash flows prepared on a Consolidated Basis for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of DDH and its Subsidiaries in all material respects as of the date thereof and their results of operations for the period covered thereby, in each case, on a Consolidated Basis, subject, in the case of clauses

(i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, except as otherwise expressly noted therein and (iii) show all material indebtedness and other liabilities, direct or contingent, of DDH and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness to the extent required to be included thereon in accordance with GAAP.
(c)    The pro forma consolidated balance sheet of DDH and its Subsidiaries (the “Pro Forma Balance Sheet”) furnished to Agent on the date hereof reflects the consummation of the Closing Date Transactions and fairly presents in all material respects the financial condition of DDH and its Subsidiaries as of October 31, 2021, after giving pro forma effect to the Closing Date Transactions as if the Closing Date Transactions occurred on such date.
(d)    The four quarter consolidated cash flow projections of DDH and its Subsidiaries delivered by DDH as of the Closing Date (the “Projections”) were prepared by DDH based upon estimates and assumptions that DDH believes to be reasonable and fair on the Closing Date in light of present circumstances and, as of the Closing Date, reflected DDH’s good faith estimates of the future financial performance of DDH and its Subsidiaries on a consolidated basis and of the other information projected therein for the periods set forth therein. Notwithstanding the foregoing, it is understood that such Projections were and remain subject to uncertainties and contingencies, many of which are beyond the control of DDH or any of its Subsidiaries, and that no assurance can be given that such Projections will actually be realized. The Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.
(e)    The forecasted balance sheet and statements of income and cash flows of DDH and its Subsidiaries delivered pursuant to Section 9.12 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, DDH’s best estimate of its future financial condition and performance.
5.10    Information Regarding the Credit Parties and their Subsidiaries. Set forth on Schedule 5.10, is the jurisdiction of organization, the exact legal name (and for the prior five (5) years or since the date of its formation has been) and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of each Credit Party and each of its Subsidiaries as of the Closing Date.
5.11    Environmental Matters; O.S.H.A.
(a)    Each Credit Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with, the Federal Occupational Safety and Health Act in all material respects and Environmental Laws, and there are no material outstanding citations, notices or orders of non-compliance issued to any Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)    No Credit Party nor any of its Subsidiaries nor any of their respective current Real Property (solely during and with respect to such Person’s ownership thereof) or operations, and to their knowledge, no former Real Property (solely during and with respect to any Credit Party’s or its Subsidiary’s ownership thereof), are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(c)    No Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA or any comparable state law.
(d)    There are and, to each Credit Party’s and its Subsidiaries’ knowledge, have been, no Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(e)    No Credit Party nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Real Property owned or leased by such Person (solely during and with respect to such Credit Party’s or its Subsidiary’s ownership thereof), and no Credit Party’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any equivalent state rule defining hazardous waste, in each case, except in material compliance with Environmental Law. Compliance with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
5.12    Solvency; No Litigation, Violation, Indebtedness or Default.
(a)    After giving effect to the Closing Date Transactions, DDH and its Subsidiaries taken as a whole on a Consolidated Basis are, and, upon the incurrence of any Advance on any date on which this representation and warranty is made or deemed made, will be, Solvent.
(b)    There are no Adverse Proceedings that (i) as of the date hereof purport to affect or pertain to this Agreement or any Other Document, or any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(c)    Each Credit Party and its Subsidiaries is in compliance with (i) the USA PATRIOT Act and OFAC rules and regulations as provided in Sections 5.29 and 5.30 and (ii) except such non-compliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws.

(d)    (i) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Credit Parties and their Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Pension Plan, and have performed all their obligations under each Pension Plan in all material respects, (ii) each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Pension Plan is so qualified and, to the best knowledge of the Credit Parties, nothing has occurred subsequent to the issuance of such determination letter which would cause such Pension Plan to lose its qualified status except where such event could not reasonably be expected to result in a Material Adverse Effect, (iii) except as could not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan (other than for routine claims and required funding obligations in the ordinary course) or any trust established under Title IV of ERISA has been incurred by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (iv) except as would not reasonably be expected to result in liability to any Credit Party or any of its Subsidiaries in excess of $500,000, no ERISA Event has occurred, and (v) except to the extent required under Section 4980B of the Code and Section 601 et seq. of ERISA or similar state laws and except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party or any of its Subsidiaries.
5.13    Patents, Trademarks, Copyrights and Licenses. As of the Closing Date, all registered or material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames and material licenses therefor owned or utilized by any Credit Party are set forth on Schedule 5.13. Each Credit Party and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Encumbrances), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party, no Credit Party nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.14    Licenses, Permits and Other Approvals. Each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, except where the failure to so comply or procure such licenses or permits could not reasonably be expected to have a Material Adverse Effect.

5.15    Default of Indebtedness. No Credit Party or Subsidiary thereof is in default in the payment of the principal of or interest on any Indebtedness of $250,000 or more in principal amount (in the aggregate for all Credit Parties and Subsidiaries) and no such Indebtedness has been accelerated.
5.16    No Default. No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than Contractual Obligations relating to Indebtedness) where the consequences, direct or indirect, of such default or defaults, if any, could reasonably be expected to have a Material Adverse Effect.
5.17    No Burdensome Restrictions. As of the Closing Date, each Credit Party has heretofore delivered to Agent or provided Agent access to true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Credit Party or Subsidiary thereof has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
5.18    No Labor Disputes. No Credit Party or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
5.19    Margin Regulations. Neither any Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Term Loan made to such Credit Party will be used (i) to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time or (ii) to finance or refinance any (A) commercial paper issued by such Credit Party or (B) any other Indebtedness, except for Indebtedness that such Credit Party incurred for general corporate or working capital purposes.

5.20    Investment Company Act. No Credit Party or any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940. No Credit Party or any of its Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
5.21    Disclosure. No representation or warranty of any Credit Party contained in this Agreement or any Other Document or in any other documents, certificates or written statements furnished to Agent or any Lender by or on Behalf of any Credit Party or any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender.
5.22    Delivery of Certain Documents. Agent has received true, correct and complete copies of (a) the material ABL Loan Documents, and (b) any material documents governing or giving rise to any Subordinated Debt (including all exhibits, schedules and disclosure letters referred to in any of the foregoing or delivered pursuant thereto), if any and, in each case, all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except, in each case to the extent material to the interests of the Lenders, pursuant to a written agreement or instrument which has heretofore been delivered to Agent.
5.23    Swaps. No Credit Party or Subsidiary thereof is a party to, nor will it be a party to, any swap agreement whereby such Credit Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.
5.24    Immaterial Subsidiaries. Each Subsidiary of DDH Holdings that has not become a Borrower or Guarantor pursuant to Section 6.12 of this Agreement is an Immaterial Subsidiary.
5.25    [Reserved].

5.26    Business and Property of Credit Parties. (i) No Credit Party nor Subsidiary thereof engages in or proposes to engage in any business other than as described on Schedule 5.26, and other activities reasonably related thereto and extensions thereof; (ii) none of DDH, Intermediate Holdco or DDH Holdings (subsequent to a Qualified IPO) has engaged in, and does not engage in, any business activities, own any assets or have any liabilities other than (a) acting as a holding company and transactions incidental thereto, including maintaining policies of insurance with respect to directors and officers liability and other insurable risks customary for similarly situated companies, (b) receiving and distributing Restricted Payments permitted pursuant to the terms hereof, (c) liabilities arising under this Agreement, any Other Document and the ABL Loan Documents to which it is a party, (d) owning the Equity Interests of its Subsidiary, (e) activities, ownership of immaterial assets and contractual rights, in each case, incidental to the foregoing and to the maintenance of its corporate existence, (f) activities required to comply with federal and state securities laws, (g) any obligations under any Acquisition Documents in respect of Permitted Acquisitions, (h) liabilities in respect of the Tax Receivable Agreement, and (i) liabilities in respect of Public Company Costs.
5.27    Insurance. The properties of the Credit Parties and their Subsidiaries are insured with financially sound and licensed insurance companies not Affiliates of such Persons to the extent required under Section 4.11. The insurance coverage of the Credit Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.27.
5.28    [Reserved].
5.29    Anti-Terrorism Laws; Anti-Corruption Laws.
(a)    Each Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Credit Party, its directors and agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person. None of the Credit Parties, their Subsidiaries nor their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.
(b)    None of the Credit Parties or their Subsidiaries or, to the knowledge of each Credit Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country (unless approved by Agent), or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons (unless approved by Agent). The proceeds of any Term Loan or other transaction contemplated by this Agreement or any Other Document have not been used (x) in violation of any Sanctions, (y) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or (z) in any other manner that would result in a violation of Sanctions by any Person (including Agent, any

Lender and any other Person participation in any Term Loan, whether as an underwriter, advisor, investor or otherwise).
(c)    Each of the Credit Parties and each of its Subsidiaries and, to the knowledge of each Credit Party and its Subsidiaries, each of their respective directors, officers, employees and Affiliates, is in compliance with Anti-Corruption Laws. None of the Credit Parties nor their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of any Anti-Corruption Law. No part of the proceeds of any Advance or other transaction contemplated by this Agreement or any Other Document will violate Anti-Corruption Laws.
(d)    To the extent applicable, each Credit Party and its Subsidiaries are in compliance with the USA PATRIOT Act.
5.30    Trading with the Enemy. No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA PATRIOT Act. No Credit Party or any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
5.31    [Reserved].
5.32    [Reserved].
5.33    Eligible Worker Solutions. Each Credit Party agrees that (i) it is not, and shall not be deemed to be, a representation or warranty of Agent or any Lender as to the adequacy of any “Eligible Worker Solutions”, the provider thereof or any impact thereof and neither Agent nor any Lender has made any such representation or warranty as to such program or service, (ii) it has, independently and without reliance upon Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, each of the Eligible Worker Solutions and made its own decision as to the Worker Solutions Subscription to such Eligible Worker Solutions (and continue to make each such decision) and (iii) Agent shall have no responsibility to ascertain, inquire into, monitor or enforce any such program or service, any provider thereof or any impact thereof.

5.34    Data Privacy and Security. Each Credit Party and its Subsidiaries has at all times complied in all material respects with (i) all of its policies and notices regarding Personal Information, privacy and data security, including all privacy policies and similar disclosures published on its websites or otherwise communicated to third parties (“Privacy Policies”), (ii) all Privacy and Security Laws, and (iii) all contractual commitments that each Credit Party and its Subsidiaries has entered into with respect to Personal Information. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Credit Party and its Subsidiaries has not been a party to or the subject of any action, claim, complaint or investigation that alleges that the Credit Party or Subsidiary has violated any Privacy and Security Laws, Privacy Policies or contractual commitments with respect to any Personal Information collected or possessed by or on behalf of, or otherwise subject to the possession or control of, the Credit Party or Subsidiary. To the Credit Party’s or Subsidiary’s knowledge, there are no facts or circumstances which could form the basis for any such claim or violation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Each Credit Party and its Subsidiaries has at all times taken all steps required (by applicable Privacy and Security Laws and Privacy Policies) and reasonably necessary to protect the security, availability, confidentiality and integrity of Personal Information against loss and against a Security Incident, including by implementing and at all times maintaining reasonable safeguards that are at least consistent with best practices in the industry in which the Credit Party and Subsidiary operates and contractually obligating all third parties who process, store, access, use or otherwise handle any Personal Information for or on behalf of the Credit Party or Subsidiary to comply with applicable Privacy and Security Laws and Privacy Policies and take all commercially reasonable steps to protect Personal Information. Each Credit Party and its Subsidiaries has not experienced (nor have any third parties acting on a Credit Party’s or Subsidiary’s behalf) any actual or suspected Security Incident that could reasonably be expected to result in a Material Adverse Effect. Each Credit Party and its Subsidiaries has not (nor, to such Credit Party’s knowledge, have any third parties acting on such Credit Party’s or Subsidiary’s behalf) notified, or been required to notify, any Person or Governmental Body of any Security Incident that could reasonably be expected to result in a Material Adverse Effect, including any loss or unauthorized access, use or disclosure, of Personal Information.
5.35    Small Business Administration Documents. If applicable, each Credit Party hereby acknowledges that the SBIC Lender is an SBIC and is subject to the SBIC Act and the regulations promulgated thereunder by the SBA relating to the small business investment company program. Although such regulations are not incorporated into this Agreement, each Credit Party acknowledges that it has been provided with an opportunity to review such regulations. The information set forth in the SBA Forms (if any) regarding each Credit Party shall be accurate and complete in all material respects.
5.36    Small Business Concern. The Credit Parties, together with their “affiliates” (as that term is defined in Title 13, Code of Federal Regulations, § 121.103), do not presently engage in, and do not intend to engage in, any activities, nor does any Credit Party intend to use, directly or indirectly, the proceeds of any Advance for any purpose violative of the SBIC Regulatory Side Letter (if any).
5.37    Canadian Subsidiary. Orange142 Canada does not (i) conduct any business operations or own, hold or lease any assets other than holding a bank account with a de minimis account balance or (ii) have any material liabilities.
5.38    Survival of Representations and Warranties. All representations and warranties of the Credit Parties contained in this Agreement and the Other Documents shall be true at the time of the Credit Parties’ execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
VI.    AFFIRMATIVE COVENANTS.
Each Credit Party shall, and shall cause each of its Subsidiaries to, until payment in full of the Obligations (other than Inchoate Obligations) and termination of all obligations of Agent, the Lenders to make Advances hereunder and termination of this Agreement:
6.1    Lender Meetings. Upon reasonable advance notice and at the request of Agent, participate in a meeting with Agent and Lenders one time each Fiscal Year (or such additional meetings as Borrower may agree to in its sole discretion) to be held at Borrowers’ corporate offices (or at such other location as may be agreed to by Borrowers and Agent) at such time as may be agreed to by Borrowers, Agent and Lenders; provided, that prior to receiving any material, non-public information at any such meetings, Agent and Lenders shall execute a non-disclosure agreement with respect to such material, non-public information that is in form and substance satisfactory to the Credit Parties in their reasonable discretion, containing, among other things, standstill provisions preventing transactions in the Credit Parties’ stock.
6.2    Conduct of Business and Maintenance of Existence and Assets. At all times preserve and keep in full force and effect its existence and good standing, hold itself out to the public as a legal entity separate and distinct from all other Persons, and preserve and keep all assets, rights, franchises, licenses and permits material to its business, except (i) to the extent permitted by Section 7.1, (ii) to the extent not constituting an Asset Sale hereunder, or (iii) to the extent the failure to maintain such assets, rights, franchises, licenses, or permits could not reasonably be expected to result in a Material Adverse Effect.
6.3    Violations. Promptly notify Agent in writing after learning of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Credit Party which could reasonably be expected to have a Material Adverse Effect.
6.4    Government Receivables. Upon Agent’s reasonable request, take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent (or ABL Lender) appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them, except that no Credit Party shall be required to take such actions with respect to Receivables not exceeding $250,000 in the aggregate for all Credit Parties unless otherwise requested in writing by Agent during the continuance of an Event of Default.
6.5    Financial Covenants.
(a)    Consolidated Total Leverage Ratio. Cause to be maintained, when measured as of each date set forth below, a Consolidated Total Leverage Ratio of not more than the amount set forth opposite thereto:

Measurement Dates	Maximum Consolidated Total Leverage
December 31, 2021 and the last day of each Fiscal Quarter through and including December 31, 2023	3.50 to 1.00
March 31, 2024	3.25 to 1.00
June 30, 2024 and the last day of each Fiscal Quarter through and including June 30, 2025	n/a
September 30, 2025	4.25 to 1.00
December 31, 2025	4.00 to 1.00
March 31, 2026	3.75 to 1.00
June 30, 2026	3.50 to 1.00
September 30, 2026 and the last day of each fiscal quarter thereafter	3.25 to 1.00

(b)    Consolidated Fixed Charge Coverage Ratio. Cause to be maintained a Consolidated Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter, (a) beginning with the Fiscal Quarter ending December 31, 2021, of not less than 1.25 to 1.00 through and including March 31, 2024 and (b) beginning with the Fiscal Quarter ending ~~June~~September 30, 2025 and thereafter, of not less than 1.50 to 1.00.
(c)    Minimum Unrestricted Cash. Cause to be maintained Unrestricted Cash on the balance sheet of not less than $750,000.00 at all times.
~~(c) Minimum Liquidity. Cause to be maintained Liquidity, at all times, (a) beginning with the Fiscal Quarters ending September 30, 2024 and December 31, 2024, of not less than One Million Five Hundred Thousand Dollars ($1,500,000) and, (b) beginning with the Fiscal Quarter ending March 31, 2025, of not less than Two Million Dollars ($2,000,000).~~

~~(d) Minimum Consolidated EBITDA. Cause to be maintained Consolidated EBITDA, as at the last day of the each of the following four (4) Fiscal Quarters periods, of not less than (a) $5,000,000 for the most recently completed four (4) Fiscal Quarters ending September 30, 2024, (b) $3,500,000 for the most recently completed four (4) Fiscal Quarters ending December 31, 2024, (c) $5,500,000 for the most recently completed four (4) Fiscal Quarters ending March 31, 2025, and (d) $7,500,000 for the most recently completed four (4) Fiscal Quarters ending June 30, 2025.~~
6.6    Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request in its Permitted Discretion, in order that the full intent of this Agreement may be carried into effect.
6.7    Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted and in respect of which reserves have been established as required in conformity with GAAP, subject at all times to any applicable subordination arrangement in favor of Lenders.
6.8    Real Property Collateral.
(a)    In the event that any Credit Party owns or acquires Real Property (other than any Real Property constituting Excluded Property), then such Credit Party, no later than ninety (90) days (or such longer period as may be agreed in writing by Agent in its sole discretion) after acquiring such Real Property shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, documents, instruments, agreements, opinions and certificates similar to those described in clause (b) immediately below that Agent shall reasonably request to create in favor of Agent a valid and, subject to any filing and/or recording referred to herein, enforceable Lien on, and security interest in such Real Property. Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with respect to the provisions of this Section 6.8 by any Credit Party. In addition to the foregoing, the applicable Credit Party shall, at the reasonable request of Agent, deliver, from time to time, to Agent such appraisals as are required by law or regulation of Real Property with respect to which Agent has been granted a Lien.
(b)    In order to create in favor of Agent, a valid and, subject to any filing and/or recording referred to herein, enforceable Lien on, and security interest in, any Real Property Collateral that is prior and superior in right to any other Lien (other than Permitted Encumbrances), Agent shall have received from Borrowers with respect to such Real Property Collateral:

(i)    a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Real Property Collateral;
(ii)    an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in each state in which such Real Property is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;
(iii)    (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Agent (each, a “Title Policy”) with respect to such Real Property, in amounts not less than the fair market value of such Real Property, together with a title report issued by a title company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Agent and (B) evidence reasonably satisfactory to Agent that Borrower has paid to the title company or to the appropriate Governmental Bodies all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all applicable recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Real Property Collateral in the appropriate real estate records;
(iv)    a recently issued flood zone determination certificate;
(v)    evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Agent;
(vi)    if an exception to the Title Policy with respect to any Real Property subject to a Mortgage would arise without such ALTA surveys, ALTA surveys of such Real Property; and
(vii)    reports and other reasonable information, in form, scope and substance reasonably satisfactory to Agent, regarding environmental matters relating to such Real Property Collateral.
6.9    Federal Securities Laws. All documents, financial statements, notices and other information required to be delivered pursuant to this Agreement may be delivered to Agent electronically and, if so delivered to Agent, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); provided Borrower will, within three (3) Business Days, provide notice to Agent of such material being available on EDGAR; or (ii) on which such documents are posted on a Credit Party’s behalf on an Internet or intranet website, if any, to which the Lenders and the Agent have access and approve in writing (whether a commercial or third-party website or whether made available by the Agent.
6.10    Exercise of Rights. Enforce all of its rights under any Acquisition Documents including, but not limited to, all indemnification rights and pursue its available remedies in respect thereof in the exercise of its reasonable business judgment with diligence and in good faith; provided, however, that, unless an Event of Default has occurred and is continuing, if in any particular instance the probable amount of any indemnity payment which would be payable on account of the pursuit of any rights or remedies under any Acquisition Documents would be less than $250,000 and the applicable Credit Party in the exercise of its reasonable business judgment determines that in such instance the pursuit of such rights and remedies is not in the best interests of such Credit Party, then the failure of such Credit Party in such instance to pursue any such rights and remedies shall not be a violation of this Section 6.10.
6.11    [Reserved].
6.12    Additional Subsidiaries. Prior to the acquisition or formation of any Subsidiary of DDH after the Closing Date, (i) DDH shall (a) form a wholly owned Subsidiary holding company (such wholly owned Subsidiary, an “Intermediate Holdco”), (b) transfer, sell and assign all Equity Interests owned by DDH in its existing Subsidiaries to Intermediate Holdco, (c) cause Intermediate Holdco to execute and deliver (I) a joinder agreement to this Agreement fully executed by Intermediate Holdco, the Credit Parties and the Agent pursuant to which Intermediate Holdco shall become a Guarantor hereunder and become jointly and severally liable for the Obligations of the Guarantors hereunder and grant a lien and security interest in its property (to the extent such property would be included in the definition of Collateral), together with amended and restated and schedules to this Agreement, (II) a fully executed Pledge Agreement by Intermediate Holdco pursuant to which Intermediate Holdco shall pledge all of the Equity Interests owned by Intermediate Holdco, (III) such other documents (including without limitation, Control Agreements) as Agent deems necessary to grant to Agent a security interest in any property of Intermediate Holdco (to the extent such property would be included in the definition of Collateral), and (IV) any other documents Agent may reasonably require in connection with the forgoing, including without limitation, legal opinions, certificates, and any documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (d) DDH shall deliver a fully executed Pledge Agreement pursuant to which DDH shall pledge all of the Equity Interests of Intermediate Holdco, and (ii) upon satisfaction of the conditions set forth in clause (i) above, within thirty (30) days after the acquisition or formation of any Subsidiary of DDH or Intermediate Holdco, the Credit Parties shall:
(a)    notify Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Credit Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto;

(b)    cause such Person (other than an Immaterial Subsidiary) to at the election of Agent, either (x) become a Borrower hereunder and under the Other Documents by executing and delivering to Agent such assumption agreements, joinder documentation (including in the form of Exhibit G hereto) or such other documents as Agent shall deem appropriate for such purpose, or (y) execute and deliver a Guarantee, Guarantor Security Agreement and joinders to such Other Documents as Agent may request; and
(c)    deliver to Agent (i) documents of the types referred to in Sections 8.1(b), (c), (d), (e), (f) and (u), and favorable opinions of counsel to such Person (other than an Immaterial Subsidiary) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the immediately foregoing clause (b)), all in form, content and scope satisfactory to Agent and (ii) all documents (including Pledge Agreements with respect to the Equity Interests of such Subsidiary), including original certificates evidencing the Equity Interests of such Subsidiary and transfer powers with respect thereto executed in blank, required by Agent in its Permitted Discretion to perfect its Lien on the Equity Interests of such Subsidiary (other than an Immaterial Subsidiary).
6.13    [Reserved].
6.14    Sanctions and Anti-Corruption Matters. Each Credit Party will, and will cause each of its Subsidiaries to, conduct its businesses in compliance with Sanctions and the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.15    Worker Solutions Subscription to or Worker Solutions .
(a)    Use commercially reasonable and good faith efforts, subject to applicable Federal and state securities laws, to (i) in connection with any Worker Solutions Subscription to or Worker Solutions otherwise obtained by, and made generally available to the employees of, each such Credit Party and Subsidiary, educate such employees of each Credit Party and each Subsidiary of a Credit Party as to the offerings in each such Worker Solutions and the impact and benefits thereof, and (ii) maintain corporate citizenship and utilize best standards of social responsibility, including, without limitation, with respect to human capital management (it being agreed and acknowledged that the job quality standards promulgated by the Good Jobs Institute (https://goodjobsinstitute.org) and the good faith utilization of the “Good Jobs Scoreboard” promulgated thereby shall be deemed to be maintaining corporate citizenship and utilizing best standards of social responsibility). Without limiting the foregoing, (x) Agent agrees to provide resources, consultation and managerial assistance to (including, without limitation, guidance and counsel concerning the management, operations or business objectives and policies of) the Credit Parties and their Subsidiaries with respect to such efforts to the extent reasonably requested by each such Credit Party and Subsidiary and (y) the Credit Parties shall identify and certify as to any and all efforts to educate employees under clause (i) of this Section 6.15(a), including, without limitation, as to any workshops, intranet postings, literature distribution, employee e-mails or otherwise, in each Worker Solutions Certificate delivered pursuant to Section 9.8.

(b)    Deliver to any Worker Solutions Provider all reasonable documentation such Worker Solutions Provider may require in order to provide Agent with information from or regarding the Credit Parties.
6.16    Post-Closing Deliveries.
(a)    Promptly, but in any event, not later than the Second Amendment Date, deliver or cause to be delivered to Agent (i) a joinder agreement to this Agreement fully executed by DDH Holdings, the Credit Parties and the Agent pursuant to which DDH Holdings shall become a Guarantor hereunder and become jointly and severally liable for the Obligations of the Guarantors hereunder and grant a lien and security interest in its property (to the extent such property would be included in the definition of Collateral), together with amended and restated and schedules to this Agreement, (ii) a fully executed Pledge Agreement by DDH Holdings and any Permitted Holders (other than Leah Woolford or any Person owned by Leah Woolford) owning Equity Interests of DDH, pursuant to which DDH Holdings and such Permitted Holders shall pledge all of the Equity Interests owned by such Person in DDH, (iii) such other documents (including without limitation, Control Agreements) as Agent deems necessary to grant to Agent a security interest in any property of DDH Holdings (to the extent such property would be included in the definition of Collateral), and (iv) any other documents Agent may reasonably require in connection with the forgoing, including without limitation, legal opinions, certificates, and any documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(b)    Deliver to Agent the Key Executive Policy as required under and in accordance with Section 4.21.
(c)    Promptly, but in any event, on or before February 28, 2022 (or such later date consented to by Agent, such consent not to be unreasonably withheld, conditioned or delayed), deliver or cause to be delivered to Agent fully executed deposit account control agreements (“Control Agreements”) in form and substance reasonably satisfactory to Agent, among Agent, ABL Lender, the financial institutions or other Person at which all applicable deposit accounts are maintained and the Credit Party maintaining such account(s), with respect to all deposit accounts of Credit Parties (other than those utilized solely for making payroll or employee benefit related payments), including, without limitation, the Depository Accounts and the Funding Accounts, which agreements shall be effective for Agent to obtain “control” (as defined in the Uniform Commercial Code) of all such accounts and all monies on deposit in, or credited to, such deposit accounts and all certificates and instruments, if any, representing or evidencing such deposit accounts.
(d)    Deliver to Agent the Landlord Waiver Agreements as required under and in accordance with Section 4.5(c).
(e)    Within fourteen days after the Closing Date (or such later date agreed to by Agent and the Required Lenders in their reasonable discretion), Borrowers shall deliver to Agent an amendment to the existing ABL Credit Agreement (an “ABL Amendment”) in effect on the date hereof, in form and substance satisfactory to Agent and the Required Lenders, pursuant to which ABL Lender agrees to increase the commitments under the existing ABL Credit Agreement to $5,000,000 and agrees to such other amendments which are satisfactory to Agent and the Required Lenders in their reasonable discretion; provided however that if such ABL Amendment is not executed and delivered on or prior to the due date set forth above, it shall not be an Event of Default hereunder if Borrowers terminate the existing ABL Credit Agreement and repay all obligations owing thereunder no later than the fourteenth day after the Closing Date (or such later date agreed to by Agent and the Required Lenders in their reasonable discretion).
(f)    Within ten (10) days of the Closing Date, Borrowers shall deliver evidence that their insurance policies are in compliance with Section 4.11 hereof (or otherwise acceptable to Agent and Required Lenders in their sole discretion) and deliver certificates of insurance evidencing such compliance and the endorsements required to be delivered pursuant to Section 4.11 hereof.
VII.    NEGATIVE COVENANTS.
The Credit Parties shall not, and shall not permit their respective Subsidiaries, until satisfaction in full of the Obligations (other than Inchoate Obligations), termination of all obligations of Agent and the Lenders to make any Advances hereunder and termination of this Agreement, to:
7.1    Merger, Consolidation, Acquisition and Sale of Assets. Enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or consummate an LLC Division, or make any Asset Sale (including by way of an LLC Division), or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except: (a) any Subsidiary of DDH may be merged with or into DDH or any Subsidiary of DDH, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to DDH or any other Subsidiary of DDH; provided, in the case of such a merger, if a Borrower is party to the merger, a Borrower shall be the continuing or surviving Person; (b) Asset Sales, the proceeds of which when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, do not exceed $100,000; provided the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)); (c) Investments made in accordance with Section 7.4; (d) sales or dispositions of Equity Interests in connection with a Qualified IPO to consummate the Reorganization Transactions or to effect a Qualified IPO; and (e) dispositions or redemptions of Equity Interests in connection with the Redemption/Exchange Transactions.

7.2    Creation of Liens. Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the Uniform Commercial Code of any State or under any similar recording or notice statute or under any Applicable Laws related to intellectual property, except:
(a)    Liens in favor of Agent granted pursuant to this Agreement or any Other Document;
(b)    Liens in favor of ABL Lender pursuant to the ABL Loan Documents to the extent subject to the Intercreditor Agreement;
(c)    Liens for Taxes not yet due and payable or for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;
(d)    statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA that would constitute an Event of Default under Section 10.17), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(e)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(f)    easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries, including, without limitation, all encumbrances shown on any policy of title insurance in favor of Agent with respect to any Real Property Collateral;
(g)    any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(h)    Liens solely on any cash earnest money deposits made by any Credit Party or any of its Subsidiaries in connection with any letter of intent, or purchase agreement permitted hereunder;
(i)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(l)    licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Subsidiary;
(m)    Liens existing as of the Closing Date and described in Schedule 7.2;
(n)    Liens securing purchase money Indebtedness and Capitalized Lease Obligations to the extent permitted pursuant to Section 7.8(g); provided, any such Lien shall encumber only the asset acquired with the proceeds of such purchase money Indebtedness or the assets subject to the applicable Capital Lease, respectively;
(o)    Liens consisting of judgment or judicial attachment liens relating to judgments which do not constitute an Event of Default hereunder;
(p)    licenses (including licenses of Intellectual Property), sublicenses, leases or subleases granted to third parties in the ordinary course of business;
(q)    Liens in favor of collecting banks under Section 4-210 of the Uniform Commercial Code;
(r)    Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;
(s)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; and
(t)    Liens not otherwise permitted hereunder securing Indebtedness or other obligations not in excess of $250,000 in the aggregate at any one time outstanding.
7.3    No Further Negative Pledges. Enter into any Contractual Obligation (other than this Agreement and the Other Documents and the ABL Loan Documents) that limits the ability of any Credit Party or any such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 7.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.8(g), solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Encumbrances securing such Indebtedness, (ii) any Permitted Encumbrance or any document or instrument governing any Permitted Encumbrance; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Encumbrance, (iii) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 7.1 pending the consummation of such disposition, and (iv) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business.
7.4    Investments. Directly or indirectly, make or own any Investment in any Person, including any joint venture, or create or form any Subsidiary, except: (a) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith; (b) (i) equity Investments owned as of the Closing Date in any Subsidiary and (ii) (A) Investments made after the Closing Date by the Credit Parties in any Credit Party and (B) Investments by a Credit Party in Subsidiaries that are not a Credit Party for the ordinary and necessary operating expenses of such Subsidiaries in an amount not to exceed $200,000 in the aggregate in any fiscal year and (C) Investments by Subsidiaries that are not a Credit Party in any other Subsidiary for the ordinary and necessary current operating expenses of such Credit Party in an amount not to exceed $200,000 in the aggregate in any fiscal year or in any Credit Party; (c) intercompany loans to the extent permitted under Section 7.8(d) and guarantees to the extent permitted under Section 7.8(e); (d) Investments existing on the Closing Date and described on Schedule 7.4; (e) Investments constituting Swap Agreements permitted by Section 7.8(h); (f) Permitted Acquisitions; (g) Investments constituting accounts receivable, trade debt and deposits for the purchase of goods, in each case, made in the ordinary course of business; (h) repurchases of stock from current or former employees, directors, or consultants of the Credit Parties under the terms of applicable repurchase agreements: (i) prior to the consummation of a Qualified IPO, at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year; provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases and (ii) following a Qualified IPO, subject to ~~satisfaction of the Payment Conditions; (i)~~Agent’s prior written consent in Agent’s sole discretion; (i) Investments consisting of travel advances in the ordinary course of business; (j) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock or other Equity Interests of the Credit Parties pursuant to employee stock purchase plans or other similar agreements approved by such Credit Party’s Board of Directors (or, if not a corporation, its equivalent authorizing body); (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrowers’ business; (l) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this subparagraph (l) shall not apply to Investments of any Borrower in any Subsidiary; (m) formation of, and Investments in, newly-formed Subsidiaries of DDH or any Subsidiary of DDH so long as DDH and such Subsidiary comply with Section 6.12 hereof; (n) Investments made to consummate the Reorganization Transactions in connection with a Qualified IPO; (o) Investments required to finance the buyout of the SSP licensing agreement by a Credit Party in an amount not to exceed $750,000 in the aggregate; provided that no Event of Default has occurred and is continuing or would occur after giving effect to such Investments; and (p) other Investments not listed above and not otherwise prohibited by this Agreement (i) prior to the consummation of a Qualified IPO, in an aggregate amount not to exceed $250,000 in the aggregate in any fiscal year and (ii) following a Qualified IPO, in an aggregate amount not to exceed $500,000 in the aggregate in any fiscal year; provided that to the extent such Investments exceed $200,000 in the aggregate in any fiscal year such Investments shall be subject to ~~satisfaction of the Payment Conditions~~Agent’s prior written consent in Agent’s sole discretion.
7.5    Sale and Lease-Backs. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Credit Party or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than a Credit Party), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by a Credit Party to any Person (other than a Credit Party) in connection with such lease.
7.6    [Reserved].
7.7    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (a) each Subsidiary of a Borrower may make Restricted Payments to a Borrower, (b) the Preferred A Redemption on the Closing Date, (c) Permitted Dividends, (d) redemptions of Equity Interests pursuant to employee, director or consultant repurchase plans or other similar agreements in an aggregate amount not to exceed $250,000 in any fiscal year; provided, however, in each case (other than any such repurchase or redemption in the ordinary course of business in connection with an employee incentive plan) the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (e) the conversion of any of its convertible securities into other securities of such Credit Party pursuant to the terms of such convertible securities, (f) the payment of cash in lieu of fractional shares upon the conversion of any such convertible securities, not to exceed $500,000 in the aggregate during the Term, (g) Permitted Management Fee Payments or (h) any Credit Party and any Subsidiary may make Tax Distributions to its members or shareholders when the applicable Tax giving rise to such Tax Distribution is due, including in respect of estimated Tax payments, so long as: (i) no Event of Default or Default shall be continuing at the time of and after giving pro forma effect to such Tax Distribution; and (ii) the purpose and calculation of such Tax Distribution shall be set forth in writing and submitted to Agent at least ten (10) days prior to such Tax Distribution, which shall be conclusive absent manifest error, and such Tax Distribution shall in fact be used for such purpose, unless an alternative use is approved by the Agent, (i) subsequent to a Qualified IPO and to the extent made with cash proceeds of a Qualified IPO, cash payments to any holders of DDH’s Preferred Equity, (j) cash payments to the holders of DDH’s Preferred Equity and cash payments with respect to obligations owing under the Redemption Agreement subsequent to a Qualified IPO to the extent made with proceeds of the Second Amendment Delayed Draw Term Loan, (k) the transactions contemplated pursuant to a Qualified IPO, (l) with respect to the payment of Public Company Costs; (m) in order to effect the Redemption/Exchange Transactions; and (n) in order to effect the Warrant Tender Offer.
7.8    Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (a) the Obligations; (b) the ABL Obligations in an amount not to exceed the maximum permitted amount set forth in the Intercreditor Agreement; (c) the Subordinated Debt; provided that such Indebtedness shall at all times be subject to a Subordination Agreement and have an earliest maturity date or call or redemption date, as applicable, no earlier than at least six (6) months after the last day of the Term; (d) Indebtedness of the Credit Parties to any other Credit Party; (e) Guarantees with respect to Indebtedness permitted under this Section 7.8; (f) Indebtedness existing on the Closing Date and described in Schedule 7.8; (g) (x) Capitalized Lease Obligations and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to the applicable Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; provided further that the sum of the aggregate principal amount of any Indebtedness under this clause (g) shall not exceed at any time $250,000; (h) Indebtedness in respect of any Swap Agreement that is entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by the Credit Parties that a Swap Agreement entered into for speculative purposes or of a speculative nature is not a Swap Agreement entered into in the ordinary course of business to hedge or mitigate risks); (i) Indebtedness in connection with the financing of insurance premiums in the ordinary course of business; (j) Indebtedness representing deferred compensation to officers, directors, employees of DDH and its Subsidiaries; (k) to the extent constituting Indebtedness, accrued Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; and (l) other unsecured Indebtedness of the Credit Parties not otherwise permitted hereunder in an aggregate amount not to exceed at any time $250,000.
7.9    Nature of Business. From and after the Closing Date, engage in any business other than the Permitted Lines of Business. Notwithstanding anything herein to the contrary, none of DDH, Intermediate Holdco or, subsequent to a Qualified IPO, DDH Holdings shall (i) incur any liabilities (other than liabilities arising (a) under this Agreement and the Other Documents and the ABL Loan Documents to which it is a party, (b) tax liabilities arising in the ordinary course of business, (c) obligations under any Acquisition documents in respect of a Permitted Acquisition, under any Acquisition Document with respect to a Permitted Acquisition to which it is a party, (d) liabilities in connection with the Tax Receivables Agreement, (e) liabilities for Public Company Costs, and (f) liabilities in connection with the Redemption/

Exchange Transactions), (ii) own or acquire any assets (other than the Equity Interests of its Subsidiaries, immaterial assets and contractual rights) or (iii) engage itself in any operations or business, except for those expressly set forth in Section 5.26.
7.10    Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director or Affiliate of DDH or any of its Subsidiaries on terms that are less favorable to DDH or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an officer, director or Affiliate of DDH or any of its Subsidiaries; provided, the foregoing restriction shall not apply to (a) any transaction between or among the Credit Parties; (b) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business; (c) transactions otherwise permitted under this Agreement; (d) Permitted Management Fee Payments; (e) transactions pursuant to the Tax Receivable Agreement; (f) transactions pursuant to the Redemption/Exchange Transactions; (g) the transactions described in Schedule 7.10; and (h) transaction pursuant to the Warrant Tender Offer.
7.11    Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to a Borrower or other Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to a Borrower or any other Credit Party, (iii) make loans or advances to a Borrower or any other Credit Party, (iv) sell, lease or transfer any of its property to any Borrower or any other Credit Party, (v) pledge its property pursuant to this Agreement or any Other Document or any renewals, refinancings, exchanges, refundings or extension thereof, or (vi) act as a Credit Party pursuant to this Agreement and the Other Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except, in each case, for (w) the ABL Loan Documents, this Agreement and the Other Documents, (x) any document or instrument governing Indebtedness incurred pursuant to Section 7.8(g); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (y) any Permitted Encumbrance or any document or instrument governing any Permitted Encumbrance, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Encumbrance or (z) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.1(b) pending the consummation of such sale.
7.12    [Reserved].
7.13    Fiscal Year and Accounting Changes. (a) Change its Fiscal Year-end employed by the Credit Parties as of the Closing Date other than in the case of any Subsidiary, to cause such Subsidiary’s Fiscal Year to end in the same date as the Fiscal Year of DDH or (b) make any significant change in accounting treatment and reporting practices except as required or permitted by GAAP.
7.14    [Reserved].

7.15    Amendment of Governing Documents. Amend or permit any amendments to its Governing Documents (x) to amend or change its legal name without providing not less than twenty (20) days prior written notice to Agent, or (y) if such amendment could reasonably be expected to be materially adverse to Agent or Lenders, it being understood and agreed that (i) the Reorganization Transactions contemplated by a Qualified IPO shall not be deemed to be materially adverse to the Agent or Lenders, and (ii) any amendment to a Credit Party’s Governing Documents that would affect the a pledge of the Equity Interests of such Credit Party (or the rights granted to Agent and Lenders in connection with such pledge) shall be deemed materially adverse.
7.16    Compliance with ERISA. (i) (x) Maintain or (y) become obligated to contribute to, any Pension Plan, other than those Pension Plans disclosed on Schedule 5.8(d) as of the Closing Date or any other Pension Plan for which Agent has provided its prior written consent, (ii) engage in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code which could reasonably be expected to have a Material Adverse Effect, (iii) fail to satisfy, or permit any ERISA Affiliate to fail to satisfy, the minimum funding standards of the pension funding rules with respect to any Pension Plan, which could reasonably be expected to result in a Material Adverse Effect, (iv) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan where such event could result in any material liability of any Credit Party or the imposition of a lien on the property of any Credit Party pursuant to Section 4068 of ERISA, (v) assume, or permit any ERISA Affiliate to assume, any obligation to contribute to any Multiemployer Plan for which Agent has not provided its prior written consent, (vi) incur, or permit any ERISA Affiliate to incur, any withdrawal liability to any Multiemployer Plan in excess of $500,000 or (vii) fail to comply with the requirements of ERISA or the Code or other Applicable Laws in respect of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code which could reasonably be expected to have a Material Adverse Effect.
7.17    Prepayment of Indebtedness. Make any payment, redemption, defeasance or acquisition for value of, or refund, refinance or exchange of, any Subordinated Debt in a manner prohibited by the applicable Subordination Agreement; provided that for the avoidance of doubt, any payment of Subordinated Debt that would also constitute a Restricted Payment is also subject to Section 7.7 hereof.
7.18    Anti-Terrorism Laws.
(a)    Use the proceeds of any Advance except as permitted by Section 2.8. No Credit Party shall use, and each Credit Party shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (i) to refinance any commercial paper, (ii) in any manner that causes or may reasonably be expected to cause any Advance or the application of such proceeds to violate any applicable Sanctions, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the Exchange Act, (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country; and
(b)    No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.
The Credit Parties shall deliver to Agent and/or Lenders, as applicable, any certification or other evidence requested from time to time by Agent and/or any Lender, as applicable in their sole discretion, confirming the Credit Parties’ compliance with this Section 7.18.
7.19    Membership/Partnership Interests. Unless consented to by Agent (and all actions, filings and deliveries necessary and desirable in the Permitted Discretion of Agent to perfect Agent’s first priority security interest (subject to any Permitted Encumbrances) have been completed to Agent’s reasonable satisfaction) and except with respect to Subsidiaries existing on the Closing Date with respect to which Agent has received all original certificates evidencing the Equity Interests of such Subsidiaries, elect to treat or permit any of its Domestic Subsidiaries to (a) treat its limited liability company Equity Interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (b) certificate its limited liability company Equity Interests or partnership interests, as the case may be. To the extent that any of the operating agreements, limited partnership agreements or other agreements governing any Equity Interests of any Credit Party’s Subsidiaries, or any law applicable thereto, contains any restrictions on the transfer of such Equity Interests, each Credit Party who owns such Equity Interests and each Credit Party who has issued such Equity Interests hereby (x) consents to the transfer of such Equity Interests by Agent to any Person in connection with any exercise of Agent’s remedies pursuant to the terms of this Agreement or any Other Document and (y) consents to any such transferee being admitted as a member or limited partner of such limited liability company or limited partnership (as applicable) with all of the rights of the Credit Party originally owning such Equity Interests.
7.20    Trading with the Enemy Act. Engage in any business or activity in violation of the Trading with the Enemy Act.
7.21    Management Agreement; Management Fees. At any time prior to a Qualified IPO, except in connection with the consummation of a Qualified IPO, (i) enter into any other management agreement, consulting agreement, or similar arrangement (other than the Management Agreement) without the prior written consent of Agent; or (ii) pay any Management Fees other than Permitted Management Fee Payments.

7.22    Other Agreements. Enter into any amendment, waiver or modification of (a) any documents governing or giving rise to any Subordinated Debt (except to the extent permitted in the subordination agreement with respect thereto) or, in each case, any related agreements, in each case that could reasonably be expected to be material and adverse to the interests of Agent or Lenders in respect of this Agreement, the Other Documents or the transactions contemplated hereby or thereby, (b) the ABL Loan Documents to the extent prohibited by the Intercreditor Agreement, or (c) any Material Contract or Acquisition Documents in a manner which could reasonably be expected to have any material adverse effect on the interests of Agent or Lenders in respect of this Agreement, the Other Documents or the transactions contemplated hereby and thereby, unless required by law.
7.23    Canadian Subsidiary. Permit Orange142 Canada to (1) conduct any business operations or own, hold or lease any assets other than holding a bank account with a de minimis account balance or (ii) have any material liabilities.
7.24    [Reserved~~.~~].
VIII.    CONDITIONS PRECEDENT.
8.1    Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent and the Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)    Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower, other than the Delayed Draw Term Note;
(b)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement, including fixture filings) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested by Agent, and Agent shall have received evidence satisfactory to it (i) of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto and (ii) that no Liens exist with respect to the Collateral other than Permitted Encumbrances;
(c)    Company Proceedings of Credit Parties. Agent shall have received a certificate from the Secretary or Assistant Secretary of each Credit Party, in form and substance satisfactory to Agent: (i) attesting to the resolutions of such Credit Party’s Board of Directors or similar governing body authorizing its execution, delivery, and performance of this Agreement and the Other Documents to which it is a party, (ii) authorizing specific officers of such Credit Party to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of such Credit Party;

(d)    Certificates. Agent shall have received, with respect to each Credit Party, a copy of the Certificate of Incorporation or Certificate of Formation, as applicable, of such Credit Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation together with copies of the bylaws or operating agreement of such Credit Party and all agreements of such Credit Party’s Equity Interest holders certified as accurate and complete by the Secretary or Assistant Secretary of such Credit Party;
(e)    Good Standing Certificates. Agent shall have received good standing certificates for each Credit Party, dated a recent date, issued by the Secretary of State or other appropriate official of such Credit Party’s jurisdiction of incorporation and each jurisdiction where the conduct of such Credit Party’s business activities or the ownership of its properties necessitates qualification;
(f)    Legal Opinion. Agent shall have received the executed legal opinions of (i) counsel to the Borrowers in form and substance reasonably satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, and certain material Other Documents and related agreements as Agent may reasonably require;
(g)    No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Credit Party or against the officers or directors of any Credit Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, as determined by Agent in its Permitted Discretion, reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature which could, as determined by Agent in its Permitted Discretion, reasonably be expected to have a Material Adverse Effect, or inconsistent with the due consummation of the Closing Date Transactions shall have been issued by any Governmental Body;
(h)    Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit H and related financial statements of DDH and its Subsidiaries evidencing that the Consolidated Total Leverage Ratio of DDH and its Subsidiaries, calculated on a Pro Forma Basis after giving effect to the Closing Date Transactions is not greater than 2.70 to 1.00;
(i)    Fees and Expenses. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including under the Fee Letter and pursuant to Article III, and all costs and expenses required to be paid on the Closing Date pursuant to Section 15.9;
(j)    Minimum Cash. Borrower shall, calculated on a pro forma basis after giving effect to the making of the Closing Date Term Loan and the transactions contemplated herein, have unrestricted cash on the balance sheet of not less than $4,000,000;

(k)    Structure. The ownership, capital, corporate, tax, organizational and legal structure of DDH and its Subsidiaries (after giving effect to the Closing Date Transactions) shall be satisfactory to Agent in its reasonable discretion;
(l)    Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of the Credit Parties’ casualty insurance policies, together with lender loss payable endorsements naming Agent as lender loss payee, and certified copies of the Credit Parties’ liability insurance and cybersecurity insurance policies, together with endorsements naming Agent as a co-insured;
(m)    Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement, including the Funds Flow Statement;
(n)    Certain Deposit Accounts. Subject to Section 6.17(b), Agent shall have received, in form and substance satisfactory to Agent, duly executed agreements establishing the Funding Account and the Depository Accounts, together with Control Agreements acceptable to Agent;
(o)    Consents. Agent shall have received evidence of receipt of any necessary governmental Consents for the Closing Date Transactions and any other Consents where the failure to obtain such consents could reasonably be expected to have a Material Adverse Effect, as reasonably required by Agent;
(p)    Other Documents. Agent shall have received (i) the executed Fee Letter, (ii) the executed Pledge Agreement, (iii) the Intercreditor Agreement, (iv) the Preferred Equity Subordination Agreement, and (v) the other executed Other Documents;
(q)    Closing Certificate. Agent shall have received a closing certificate signed by the a Senior Officer of each Credit Party dated as of the Closing Date (which certifications may be included in the Financial Condition Certificate), stating that (i) all representations and warranties set forth in this Agreement and each of the Other Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Closing Date as if made on the Closing Date (except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date)), (ii) each Credit Party is in compliance in all material respects with all of the terms and provisions set forth in this Agreement and the Other Documents required to be complied with or performed by such Credit Party on or before the Closing Date, (iii) on such date no Event of Default or Default has occurred and is continuing, and (iv) the other conditions set forth in Section 8.1 have been met as of the Closing Date;
(r)    Compliance with Laws. Agent shall be reasonably satisfied that the Credit Parties are in compliance in all material respects with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act;
(s)    [Reserved].
(t)    [Reserved].
(u)    Confirmation of Lien Releases. Agent shall have received a fully executed letter agreement from Silverpeak Credit Partners, LP reasonably satisfactory to it confirming that all Liens upon any of the assets of the Credit Parties or any of their Subsidiaries in favor of Silverpeak Credit Partners, LP have been released prior to or as of the Closing Date;
(v)    Closing Date Transactions. (i) Substantially concurrently with the funding of the Closing Date Term Loans, Borrower shall have completed the Closing Date Transactions in accordance with the terms of this Agreement and the Other Documents and (ii) Agent shall have received evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Credit Party of the Other Documents have been duly obtained and are in full force and effect;
(w)    ABL Obligations. The outstanding principal balance of the ABL Obligations, calculated on a pro forma basis after giving effect to the making of the Closing Date Term Loan and application of the proceeds thereof, shall be $0.
(x)    Background Checks. Agent and each Lender shall have received, in form and substance acceptable to Agent, all documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;
(y)    Quality of Earnings. Agent shall have received and approved the Quality of Earnings Report, in form and substance reasonably acceptable to Agent, evidencing trailing twelve month adjusted EBITDA (as defined therein) of DDH and its Subsidiaries of not less than $6,920,000 for the trailing twelve month period ended October 31, 2021; and
(z)    Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Closing Date Transactions shall be in form and substance satisfactory to Agent (and its counsel) in Agent’s Permitted Discretion.
8.2    Conditions to Delayed Draw Term Loans. The making of the Fourth Amendment Delayed Draw Term Loan is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Fourth Amendment Delayed Draw Term Loan, of the following conditions precedent:
(a)    No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date;

(b)    After giving effect to the making of any Delayed Draw Term Loan, DDH Holdings shall, on a Pro Forma Basis, have a Consolidated Total Leverage Ratio of not greater than 2.70 to 1.00;
(c)    Each of the representations and warranties made by the Credit Parties in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which, by its terms is limited as to materiality) on and as of such date as if made on and as of such date, except to the extent such representation or warranty was expressly made as of an earlier date, in which case, such representation and warranty was true and correct in all material respects (or in all respects with respect to any representation or warranty which, by its terms is limited as to materiality) on and as of such earlier date;
(d)    Agent shall have received a Delayed Draw Term Loan Note duly executed and delivered by an authorized officer of each Borrower;
(e)    Since the Closing Date, no Material Adverse Effect shall have occurred;
(f)    Agent and Lenders funding such Fourth Amendment Delayed Draw Term Loan shall have received all fees payable to Agent and Lenders on or prior to the applicable Delayed Draw Term Loan Funding Date hereunder, including under the Fee Letter, and all costs and expenses required to be paid pursuant to Section 15.9; and
(g)    Agent shall have received a closing certificate signed by the a Senior Officer of each Credit Party dated as of the applicable Delayed Draw Term Loan Funding Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such date, except to the extent such representation or warranty was expressly made as of an earlier date, in which case, such representation and warranty was true and correct in all material respects on and as of such earlier date, (ii) each Credit Party is on such date in compliance in all material respects (without duplication of any materiality qualifier contained therein) with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) after giving effect to such Fourth Amendment Delayed Draw Term Loan (and any transaction consummated in connection therewith) on a Pro Forma Basis (but without “netting” the cash proceeds of such Delayed Draw Term Loans funded on such date), the Credit Parties shall be in compliance with the financial covenants set forth in Section 6.5, and (iv) on such date no Default or Event of Default has occurred or is continuing.
IX.    INFORMATION AS TO CREDIT PARTIES.

The Credit Parties shall, until satisfaction in full of the Obligations (other than Inchoate Obligations), the termination of all obligations of Agent and the Lenders to make any Advances hereunder and termination of this Agreement:
9.1    Information Regarding Credit Parties. Promptly upon learning thereof, report to Agent (a) all matters materially and adversely affecting the value, enforceability or collectability of the Collateral, taken as a whole, and (b) any investigation, hearing, proceeding or other inquest by any Governmental Body into any Credit Party or any Affiliate of any Credit Party with respect to Anti-Terrorism Laws; provided, that, to the extent such investigation, hearing, proceeding or other inquest constitutes, as determined by Borrower, material non-public information, no Credit Party shall be required to report any such information to Agent until such time as Agent delivers to the Credit Parties a non-disclosure agreement that is in form and substance satisfactory to the Credit Parties in their reasonable discretion; provided further that the Credit Parties shall provide Agent prompt notice that such investigation, hearing, proceeding or inquest exists.
~~9.2 [Reserved].~~
9.2    Cash Flow Forecasts. Provide to the Agent for delivery to each Lender, in form reasonably satisfactory to Agent, by no later than the second Business Day of each week or such later date as agreed to in writing by the Agent in its sole discretion, a weekly cash flow forecast, which shall include a comparison of actual to forecasted numbers for preceding weeks and show Unrestricted Cash on the balance sheet, and shall be certified by a Senior Officer of the Credit Parties to the effect that such forecast has been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such forecast was prepared (it being understood that assumptions as to future results are inherently subject to uncertainty and contingencies, many of which are beyond the Credit Parties’ control, and that no assurances can be given that any particular forecast will be realized), prepared on a cumulative, weekly roll forward basis through a thirteen (13) week projection period.
9.3    [Reserved].
9.4    Litigation, etc. Notify Agent promptly in writing of any claim, litigation, suit or administrative proceeding affecting a Credit Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of Collateral, which involves claims for money damages in excess of $250,000 or which could reasonably be expected to have a Material Adverse Effect.
9.5    Material Occurrences. Deliver, or cause to be delivered, to Agent, promptly upon any Authorized Officer of any Credit Party obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect there, (b) that any Person has given notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 10.11, (c) of the occurrence of any material violation of, or material non-compliance with, any material requirement of Applicable Laws by any Credit Party, or any of its Subsidiaries, including a description of such violation or non-compliance, or (d) of the occurrence of any Material Adverse Effect (or any other development in the business or affairs of any Credit Party which could reasonably be expected to have a Material Adverse Effect), a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change (including, without limitation, with particularity any and all provisions of this Agreement and any Other Document that have been breached, as applicable), and what action the Credit Parties have taken, are taking and propose to take with respect thereto.
9.6    Management Discussion and Analysis. Deliver, or cause to be delivered, to Agent within forty-five (45) days following the end of each Fiscal Quarter of DDH, written discussion and analysis of the prior Fiscal Quarter prepared by the management of DDH in connection with financial statements delivered pursuant to Section 9.8.
9.7    Annual Financial Statements. Deliver, or cause to be delivered, to Agent within ninety (90) days after the end of each Fiscal Year of DDH, the balance sheets of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, as of the end of such Fiscal Year and the related statements of income, equity and cash flows of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, for such Fiscal Year, setting forth in each case after the first anniversary of the Closing Date in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date, together with a Financial Officer Certification with respect thereto; and with respect to such financial statements beginning with Borrower’s Fiscal Year ending on or about December 31, 2021, be audited by an independent certified public accountants of recognized national or regional standing selected by DDH and reasonably acceptable to Agent (the “Accountants”), which report shall be unqualified as to going concern and scope of audit (other as to qualifications pertaining to periods not audited by said auditor); and, in each case, shall state that such financial statements fairly present, in all material respects, the financial position, on a Consolidated Basis, of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO) as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.
9.8    Quarterly Financial Statements. Deliver, or cause to be delivered, to Agent within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, the balance sheets of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, as of the end of such Fiscal Quarter and the related statements of income, equity and cash flows of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, for such Fiscal Quarter and for the prior three Fiscal Quarters during the trailing twelve-month calendar period, setting forth in each case after the first anniversary of the Closing Date in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Credit Parties’ business operations, together with a Financial Officer Certification with respect thereto. The reports delivered pursuant to this Section 9.8 shall be accompanied by a Compliance Certificate, a Worker Solutions Certificate, and a report setting forth the Key Performance Indicators for such period; provided, that to the extent that any Key Performance Indicators constitute material non-public information, the Credit Parties shall be under no obligation to deliver such information to Agent or any Lender until Agent and Lenders deliver to the Credit Parties a non-disclosure agreement that is in form and substance satisfactory to the Credit Parties in their reasonable discretion, containing, among other things, standstill provisions preventing transactions in the Credit Parties’ stock.
9.9    Monthly Financial Statements. Deliver, or cause to be delivered, to Agent within thirty (30) days after the end of each calendar month of each Fiscal Year, the balance sheets of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, as of the end of such calendar month and the related statements of income, equity and cash flows of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO), prepared on a Consolidated Basis, for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such calendar month, setting forth in each case (in the case of any such reporting after the first anniversary of the Closing Date) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Credit Parties’ business operations and the absence of footnotes, together with a Financial Officer Certification with respect thereto. Notwithstanding the foregoing, to the extent any of the foregoing constitutes material non-public information, no Credit Party shall be required to deliver any such financial statements until such time as Agent delivers to the Credit Parties a non-disclosure agreement that is in form and substance satisfactory to the Credit Parties in their reasonable discretion containing, among other things, standstill provisions preventing transactions in the Credit Parties’ stock.
9.10    Acquired Intellectual Property. At any time upon request by Agent, furnish to Agent a report listing all registered copyrights, patents and trademarks (or applications therefor) acquired by any Credit Party during the period specified by Agent.
9.11    Additional Information. Deliver, or cause to be delivered, to Agent (a) such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Credit Parties including, without the necessity of any request by

Agent, prior written notice of any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s type of legal entity, (iii) in any Credit Party’s Federal Taxpayer Identification Number or (iv) in any Credit Party’s jurisdiction of incorporation, formation or organization, as applicable, (b) at least thirty (30) days prior thereto, notice of any Credit Party’s opening of any new office or place of business or any Credit Party’s closing of any existing office or place of business (which notice, if any, shall be deemed to amend Schedule 4.5), (c) promptly (but in no event later than five days after entry into the same) copies of all amendments, waivers and supplements to any of the Governing Document or ABL Loan Documents, and (d) such information regarding the operation, business affairs and financial conditions of DDH and its Subsidiaries which Agent may reasonably request.
9.12    Projections. Deliver, or cause to be delivered, to Agent within thirty (30) days after the beginning of each Fiscal Year of DDH, forecasts prepared by management of DDH, on a Consolidated Basis (or for DDH Holdings on a Consolidated Basis subsequent to a Qualified IPO), in form reasonably satisfactory to Agent, of balance sheets and statements of income or operations and cash flows of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries after a Qualified IPO) on a quarterly basis for the immediately following Fiscal Year (including the Fiscal Year(s) in which the end of the Term occurs)~~.~~; provided, that to the extent the foregoing constitutes material non-public information, no Credit Party shall be required to deliver any such financial statements until such time as Agent delivers to the Credit Parties a non-disclosure agreement that is in form and substance satisfactory to the Credit Parties in their reasonable discretion containing, among other things, standstill provisions preventing transactions in the Credit Parties’ stock.
9.13    Small Business Administration. So long as any Lender is an SBIC Lender, the Credit Parties shall, and shall cause their Subsidiaries to, within ten (10) days of receipt of request from any SBIC Lender, deliver to such SBIC Lender any information requested by the SBA.
9.14    Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person that is material to the operation of the Credit Parties’ business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Credit Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Credit Party to the extent any such notices or communications relate to a Material Adverse Effect; provided, that, at any time prior to a Qualified IPO while the Credit Parties are contemplating a Qualified IPO, the foregoing shall not apply to notices and communications with any Governmental Body relating solely to procedural or filing requirements for such Qualified IPO .
9.15    ERISA Notices and Requests. Deliver, or cause to be delivered, to Agent, (i) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any

ERISA Event, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC, or any other party with respect thereto; (ii) (1) promptly upon reasonable request of Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) such additional information relating to the ERISA Event as Agent may reasonably request. Each notice pursuant to this Section 9.15 shall be accompanied by a statement of an Authorized Officer of DDH setting forth details of the occurrence referred to therein and stating what action DDH and/or the other applicable Credit Party has taken and proposes to take with respect thereto.
9.16    [Reserved].
9.17    Board Observation Rights. DH shall notify Agent in writing of the date and time for each meeting of the board of managers or directors, as applicable, which such meetings shall be no less often than quarterly, of each Borrower in accordance with the Governing Documents of such Borrower, and shall deliver to Agent all reports and other materials that are provided to the board of directors; provided that to the extent such reports or materials constitute, as determined by Borrower, material non-public information, no Credit Party shall be required to deliver any such reports or materials until such time as Agent delivers to the Credit Parties a non-disclosure agreement that is in form and substance satisfactory to the Credit Parties in their reasonable discretion containing, among other things, standstill provisions preventing transactions in the Credit Parties’ stock. Subject to the execution by Agent of a board observer agreement in form and substance reasonably acceptable to the Borrowers, Agent shall have the right to have up to two (2) designated representatives, at the Borrowers’ expense (including, reimbursement of his or her reasonable out-of-pocket expenses incurred in connection with such designation), and subject to reasonable and customary confidentiality obligations, attend such meetings of the board of directors as an observer. Notwithstanding the foregoing, any such observer may be excluded from any such meeting, and such observer and Agent shall not be required to be delivered or receive any such information and materials (or the relevant portions thereof), if DDH or the applicable Borrower reasonably determines that such exclusion or reservation of delivery is necessary, based on advice of counsel, to avoid an actual conflict of interest, including with respect to any indebtedness of DDH or any of its Subsidiaries held by the applicable Agent or any other Lender, or to protect attorney-client privilege.

X.    EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
10.1    Nonpayment. Failure by any Credit Party to pay (i) any principal Obligations when due; or (ii) within three (3) Business Days of when due, any interest on the Obligations or any fee or any other amount due hereunder or in any Other Document, in each case, whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay, or by required prepayment;
10.2    Breach of Representation. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in this Agreement, any Other Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (or in any respect with respect to any representation or warranty which, by its terms is limited as to materiality) as of the date made or deemed made;
10.3    Noncompliance. Except as otherwise provided for in Section 10.1, failure or neglect of any Credit Party, or any other applicable Person, to perform, keep or observe any term, provision, condition, covenant contained in:
(a)    Sections 2.8, 4.9, 4.10, 4.11, 4.19(c), 6.2, 6.5, 6.12(b), 6.14, 6.15, 6.16 (other than 6.16(b)), Article VII, 9.5, 9.6, 9.7, 9.8, 9.9, 9.12 and 9.17, hereof;
(b)    Sections 6.3, 6.6, 9.1, 9.11, 9.14, and 9.15 hereof which is not cured within ten (10) from the occurrence of such failure or neglect; or
(c)    this Agreement or any of the Other Documents, other than any such term referred to in any other clause of this Section 10.3 and except as provided in Section 4.21, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of any Credit Party becoming aware of such default, or (ii) receipt by the Credit Parties of written notice from Agent or any Lender of such default;
10.4    Reserved.
10.5    Judgments and Attachments. (i) Any one or more non-appealable money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $250,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or enforcement proceedings shall have been commenced by a creditor upon such judgment, writ, warrant or process; or (ii) any non-appealable non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries that could reasonably be expected to have a

Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or enforcement proceedings shall have been commenced by a creditor upon such judgment, writ, warrant or process;
10.6    Criminal Proceeding. The institution in any court of a criminal proceeding against any Credit Party or officer or director of any Credit Party which would have a Material Adverse Effect, or the indictment of any Credit Party for any misdemeanors resulting from fraudulent conduct or any felony, and in any such case the proceeding is not stayed or dismissed, or the indictment is not withdrawn, within thirty (30) days of such institution or indictment;
10.7    Bankruptcy. (a) (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party or any Subsidiary of a Credit Party in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) (w) an involuntary case shall be commenced against any Credit Party or any Subsidiary of a Credit Party under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or (x) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any Subsidiary of a Credit Party, or over all or a substantial part of its property, shall have been entered; or (y) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any Subsidiary of a Credit Party for all or a substantial part of its property; or (z) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any Subsidiary of a Credit Party, and any such event described in this clause (ii) shall continue for ninety (90) days without having been dismissed, bonded or discharged; or (b) (i) any Credit Party or any Subsidiary of a Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (ii) or any Credit Party or any Subsidiary of a Credit Party shall make any assignment for the benefit of creditors; or (iii) or the board of directors (or similar governing body) of any Credit Party or any Subsidiary of a Credit Party or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 10.7 or in Section 10.8;
10.8    Inability to Pay. (i) Any Credit Party or any Subsidiary of a Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (ii) any order, judgment or decree shall be entered against any Credit Party or any Subsidiary of a Credit Party decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days;
10.9    Government Settlement. Any Credit Party enters into a settlement agreement with any Governmental Body that (a) results in aggregate liability as to any single or related services of transactions, incidents or conditions of $250,000 or more, or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
10.10    Material Adverse Change. The occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect;
10.11    Cross Default to other Indebtedness. (i) Failure of any Credit Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.8(a)) in an aggregate principal amount of $250,000 or more (including, without limitation, an Event of Default under the ABL Loan Documents), in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights and remedies with respect to such Indebtedness);
10.12    Breach of Guarantee. Termination or breach of any Guarantee or Guarantor Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of Borrowers, or if any Guarantor attempts, in writing or by legal action, to terminate, challenges the validity of, or its liability under, any such Guarantee or Guarantor Security Agreement or similar agreement;
10.13    Change of Control. Any Change of Control shall occur;
10.14    Invalidity. At any time after the execution and delivery thereof, (i) this Agreement or any Other Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than Inchoate Obligations) in accordance with the terms hereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral with the priority required by this Agreement and the Other Documents, or (ii) any Credit Party shall contest the validity or enforceability of this Agreement or any Other Document in writing or deny in writing that it has any further liability, including with respect to future advances by Agent or any Lender under this Agreement or under any Other Document to which it is a party;
10.15    Seizures. Any material portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or any Credit Party, or the title and rights of any Credit Party, shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, as determined by Agent in its Permitted Discretion, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;
10.16    Operations. Other than those business interruptions which are customary in Credit Party’s industry, the operations of any Credit Party’s manufacturing facility are interrupted at any time for more than fifteen (15) consecutive days, unless such Credit Party shall (i) be entitled to receive for such period of interruption, proceeds of business interruption or similar insurance in an amount sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this Section, an Event of Default shall be deemed to have occurred if such Credit Party shall be receiving such proceeds for a period of thirty (30) consecutive days;
10.17    Pension Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $250,000 during the term hereof and which is not paid by the applicable due date;
10.18    Anti-Terrorism Laws. If (a) any representation or warranty contained in (i) Section 5.29 hereof or (ii) any corresponding section of any Guarantee is or becomes false or misleading at any time, (b) any Borrower shall fail to comply with its obligations under Section 7.18 hereof, or (c) any Guarantor shall fail to comply with its obligations under any section of any Guarantee containing provisions comparable to those set forth in Sections 5.29 and 7.18 hereof;
10.19    Invalidity of Intercreditor Agreement or Subordination Provisions. The Intercreditor Agreement or any subordination agreement with respect to any Subordinated Debt shall cease to be in full force and effect, or any Person party to the Intercreditor Agreement or any such subordination agreement, other than Agent or any Lender party to this Agreement, shall breach the provisions thereof or shall contest in any manner the validity, binding nature or enforceability of any such provision or a proceeding shall be commenced by any such Person or any Governmental Body having jurisdiction over such Person, seeking to establish the invalidity or unenforceability thereof.
Notwithstanding the forgoing, and subject to the terms of this paragraph and the immediately following paragraph, any holder of the Equity Interest issued by DDH Holdings may, but shall not be obligated to, cure any Event of Default (a “Financial Covenant Default”) arising from a violation of Section 6.5 hereof by making a direct or indirect capital contribution to DDH Holdings or DDH, with DDH Holdings, as applicable, immediately contributing such capital contribution to a Borrower, in the form of cash equity, ~~(x)~~ in an aggregate amount equal to (but not to exceed) the greater of ~~(x)~~ the amount (the “EBITDA Shortfall Amount”) that, when added to Consolidated EBITDA on a dollar-for-dollar basis (with respect to Sections 6.5(a)~~,~~ and (b)~~, and (d)) and (y) the amount (the “Liquidity Shortfall Amount”) that, when applied to reduce~~

~~the outstanding balance of Revolving Credit Advances (as defined in the ABL Credit Agreement as in effect on the Fifth Amendment Closing Date) as of the last day of the four (4) Fiscal Quarters period on which the applicable covenant under Section 6.5(c) was tested~~), would have caused Credit Parties to be in full compliance with Sections 6.5(a)~~,~~ and (b)~~, (c), and (d)~~, as applicable, for such testing period (each, an “Equity Cure”); provided, that (a) concurrently with the making of such Equity Cure, the Borrowers receive all of the cash proceeds thereof and concurrently therewith uses such proceeds to make a mandatory prepayment in accordance with Section 2.7(c) hereof, (b) Borrowing Agent shall deliver to Agent written notice of its intent to exercise such Equity Cure no later than the earlier of (i) the date of delivery of the Compliance Certificate describing the Financial Covenant Default and (ii) the date on which such Compliance Certificate was required to have been delivered to Agent, (c) such Equity Cure must be effected no later than the earlier of (i) ten (10) days after the delivery of the Compliance Certificate describing the Financial Covenant Default and (ii) ten (10) days after the date on which such Compliance Certificate was required to have been delivered to Agent), (d) no such rights to effectuate an Equity Cure may be exercised (i) more than two (2) times in any calendar year, (ii) in consecutive Fiscal Quarters, or (iii) more than four (4) times during the Term of this Agreement, and (e) no Equity Cure may be in an amount greater than necessary to cure the Financial Covenant Defaults in accordance with the terms hereof.
Upon the receipt by DDH of each such Equity Cure and the making of the mandatory prepayment set forth in Section 2.7(c), each such financial covenant that is the subject of a Financial Covenant Default shall be recalculated giving effect to the following pro forma adjustments: Consolidated EBITDA shall be increased by an amount equal to the EBITDA Shortfall Amount ~~and/or the outstanding balance of Revolving Credit Advances (as defined in the ABL Credit Agreement as in effect on the Fifth Amendment Closing Date) as of the last day of the four (4) Fiscal Quarters period on which the applicable covenant was tested is reduced by an amount equal to the Liquidity Shortfall Amount, as applicable,~~ solely for the purpose of determining the existence of any Event of Default arising from the failure to comply with Section 6.5(a)~~, (b), (c),~~  and/or (~~d~~b), as applicable, with respect to the relevant testing period and all future testing periods that include the last Fiscal Quarter of the testing period in respect of which such Equity Cure was made; provided, that (x) no increase in Consolidated EBITDA ~~or Liquidity~~ on account of the exercise of the Cure Right pursuant to this paragraph and the immediately preceding paragraph above shall be applicable for any other purpose under this Agreement or any Other Documents, including but not limited to determining any applicable margin or fee or the availability or amount of any covenant basket, carve-out or compliance on a Pro Forma Basis with Section 6.5(a)~~,~~ or (b~~), (c), or (d~~). If, after giving effect to the foregoing recalculations, Credit Parties shall then be in compliance with the requirements of Section 6.5 hereof, Credit Parties shall be deemed to have satisfied the requirements of Section 6.5 hereof with the same effect as though there had been no failure to comply therewith, and the Financial Covenant Default that had occurred shall be deemed not to have occurred for purposes of this Agreement and the Other Documents.
XI.    LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT, ETC.

11.1    Rights and Remedies.
(a)    Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 or 10.8, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time during the continuance thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Credit Party’s premises or other premises without legal process and without incurring liability to any Credit Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Credit Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowing Agent reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Credit Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Credit Party’s (y) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (z) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, the Credit Parties shall remain liable to Agent and Lenders therefor.
(b)    To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Credit Parties (or any of them), for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Credit Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Credit Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
(c)    Without limiting any other provisions hereof:
(iv)    At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, Agent shall be free to purchase all or any part of the Investment Property. Any such sale may be on cash or credit. Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property for their own account in compliance with Regulation D of the Securities Act or any other applicable exemption available under the Securities Act. Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property is customarily sold on a recognized market or threatens to decline speedily in value, Agent may sell such Investment Property at any time without giving prior notice to any Credit Party or other Person.
(v)    Each Credit Party recognizes that Agent may be unable to effect or cause to be effected a public sale of the Investment Property by reason of certain prohibitions of the Securities Act, so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property for their own account, for investment and without a view to the distribution or resale thereof. Each Credit Party understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property were sold at public sales, and agrees that Agent has no obligation to delay or agree to delay the sale of any of the Investment Property for the period of time necessary to permit the issuer of the securities which are part of the Investment Property (even if the issuer would agree), to register such securities for sale under the Securities Act. Each Credit Party agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
(vi)    The net cash proceeds arising from the disposition of the Investment Property after deducting expenses incurred by Agent will be applied to the Obligations pursuant to Section 11.5 hereof. If any excess remains after the discharge of all of the Obligations, the same will be paid to the applicable Credit Party or to any other Person that may be legally entitled thereto.
(vii)    At any time after the occurrence and during the continuance of an Event of Default (A) Agent may transfer any or all of the Investment Property into its name or that of its nominee and, after providing the Borrowers with one (1) Business Days prior written notice, may exercise all voting rights with respect to the Investment Property, but no such transfer shall constitute a taking of such Investment Property in satisfaction of any or all of the Obligations, and (B) Agent shall be entitled to receive, for application to the Obligations, all cash or stock dividends and distributions, interest and premiums declared or paid on the Investment Property.
11.2    Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against the Credit Parties or each other.
11.3    Setoff. Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Credit Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4    Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, and shall, at the direction of the Required Lenders, be paid over or delivered as follows:
FIRST, to the payment of all reasonable costs and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) of Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;
SECOND, to payment of any fees owed to Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable documented (to the extent readily available) attorneys’ fees and allocated costs of internal counsel) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;
FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;
FIFTH, to the payment of the outstanding principal amounts of Term Loans, on a pro rata basis;
SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH,” “SIXTH”, and “SEVENTH” above.
XII.    WAIVERS AND JUDICIAL PROCEEDINGS.

12.1    Waiver of Notice. Each Credit Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2    Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3    Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
XIII.    EFFECTIVE DATE AND TERMINATION.
13.1    Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the Credit Parties, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 3, 2026 (the “Term”), unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon fifteen (15) Business Days’ prior written notice upon payment in full of the Obligations (other than Inchoate Obligations).
13.2    Termination. The termination of this Agreement shall not affect any Credit Party’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Inchoate Obligations, and the provisions hereof shall continue to be fully operative until (a) all transactions entered into, rights or interests created or Obligations (other than Inchoate Obligations) have been fully paid in immediately available funds and (b) each of the Credit Parties have released Agent and Lenders from and against any and all claims of any nature whatsoever that any Credit Party may have against

Agent and Lenders (or any of them). The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed in connection herewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than Inchoate Obligations) have been paid and performed in full in immediately available funds after the termination of all obligations of Agent and Lenders to make any Advances hereunder or Borrowers have furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Credit Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral unless and until all of the Obligations (other than Inchoate Obligations) have been paid and performed in full in immediately available funds after the termination of all obligations of Agent and Lenders to make any Advances hereunder, and Agent shall not be required to send such termination statements to any Credit Party, or to file them with any filing office, until such time. When all of the Obligations (other than Inchoate Obligations) have been paid and performed in full in immediately available funds after the termination of all obligations of Agent and Lenders to make any Advances hereunder, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations. Notwithstanding anything to the contrary set forth herein, all representations, warranties, waivers and indemnities of the Credit Parties contained herein or in any Other Document shall survive the payment in full of the Obligations and termination of this Agreement and/or such Other Documents.
13.3    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Credit Party or the transfer to Agent or any Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code or any other Debtor Relief Laws relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent or such Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Agent and such Lender related thereto, the liability of each Credit Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and any Liens held by Agent previously released or terminated with respect to any Collateral shall be reinstated as of the date on which Agent or Lenders (as applicable) repays or restores such Voidable Transfer.
XIV.    REGARDING AGENT.

14.1    Appointment. Each Lender hereby designates Lafayette Square to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. Notwithstanding anything to the contrary contained in this Agreement, Agent shall act or refrain from acting or exercise any discretion (and shall be fully protected in so acting or refraining from acting) only with the consent of the Required Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
14.2    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Credit Party or any of their respective officers contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Credit Party to perform its obligations hereunder or under any Other Document. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any of the Credit Parties. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
14.3    Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of each Credit Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by the Credit Parties pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Credit Party, or the existence of any Event of Default or any Default.
Required Lenders may remove Agent on sixty (60) days’ written notice to each of Agent, Lenders and Borrowing Agent and Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent, and upon such removal or resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent (provided that no such approval by Borrowing Agent shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on Behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 15.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 15.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
14.4    Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any

Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
14.5    Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, e-mail, telecopier or facsimile message, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.6    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
14.7    Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its applicable Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
14.8    Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.9    Delivery of Documents. To the extent Agent receives financial statements or notifications required under Sections 9.7, 9.8, 9.9 and 9.12 pursuant to the terms of this Agreement which the applicable Credit Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.
14.10    Borrowers’ Undertaking to Agent. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrowers hereby undertake with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.11    No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended, modified, supplemented or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Credit Party, their Affiliates or agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.
14.12    Other Agreements. Each of the Lenders agrees that it shall not, without the prior written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any deposit accounts of any Credit Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
14.13    Erroneous Payment.
(a)    Each Lender hereby agrees that (i) if Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other such Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as Agent may, in its sole discretion, specify in writing), return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the overnight bank funding rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this subsection (a) shall be conclusive, absent manifest error.
(b)    Without limiting subsection (a) above, each Lender or other Payment Recipient hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in this Agreement or in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender or other Payment Recipient further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender or other such Payment Recipient shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender or other such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the overnight bank funding rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Each Credit Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or other such Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous

Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed any Credit Party hereunder or under any of the Other Documents.
(d)    Each party’s obligations under this Section 14.13 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of this Agreement, the termination of the commitments of the Lenders hereunder and the indefeasible payment in full in cash of the Obligations.
XV.    MISCELLANEOUS.
15.1    Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Credit Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Credit Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Credit Party at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s agent for the purposes of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Credit Party waives the right to remove any judicial proceeding brought against such Credit Party in any state court to any federal court. Any judicial proceeding by any Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the Borough of Manhattan, County of New York, State of New York.
15.2    Entire Understanding.
(a)    This Agreement and the Other Documents contain the entire understanding between the Credit Parties, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and the applicable Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)    The Required Lenders, Agent with the consent in writing of the Required Lenders, and the Credit Parties signatory hereto may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by such Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or such Credit Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall without the consent of all Lenders:
(i)    increase the Commitment Percentages or the maximum dollar commitment of any Lender or the amount of any Delayed Draw Term Loan;
(ii)    whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 hereof (unless imposed by Agent));
(iii)    alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);
(iv)    release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000;
(v)    alter, amend or modify the provisions of Section 11.5 hereof;
(vi)    change the rights and duties of Agent; or
(vii)    release any Guarantor.
(c)    Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Credit Parties, Lenders and Agent and all future holders of the

Obligations. In the case of any waiver, the Credit Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)    In the event that Agent or Borrowers request the consent of a Lender (other than Lafayette Square or any of its Affiliates) pursuant to this Section 15.2 and such consent is denied, then Agent or Borrowers may, at their respective option and upon five (5) Business Days prior written notice to Agent (if given by Borrowers) and such Lender (a “Non-Consenting Lender”), require such Non-Consenting Lender to assign its interest in the Advances to Lafayette Square, or if Lafayette Square shall decline to purchase such interest, to another Lender or to any other Person eligible to become a Purchasing Lender in accordance with the terms of Section 15.3(c), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Non-Consenting Lender, which interest and fees shall be paid when collected from Borrowers. In the event any Non-Consenting Lender is required to assign its interests hereunder, such Non-Consenting Lender will assign its interest, pursuant to a Transfer Supplement, on the date specified in the notice given to such Non-Consenting Lender, which shall be no later than fifteen (15) Business Days after the date of such notice.
(e)    Agent is hereby authorized by each Borrower and the Lenders, from time to time in Agent’s sole discretion, (i) after the occurrence and during the continuation of a Default or an Event of Default, or (ii) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (z) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement.
15.3    Successors and Assigns; Participations; New Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Credit Parties signatory hereto, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.
(b)    Each Credit Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”). Upon the occurrence and during the continuance of an Event of Default, each Participant may, with the prior consent of Agent, exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof and the Obligations shall be reduced by the amount of any such setoff, provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances and Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to the Term Loans under this Agreement and the Other Documents to one or more Eligible Assignees and one or more Eligible Assignees may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $1,000,000 in the case of any transfer to any Purchasing Lender which is not a Lender or an Affiliate of Lender prior to such transfer, pursuant to a Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Lender thereunder with the Commitment Percentages as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Transfer Supplement, be released from its obligations under this Agreement, the Transfer Supplement creating a novation for that purpose. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing or anything to the contrary set forth herein, no assignment or transfer shall be made to a Defaulting Lender unless an Event of Default shall have occurred and be continuing.
(d)    Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to the Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Transfer Supplement, be released from its obligations under this Agreement, the Modified Transfer Supplement creating a novation for that purpose. Such Modified Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing or anything to the contrary set forth herein, no assignment or transfer shall be made to a Defaulting Lender unless an Event of Default shall have occurred and be continuing.
(e)    Each Borrower hereby acknowledges and makes the Obligations registered Obligations for United States withholding tax purposes. Agent shall maintain at its address a copy of each Transfer Supplement and Modified Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder and Agent shall record the assignment of the Advances in the Register. Any assignment of the Advances, whether or not evidenced by a note, shall be effective as to Borrowers only upon appropriate entries with respect thereto being made in the Register. The entries in the Register shall be prima facie evidence, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for the purposes of this Agreement notwithstanding notice to the contrary. The Lenders, by their acceptance of this Agreement or any Transfer Supplement, agree to be bound by the provisions of this paragraph and to indemnify and hold harmless Agent against any loss or liability arising from the assignment by a holder of the Advances in violation of this subsection (e). The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f)    Each Credit Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning any Credit Party which has been delivered to such Lender by or on behalf of any Credit Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of any Credit Party.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
15.4    Application of Payments. Agent shall have the continuing and exclusive right, in its Permitted Discretion, to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Credit Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Credit Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
15.5    Indemnity. Each Credit Party shall defend, protect, indemnify, pay and save harmless Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of: (a) this Agreement, the Other Documents, the Advances and other Obligations, the Eligible Worker Solutions, and/or the transactions contemplated hereby including the Closing Date Transactions, (b) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Closing Date Transactions, (c) any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (d) the enforcement of any of the rights and remedies of Agent or any Lender under the Agreement and the Other Documents, (e) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Credit Party, any Affiliate or Subsidiary of any of the Credit Parties, and (f) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Credit Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with any Real Property owned or leased by any Credit Party, any Environmental Liability, the presence of any Hazardous Materials affecting any Real Property owned or leased by any Credit Party (whether or not the same originates or emerges from such Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any Real Property owned or leased by any Credit Party under any Environmental Laws and any loss of value of such Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Materials Activity resulting from actions on the part of Agent or any Lender. The Credit Parties’ obligations under this Section 15.5 shall arise upon the discovery of the presence of any Hazardous Materials at any Real Property owned or leased by any Credit Party, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Credit Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials. This Section 15.5 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
15.6    Notice. Any notice or request hereunder may be given to any Credit Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., e-mail) or facsimile transmission or by setting forth such Notice on a website (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any Notice shall be effective:
(a)    In the case of hand-delivery, when delivered;
(b)    If given by mail, five days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)    In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)    In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)    In the case of electronic transmission, when actually received;
(f)    In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and
(g)    If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to any Credit Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
(A)    If to Agent at:
Lafayette Square Loan Servicing, LLC
PO Box 25250
PMB 13941
Miami, Florida 33102-5250
Attention:    Susan Golden
Email:         legal@lafayettesquare.com;
        lsloanops@lafayettesquare.com

with a copy to (which shall not constitute notice) to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103
Attention:    Shlomo B. Troodler, Esq.
Telephone:    (215) 569-5338
Facsimile:    (215) 832-5338
E-mail:        troodler@blankrome.com
(B)    If to a Lender other than Agent, as specified on the signature pages hereof;
(C)    If to any Credit Party:

Direct Digital Holdings, LLC
1177 West Loop South, Suite 1310
Huston, TX 77027
Attention: Mark Walker
E-mail: mwalker@directdigitalholdings.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP
2000 McKinney Avenue
Suite 1400
Dallas, TX 75201
Attention: Phyllis Y. Young
Telephone: (214) 932-6420
E-mail: pyoung@mcguirewoods.com

15.7    Survival. The obligations of the Credit Parties under Sections 3.7, 3.9, 3.10, 4.19(e), 15.5 and 15.9 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
15.8    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
15.9    Expenses. The Credit Parties shall pay all reasonable costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its Behalf or on Behalf of Lenders: (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, (b) in connection with the entering into, preparation, negotiation, execution, delivery, modification, amendment, administration (including costs and expense with respect to electronic distribution services for distribution of documents and information to the Lenders) and enforcement of this Agreement, the Other Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments (whether or not the transactions contemplated hereby or thereby shall be consummated), (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder, under the Other Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with the Credit Parties or Seller or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement, the Other Documents and all related agreements, documents and instruments; provided, however, notwithstanding the foregoing, the Borrowers shall not be required to reimburse the costs of (x) more than one (1) field examinations in any consecutive period of 365 days unless an Event of Default shall have occurred and be continuing and (y) more than one (1) appraisal of machinery and equipment and of Inventory in any consecutive period of 365 days unless an Event of Default shall have occurred and be continuing.
15.10    Injunctive Relief. Each Credit Party recognizes that, in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
15.11    Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
15.12    Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
15.13    Counterparts, etc. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar method of electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
15.14    Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

15.15    Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee (and designated as non-public information by Borrower in writing) pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a)(i) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees, (iii) to any investor or prospective investor in Agent, any Lender, or any of their respective affiliates, in each case, subject to a non disclosure agreement containing provisions substantially the same as those of this Section 15.15 and among other things, standstill provision preventing transactions in the Credit Parties’ stock and in compliance with applicable Federal and state securities laws, (b) as required by any Governmental Body or representative thereof or pursuant to legal process or in public filings to the extent customary, (c) subject to an agreement (i) in connection with the exercise of any secured creditor remedy under this Agreement or under any of the Other Documents, and (ii) subject to a non disclosure agreement containing provisions substantially the same as those of this Section 15.15 and in compliance with applicable Federal and state securities laws, in connection with a bona fide initial public offering of Equity Interests of Agent, any Lender or any Transferee, to the extent disclosure is required or advisable (in the determination of Agent, such Lender or such Transferee, as applicable, and their respective counsel) under the Securities Act of 1933, as amended; provided, further, that (I) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process; provided, that notwithstanding anything to the contrary above in this sub-clause (I), the foregoing notice obligation shall not apply with respect to disclosures of non-public information that are requested or required pursuant to routine regulatory examinations or inquiries that do not reference any Credit Party, this Agreement or any Other Document, to which Agent, Lender or a Transferee is subject in the ordinary course of business, and (II) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Credit Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full (other than Inchoate Obligations) and the termination of all obligations of Agent and the Lenders to make any Advances hereunder.   Each Credit Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Credit Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Credit Party hereby authorizes each Lender to share any information delivered to such Lender by any Credit Party and/or their respective Subsidiaries pursuant to this Agreement or any Other Document, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.
AGENT AND EACH LENDER ACKNOWLEDGE THAT INFORMATION RECEIVED FROM ANY CREDIT PARTY RELATING TO SUCH CREDIT PARTY OR ANY SUBSIDIARY OR THEIR BUSINESSES OR THE COLLATERAL FURNISHED TO SUCH PERSON PURSUANT TO THIS AGREEMENT MAY INCLUDE INFORMATION IDENTIFIED BY THE CREDIT PARTIES AS MATERIAL NON-PUBLIC INFORMATION CONCERNING SUCH CREDIT PARTY, ITS SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF SUCH MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY CREDIT PARTY OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN INFORMATION IDENTIFIED BY THE CREDIT PARTIES AS MATERIAL NON-PUBLIC INFORMATION CONCERNING THE CREDIT PARTIES, THEIR SUBSIDIARIES AND THEIR OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH OF AGENT AND EACH LENDER REPRESENTS TO THE CREDIT PARTIES THAT SUCH PERSON HAS IDENTIFIED A CREDIT CONTACT (WHICH SUCH PERSON MAY CHANGE FROM TIME TO TIME UPON NOTICE FROM SUCH PERSON TO THE CREDIT PARTIES) WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN SUCH MATERIAL NON-PUBLIC INFORMATION AND SHARE SUCH INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
15.16    PUBLICITY. EACH CREDIT PARTY AND EACH LENDER HEREBY AUTHORIZES AGENT, AT ITS OWN EXPENSE, AND WITH THE PRIOR WRITTEN CONSENT OF DDH (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD), TO MAKE APPROPRIATE ANNOUNCEMENTS OF THE FINANCIAL ARRANGEMENT ENTERED INTO AMONG THE CREDIT PARTIES, AGENT AND LENDERS AND RELATED SERVICES, AND HEREBY GRANTS PERMISSION FOR AGENT TO USE THE LOGO OF ANY CREDIT PARTY AND LENDER, INCLUDING IN MARKETING MATERIALS AND OTHER ANNOUNCEMENTS WHICH ARE COMMONLY KNOWN AS TOMBSTONES, IN SUCH PUBLICATIONS, media, or forum AND TO SUCH SELECTED PARTIES AS AGENT SHALL IN ITS SOLE AND ABSOLUTE DISCRETION DEEM APPROPRIATE; PROVIDED, THAT NO ANNOUNCEMENTS PURSUANT TO THIS SECTION 15.16 SHALL BE MADE PRIOR TO THE CONSUMMATION OF A QUALIFIED IPO OR WHILE ANY CREDIT PARTY IS CONTEMPLATING A QUALIFIED IPO AND

ALL SUCH ANNOUNCEMENTS PURSUANT TO THIS SECTION 15.16 SHALL BE IN CONFORMANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.
15.17    Certifications From Banks and Participants; USA PATRIOT Act.
(a)    Each Lender or assignee or participant of a Lender that is not incorporated under the Applicable Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)    The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and each Credit Party shall provide to such Lender, such Credit Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
15.18    Borrowing Agency Provisions.
(a)    Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on Behalf of such Borrower, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)    The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to any Borrower as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Borrower arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.18 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)    All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give Borrowing Agent or any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for any Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.
XVI.    GUARANTY AND SURETYSHIP AGREEMENT.
16.1    Guaranty and Suretyship Agreement. Each Guarantor hereby guarantees, and becomes surety for the prompt payment and performance when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of all of the Obligations owing by the Credit Parties to Agent and Lenders (the “Guaranteed Obligations”). The obligations and liabilities of the Guarantors under this Article XVI are joint and several, and each Guarantor hereby acknowledges and accepts such joint and several liability and further acknowledges and agrees that the joint and several liabilities of Guarantors under the provisions of this Article XVI shall be primary and direct liabilities and not secondary liabilities.
16.2    Guaranty of Payment and Not Merely Collection. The provisions of this Article XVI constitute a guaranty of payment and not of collection and neither Agent nor any Lender shall be required, as a condition of any Guarantor’s liability hereunder, to make any demand upon or to pursue any of their rights against any Credit Parties and/or any of the Collateral, or to pursue any rights which may be available to Agent and Lenders with respect to any other person who may be liable for the payment of the Guaranteed Obligations and/or any other collateral or security available to Agent and Lenders therefor.
16.3    Guarantor and Suretyship Waivers.
(a)    The provisions of this Article XVI constitute an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Guaranteed Obligations have been paid in full. The provisions of this Article XVI will remain in full force and effect even if there are no Guaranteed Obligations outstanding at a particular time or from time to time. The provisions of this Article XVI will not be affected (i) by any surrender, exchange, acceptance, compromise or release by Agent and Lenders of any other party, or any other guaranty or any Collateral or other collateral or security held by it for any of the Guaranteed Obligations, (ii) by any failure of Agent and Lenders to take any steps to perfect or maintain their Liens or security interest in or to preserve their rights in or to any Collateral or any other security or other collateral for the Guaranteed Obligations or any guaranty, or (iii) by any irregularity, unenforceability or invalidity of the Guaranteed Obligations or any part thereof or any security therefor or other guaranty thereof, and the provisions of this Article XVI will not be affected by any other facts, events, occurrences or circumstances (except payment in full of the Guaranteed Obligations) that might otherwise give rise to any “guarantor” or “suretyship” defenses to which any Guarantor might otherwise be entitled, all of which such “guarantor” or “suretyship” defenses are hereby waived by each Guarantor. The obligations of each Guarantor hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense of any kind, including any such counterclaim, set-off, deduction or defense based upon any claim such Guarantor may have against any Borrower, Agent or any Lender, or based upon any claim any Borrower or any other guarantor or surety may have against Agent and Lenders, except payment in full of the Guaranteed Obligations.
(b)    Notice of acceptance of the agreement to guaranty provided for under the provisions of this Article XVI, notice of extensions of credit to Borrowers from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon Agent’s or any Lender’s failure to comply with the notice requirements of §§ 9-611, 9-612 and 9-613 of the Uniform Commercial Code are hereby waived to the fullest extent permitted by law. Each Guarantor hereby waives all defenses based on suretyship or impairment of collateral to the fullest extent permitted by law.
(c)    Agent may at any time and from time to time, in accordance with the terms of this Agreement, without impairing or releasing, discharging or modifying any Guarantor’s liabilities hereunder and (for purposes of this Article XVI only) without notice to or the consent of any Guarantor: (i) change the manner, place, time or terms of payment or performance of or interest rates or other fees on, or other terms relating to (including the maturity thereof), any of the Guaranteed Obligations; (ii) renew, extend, substitute, modify, amend or alter or refinance, or grant consents or waivers relating to any of the terms and provisions of this Agreement or any of the Other Documents or of the Guaranteed Obligations, or of any other guaranties, or any security for the Obligations or guaranties, (iii) increase (without limit of any kind) or decrease the Guaranteed Obligations (including all loans and extensions of credit thereunder) or modify the terms on which loans and extensions of credit may be made to Borrower (including without limitation by making available to Borrowers under this Agreement and/or any Other Document and as part of the Guaranteed Obligations any new loans, advances or other extensions of credit of any kind, including any such new loans, advances or extension of credit of a new or different type or nature as compared to the loans, advances and extensions of credit available to Borrowers under this Agreement as of the date hereof); (iv) apply any and all payments by whomever paid or however realized including any proceeds of the Collateral or any other collateral or security, to any Guaranteed Obligations in such order, manner and amount as Agent may determine in its sole discretion, but in accordance with the terms of this Agreement; (v) settle, compromise or deal with any other Person, including any Borrower or any other guarantor, with respect to the Guaranteed Obligations in such manner as Agent deems appropriate in its sole discretion; (vi) substitute, exchange, subordinate, sell, compromise or release any security or guaranty for the Guaranteed Obligations; or (vii) take such actions and exercise such remedies hereunder as provided herein.

16.4    Repayments or Recovery from Agent or Lenders. If any demand or claim is made at any time upon Agent or any Lender for the repayment or recovery of any amount received by it in payment or on account of the Guaranteed Obligations (including any such demand or claim made in respect of or arising out of any laws relating to fraudulent transfers, fraudulent conveyances or preferences) and if Agent or any Lender repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body in respect of such demand or claim, or by reason of any settlement or compromise of any such demand or claim, the joint and several liability of Guarantors with respect to such portion of the Guaranteed Obligations previously satisfied by the payment of the amount so repaid or recovered shall be reinstated and revived and Guarantors will be and remain jointly and severally liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by Agent and/or such Lender, as the case may be. The provisions of this Section 16.4 shall survive any release and/or termination of this Agreement (and/or of any Guarantor’s liability under this Article XVI) and will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to Agent’s or any Lender’s rights hereunder and any such release and/or termination will be deemed to have been conditioned upon such payment having become final and irrevocable.
16.5    Enforceability of Obligations. No modification, limitation or discharge of the Guaranteed Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law with respect to any Borrower or any other guarantor or surety for the Guaranteed Obligations (each, an “Other Obligor”) will affect, modify, limit or discharge, other than any Other Obligor, any Guarantors’ liability in any manner whatsoever and the provisions of this Article XVI will remain and continue in full force and effect and will be enforceable against each Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.
16.6    Guaranty Payable upon Event of Default; Remedies.
(a)    Upon the occurrence of any Event of Default under this Agreement, (i) all Guaranteed Obligations may, at the option of Agent, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable, (ii) Agent in its discretion may exercise with respect to any Collateral of any Guarantor or any other collateral or security for the Guaranteed Obligations any one or more of the rights and remedies provided a secured party under the Uniform Commercial Code or any other applicable law or at equity (all of which such rights and remedies are hereby deemed incorporated herein and confirmed and ratified by Guarantors as if expressly set forth and granted and agreed to by Guarantors herein); and/or (iii) Agent in its discretion may exercise from time to time any other rights and remedies available to it or any other Lender at law, in equity or otherwise, provided, however, that upon the occurrence of an Event of Default described in Section 10.7 or Section 10.8 hereof, all of the Guaranteed Obligations shall immediately and automatically become due and payable, without notice of any kind.

(b)    The Guarantors jointly and severally agree that, as between the Guarantors and the Agent and Lenders, the obligations of the Credit Parties under this Agreement and the Other Documents may be declared to be forthwith due and payable as provided in Section 11.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.1) for purposes of this Article XVI (specifically including Section 16.1 hereof), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Credit Parties and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Credit Parties) shall forthwith become due and payable by the Guarantors for purposes of this Article XVI (specifically including Section 16.1 hereof).
16.7    Waiver of Subrogation. Until the Guaranteed Obligations are paid in full, each Guarantor waives in favor of Agent and Lenders any and all rights which such Guarantor may have to (a) assert any claim against any Borrower or any other Guarantor based on subrogation, restitution, reimbursement or contribution rights with respect to payments made under the provisions of this Article XVI, and (b) any realization on any property of any Borrower or any other Guarantor, including participation in any marshalling of any Borrower’s or any other Guarantor’s assets.
16.8    Continuing Guaranty and Suretyship Agreement. The provisions of this Article XVI shall constitute a continuing guaranty and suretyship obligation of each Guarantor with respect to all Guaranteed Obligations from time to time outstanding, arising or incurred, and shall continue in effect, and Agent and Lenders may continue to act in reliance hereon, until all of the Guaranteed Obligations have been paid in full, and until such time, no Guarantor shall have any right to terminate or revoke the provisions of this Article XVI nor any of the guarantee and surety agreements and other covenants and undertakings provided for herein.
16.9    General Limitation on Guarantee Obligations. If, in the course of any legal action or proceeding under any applicable law, including any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction with respect to any Guarantor(s), the obligations of any Guarantor under the provisions of this Article XVI would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under the provisions of this Article XVI, then, notwithstanding any other provision to the contrary, the amount of such liabilities of such Guarantor under the provisions of this Article XVI shall, without any further action by such Guarantor, Agent or any Lender or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 16.10 hereof) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
16.10    Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each

Guarantor’s right of contribution shall be subject to the terms and conditions of Section 16.7 hereof. The provisions of this Section 16.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent or any Lender, and each Guarantor shall remain liable to Agent and each Lender for the full amount guaranteed by such Guarantor hereunder.
16.11    Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Liens, security interests and rights granted pursuant to this Agreement shall be subject to the terms, provisions and conditions of (and the exercise of any right or remedy by the administrative agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Agent hereunder shall be exercised by the Agent, nor shall any direction be given by the Agent in contravention of, the Intercreditor Agreement. With respect to any requirements herein for any Credit Party to deliver originals of certificated Securities, Instruments or similar documents constituting pledged Collateral, such requirements shall be deemed satisfied to the extent the requirements to deliver the same to the ABL Lender in accordance with the Intercreditor Agreement and the ABL Loan Documents are in effect and are satisfied by such Credit Party. To the extent that any covenants, representations or warranties set forth in this Agreement are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the ABL Lender in accordance with this Section 16.11, such representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement.
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Schedule 1.2(b)
Term Loan Commitment Percentage and Delayed Draw Term Loan Commitment Percentage

Lender	Term Loan Commitment Percentage	Sixth Amendment Term Loan Commitment Percentage	Delayed Draw Term Loan Commitment Percentage
LAFAYETTE SQUARE USA, INC.	100%	100%	100%
TOTAL	100%	100%	100%